UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

SCHEDULE 14A

Proxy Statement Pursuant to Section 14(a) of

the Securities Exchange Act of 1934 (Amendment No.    )

Filed by the Registrant  ☒                            Filed by a Party other than the Registrant  ☐

Check the appropriate box:

☐	Preliminary Proxy Statement

☐	Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))

☒	Definitive Proxy Statement

☐	Definitive Additional Materials

☐	Soliciting Material under §240.14a-12

SALLY BEAUTY HOLDINGS, INC.

(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

Payment of Filing Fee (Check the appropriate box):

☒	No fee required.

☐	Fee computed on table below per Exchange Act Rules 14a-6(i)(1) and 0-11.

	(1)	Title of each class of securities to which transaction applies:
	(2)	Aggregate number of securities to which transaction applies:
	(3)	Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (set forth the amount on which the filing fee is calculated and state how it was determined):
	(4)	Proposed maximum aggregate value of transaction:
	(5)	Total fee paid:

☐	Fee paid previously with preliminary materials.

☐	Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

	(1)	Amount Previously Paid:
	(2)	Form, Schedule or Registration Statement No.:
	(3)	Filing Party:
	(4)	Date Filed:

3001 Colorado Boulevard, Denton, Texas 76210 LETTER FROM OUR PRESIDENT AND CHIEF EXECUTIVE OFFICER
To our stockholders,
I am excited to be writing you as the newly appointed Chief Executive Officer of Sally Beauty Holdings, Inc. Having served on the SBH board since 2018, I am fortunate to be bringing firsthand perspective and a deep working knowledge of the business from day one. As a Board member, I witnessed the retooling of virtually every aspect of the company’s infrastructure, including our technology, marketing, merchandising, supply chain, HR, finance and talent. I intend to use this newly-fortified and robust platform and lead SBH into growth.
As SBH pivots to growth, we do so with a new purpose: To Inspire a More Colorful, Confident and Welcoming World. Our purpose is our North Star, our rallying cry, the reason we come to work every day. It’s why we exist as a company, and what motivates us as a team. To me, our purpose is about bringing out the best in ourselves, in each other, and in our customers. It’s about celebrating our differences and bringing our authentic selves to work every day.
With strong bones and clear purpose, Sally Beauty is set up for long-term success.
You are invited to attend the annual meeting of stockholders of Sally Beauty Holdings, Inc., to be held virtually on Thursday, January 27, 2022, at 9:00 a.m., central time. Details of the business to be conducted at the annual meeting are given in the Official Notice of the Meeting, Proxy Statement, and form of proxy enclosed with this letter.
We encourage you to vote in advance so that we will know that we have a quorum of stockholders for the meeting.
It is important that your shares be represented and voted whether or not you plan to attend the annual meeting virtually. Your prompt vote over the Internet, by telephone via toll-free number or by mailing a written proxy will save us the expense and extra work of additional proxy solicitation. Voting by any of these methods at your earliest convenience will ensure your representation at the annual meeting.
On behalf of the Board of Directors, I would like to express our appreciation for your continued investment in Sally Beauty Holdings, Inc.
Denise Paulonis
Director, President and Chief Executive Officer
December 15, 2021

3001 Colorado Boulevard, Denton, Texas 76210

LETTER FROM OUR BOARD CHAIR

Dear Fellow Stockholders:

On behalf of the Board of Directors of Sally Beauty Holdings, Inc., I want to thank you for your support of SBH during this past year. As we see a broader desire for self-expression, and growing acceptance of people presenting themselves in very personal and emboldened ways, we continue to provide a broad assortment of products that support our highly diverse customer base. We are grateful for your ongoing confidence in our business, as we continue to focus on driving sustainable growth and value creation.

I wanted to share news related to our continued commitment to succession planning and the responsible evolution of leadership. As you may have seen, we have recently appointed Denise Paulonis as President and CEO as part of a planned succession.

Denise has been an invaluable and well-regarded member of the Board for the past four years, and we look forward to working with her in this new role. The entire Board and I are excited about her leadership. We know that the Company is in fantastic hands.

Turning to the Board – I want to highlight our commitment to board diversity. We have been acknowledged for promoting greater board diversity by the NACD among others, and in 2021 increased the percentage of women to 50% (up from 22% just five years ago). The Nominating, Governance and Corporate Responsibility Committee regularly reviews the composition of the Board as part of an ongoing board refreshment strategy.

This year, we have several changes to announce. I am delighted to welcome back to our Board Erin Nealy Cox, a cybersecurity expert and former federal prosecutor. Erin was an independent director on our Board in 2016 and 2017 and resigned when she was nominated and confirmed as the U.S. Attorney for the Northern District of Texas. And I want to thank Susie Mulder and Tim Baer for their dedicated years of service to SBH and this Board; neither will be standing for re-election at the Annual Meeting.

This year also marks 15 years of service for four directors, including myself. The Board remains committed to intentional, responsible succession planning and to maintaining an appropriate balance of outstanding qualifications, experience, professional skills and tenure. The Board has determined that, given the changes in Board membership and executive leadership, continuity is the best course for 2022. I expect that the Board will continue to make appropriate changes to its composition.

We are optimistic about the business and excited to see a pivot to growth.

Sincerely,

Robert R. McMaster

Chair of the Board

December 15, 2021

SALLY BEAUTY HOLDINGS, INC. 3001 Colorado Boulevard, Denton, Texas 76210 NOTICE OF ANNUAL MEETING OF STOCKHOLDERS To our stockholders: The annual meeting of stockholders of Sally Beauty Holdings, Inc. (the “Company”) will be held virtually on Thursday, January 27, 2022, at 9:00 a.m., central time, for the purpose of considering and acting upon the following: (1) The election of the ten directors named in the accompanying Proxy Statement for a one-year term; (2) To approve an advisory (non-binding) resolution regarding the compensation of the Company’s named executive officers, including the Company’s compensation practices and principles and their implementation, as disclosed in the accompanying Proxy Statement; (3) The ratification of the selection of KPMG LLP as our independent registered public accounting firm for our 2022 fiscal year; and (4) To transact such other business as may properly come before the annual meeting or any adjournment thereof. Only stockholders of record at the close of business on November 29, 2021 will be entitled to receive notice of and to vote at the meeting and any adjournment or postponement thereof. Important Notice Regarding the Availability of Proxy Materials for the Annual Meeting of Stockholders to be held on January 27, 2022: The Proxy Statement and the 2021 Annual Report to stockholders are available at: www.edocumentview.com/sbh By Order of the Board of Directors, John Henrich Corporate Secretary December 15, 2021 IMPORTANT: We urge you to vote your shares at your earliest convenience to ensure the presence of a quorum at the meeting. Promptly voting your shares via the Internet, by telephone via toll-free number or by signing, dating, and returning the enclosed proxy card will save us the expense and extra work of additional solicitation. If your shares are held in street name by a bank, broker or other similar holder of record, your bank, broker or other similar holder of record is not permitted to vote on your behalf on Proposal 1 (election of directors) or Proposal 2 (approval of an advisory resolution regarding the compensation of the Company’s named executive officers, including the Company’s compensation practices and principles and their implementation) unless you provide specific instructions by completing and returning a voting instruction form or following the voting instructions provided to you by your bank, broker or other similar holder of record. Enclosed is an addressed, postage-paid envelope for those voting by mail in the United States. Because your proxy is revocable at your option, submitting your proxy now will not prevent you from voting your shares at the meeting if you desire to do so. Please refer to the voting instructions included on your proxy card or the voting instructions forwarded by your bank, broker, or other similar holder of record if you hold your shares in street name.

TABLE OF CONTENTS 4 2021 PROXY STATEMENT SUMMARY 8 Our Purpose and Values 10 PROPOSAL 1 – ELECTION OF DIRECTORS 16 BOARD NOMINEE QUALIFICATIONS AND EXPERIENCE 17 CORPORATE GOVERNANCE, THE BOARD AND ITS COMMITTEES 17 Board Purpose and Structure 17 Corporate Governance Philosophy 18 Board Diversity 19 Environmental, Social And Corporate Governance 19 ESG – Purpose and Values 19 ESG – Governance 19 ESG – Ethics Code 20 Human Capital Management 22 Diversity, Inclusion and Belonging 24 Philanthropy and Community Impact 25 Environmental Sustainability 26 Responsible Sourcing 26 Data Protection and Cybersecurity 27 Director Independence 27 Nomination of Directors 28 Stockholder Recommendations or Nominations for Director Candidates 28 Director Qualifications 29 Annual Election of Directors 29 Mandatory Retirement Directors 29 Directors Who Change Their Present Job Responsibilities 29 Board Self Evaluations 29 Board Meetings and Attendance

TABLE OF CONTENTS 30 Board Leadership Structure 30 Communications with the Board 30 Board’s Role in the Risk Management Process 31 Committees of the Board of Directors 33 Compensation Committee Interlocks and Insider Participation 33 Compensation Risk Assessment 34 Related Party Transactions 35 Directors’ Compensation and Benefits 35 Narrative Discussion of Director Compensation Table 37 Director Indemnification Agreements 37 No Material Proceedings 38 BENEFICIAL OWNERSHIP OF THE COMPANY’S STOCK 39 Securities Owned by Directors and Executive Officers 41 Persons Owning More than Five-percent 42 PROPOSAL 2 – ADVISORY VOTE ON EXECUTIVE COMPENSATION 43 EXECUTIVE OFFICERS 47 EXECUTIVE COMPENSATION 47 Compensation Discussion and Analysis 71 Compensation Committee Report 72 Compensation Tables 83 CEO PAY RATIO 85 PROPOSAL 3 – RATIFICATION OF SELECTION OF AUDITORS 86 Report of the Audit Committee 87 DEADLINES AND PROCEDURES FOR NOMINATIONS AND STOCKHOLDER PROPOSALS 88 QUESTIONS AND ANSWERS ABOUT THE ANNUAL MEETING 92 OTHER MATTERS A-1 APPENDIX 1 NON-GAAP FINANCIAL NUMBERS RECONCILIATION

2021 PROXY STATEMENT SUMMARY Proxies are being solicited by the Board of Directors of Sally Beauty Holdings, Inc. (NYSE: SBH) (“we,” “us,” or the “Company”) to be voted at our 2022 Annual Meeting. This summary highlights information contained elsewhere in this Proxy Statement. This summary does not contain all of the information that you should consider, and you should read the entire Proxy Statement carefully before voting. ANNUAL MEETING OF STOCKHOLDERS TIME AND DATE  9:00 a.m. Central Time, January 27, 2022 PLACE This year’s meeting will be a virtual annual meeting and will be held solely online via live webcast. You will be able to attend and participate in the annual meeting online, vote your shares electronically and submit your questions prior to and during the meeting by visiting meetnow.global/MYL7YD6 and following the instructions on your Notice, proxy card, or on the instructions that accompanied your proxy materials. Please refer to the Q&A section beginning on page 88 for instructions on how to attend the virtual meeting. RECORD DATE November 29, 2021 VOTING Stockholders as of the Record Date are entitled to notice of, and to vote at, the annual meeting. Each share of common stock is entitled to one vote for each director nominee and one vote for each of the other proposals to be voted on. On or about December 15, 2021, we will mail a Notice of Internet Availability of Proxy Materials to our stockholders of record as of the Record Date. The Notice contains instructions on how to access over the internet the Company’s Notice of Annual Meeting of Stockholders, Proxy Statement, form of proxy and Annual Report on Form 10-K for the fiscal year ended September 30, 2021 (FY21). VOTING MATTERS PROPOSAL BOARD VOTE RECOMMENDATION PAGE REFERENCE (for more detail) Proposal 1: Elect ten directors FOR each Nominee 10 Proposal 2: Approve, on an advisory basis, compensation of our named executive officers FOR 42 Proposal 3: Ratify KPMG LLP as our independent registered public accounting firm for fiscal 2022 FOR 85

2021 PROXY STATEMENT SUMMARY DIRECTOR NOMINEES Ten directors are standing for election at the 2022 Annual Meeting for one-year terms. The following table provides summary information about each of the director nominees as well as their committee memberships. The table also discloses the Board’s determination as to the independence of each nominee under the listing standards of the New York Stock Exchange (“NYSE”) and relevant rules of the Securities and Exchange Commission (“SEC”). Additional information about each nominee’s background and experience can be found beginning on page 10. To be elected, each nominee must receive more votes cast “for” such nominee’s election than votes cast “against” such nominee’s election. Name Age Director since Occupation Experience/ Qualification Independent AC CC EC NG/ CR Denise Paulonis 49 May 2018 President & Chief Executive Officer, Sally Beauty Holdings, Inc. Management, Finance • Marshall E. Eisenberg 76 November 2006 Founding Partner, Neal Gerber & Eisenberg LLP Governance, Risk Management, Legal ✓ IC Diana S. Ferguson 58 January 2019 Principal, Scarlett Investments LLC Management, Finance ✓ • C Dorlisa K. Flur 56 January 2020 Senior Advisor and Former Chief Strategy and Transformation Officer, Southeastern Grocers, Inc. Management, Mass Market Retail Transformation ✓ • • James M. Head 56 January 2021 EVP and CFO, MultiPlan Corporation Financial, Strategic & Transactional ✓ • • Linda Heasley 66 May 2017 President and CEO, Janie and Jack Management, Retail ✓ • • Robert R. McMaster 73 November 2006 Retired Executive and Independent Auditor Management, Finance, Audit ✓ IC • John A. Miller 68 November 2006 Co-Chairman of Envoy Solutions Management, Finance ✓ • C Erin Nealy Cox 51 July 2021; also August 2016 to November 2017 Partner, Kirkland & Ellis Management, Cyber Security, Legal ✓ • Edward W. Rabin 75 November 2006 Retired Executive Management ✓ • Committees: AC = Audit    CC = Compensation & Talent    EC = Executive    NG/CR = Nominating, Governance and Corporate Responsibility    C = Chair    IC = Interim Chair If elected, the director nominees will serve until the 2023 annual meeting. The Board recommends a vote FOR each director nominee.

2021 PROXY STATEMENT SUMMARY BOARD NOMINEES SNAPSHOT Gender Diversity 5 of 10 Director Nominees are Women Board Independence 9 of 10 Director Nominees are Independent Age Mix 62 years Median Age SBH Board Tenure 7.6 years Average Tenure

2021 PROXY STATEMENT SUMMARY FY21 PERFORMANCE SAME STORE SALES GROWTH ADJUSTED OPERATING INCOME (1)(2) ($ in Millions) DILUTED EARNINGS PER SHARE 3-YEAR AVERAGE ROIC (3) (1) Please see Appendix 1 for a reconciliation of non-GAAP numbers. (2) Please see page 63 for Adjusted Operating Income definition. (3) 3-Year Average ROIC is defined as net income plus after-tax interest expense divided by monthly invested capital over the three-year performance period. Net Sales were $3.87 billion, an increase of 10% over the prior year. Global E-Commerce Sales were $281 million and represented 7.2% of total net sales. Gross Profit was $1.95 billion, up 14% over the prior year. Cash Flow from Operations of $381.9 million — Used in combination with existing cash to fund investment in the business and repay approximately $420 million of debt.

2021 PROXY STATEMENT SUMMARY OUR PURPOSE AND VALUES Our Company set out to create a purpose and values that would guide us on our transformation journey, engage and inspire our associates and customers, and stand the test of time as our strategies evolve. Our purpose is the impact we intend to have in the world. It guides our decision-making and serves as our Company’s North Star. A shared purpose unites our brands and regions, and represents every associate around the world. Our Company purpose: To inspire a more colorful, confident, and welcoming world Along with creating a new Company purpose, we revisited our values to better reflect the culture of our Company – and the way we want our culture to evolve. Our values are how we live up to our purpose. They guide every interaction we have with each other and with our customers, every day. Our Company values: Be yourself. Come as you are – everyone is welcome here. Be an inspiration. Share your passion and knowledge with your team, your customers, the world. Be bold. Dive in. Move fast. Say yes. Be an owner. Drive growth. Create your future. Be part of something bigger. Take care of each other, our community, and our planet. FY21 STRATEGIC OBJECTIVES AND ACCOMPLISHMENTS Improve our Digital Commerce Capabilities Improve our Retail Fundamentals Play to Win with our Customers Continue to enhance our digital capabilities and evolution to an omni-channel retailer: ✓ Launched new BSG website ✓ Launched Buy Online / Pickup In-Store (“BOPIS”) and Rapid Delivery for both Sally and BSG Execute and implement JDA: ✓ Full utilization of JDA Demand and Fulfillment across all Sally and BSG stores and vendors Operationalize North Texas Distribution Center as planned: ✓ Our first warehouse that services both Sally and BSG business segments including all stores, full service and e-commerce Personalize the customer experience by leveraging Loyalty and Private Label Rewards Credit Card: ✓ Launched critical personalization initiatives including Artificial Intelligence (“AI”) Automation and Churn/Reactivation/Customer Purchase Journeys

2021 PROXY STATEMENT SUMMARY FY21 CORPORATE GOVERNANCE HIGHLIGHTS Strengthened board governance of cybersecurity matters and enhanced overall board-level subject-matter expertise and competency with the addition to the Board of Erin Nealy Cox, a cybersecurity expert. Integrated Company’s purpose and values across our ESG plans. Board elevated Diana Ferguson from Vice Chair to Chair of Compensation Committee. FY21 ESG HIGHLIGHTS The Board continued its focus on advancing company-wide ESG and sustainability efforts, which are focused on five main areas where we can have a meaningful impact: 1) Employees – focused on key areas relevant to our team, especially: Safety, health and wellbeing in light of the continued impact of COVID-19 Input and feedback from team through surveys and other mechanisms Engagement, retention, succession and talent development Enhanced HR data and reporting through new Human Capital Management System 2) Diversity and Inclusion – we continue efforts to show that diversity and inclusion are at the heart of our company: Hired Director of Diversity, Inclusion and Belonging Continued multi-phase, year-round Diversity Inclusion and Belonging leadership training Scored 95 on the Human Rights Campaign’s Corporate Equality Index Announced goal of establishing Employee Resource Groups (ERGs) Continued to build on the strength of our partnerships with over 50 minority-owned brands; hired a position on our Merchandising Team focused exclusively on these efforts 3) Philanthropy and Community Impact: Raised $30,000 for United Way of Denton County Donated $21 million of personal protective equipment Laid groundwork for the Sally Beauty Holdings Foundation 4) Environmental Sustainability, Responsible Sourcing: Made progress towards reducing our environmental impact by reducing energy usage and increasing energy efficiency. 5) Data Privacy and CyberSecurity Oversight: Each quarter during FY21, our Chief Information Security Officer delivered detailed reports to the Audit Committee on: risk identification and management strategies, cybersecurity strategy and governance structure, consumer data protection, risk mitigation activities, learnings from data security incidents of peers, results of third-party assessments and testing, and updates on employee training. FY21 STOCKHOLDER OUTREACH – During FY21, we engaged with investors and sell-side analysts by hosting numerous meetings, investor calls and virtual events. We believe that listening to investors is essential to good governance and to the long-term sustainability of our company. FY21 EXECUTIVE COMPENSATION HIGHLIGHTS – Highlights of our Named Executive Officer compensation program – including NEO Changes and Compensation Program Changes for FY21 and FY22 – are described in the CD&A section beginning on page 47.

PROPOSAL 1

ELECTION OF DIRECTORS

Our current Board of Directors consists of twelve individuals, eleven of whom qualify as independent of us under the rules of the NYSE. Ten of our twelve directors are standing for re-election. Our Certificate of Incorporation and our By-Laws provide for the annual election of each of our directors for one-year terms.

Following the recommendations of our Nominating, Governance and Corporate Responsibility Committee, our Board of Directors has nominated the following ten individuals for election to our Board of Directors: Ms. Paulonis, Mr. Eisenberg, Ms. Ferguson, Ms. Flur, Mr. Head, Ms. Heasley, Mr. McMaster, Mr. Miller, Ms. Nealy Cox and Mr. Rabin. Accordingly, this Proposal 1 seeks the election of these ten individuals to be directors, each with a one-year term that will expire at the annual meeting of stockholders in 2023.

Unless otherwise indicated, all proxies that authorize the proxy holders to vote for the election of directors will be voted “FOR” the election of the nominees listed below. If a nominee becomes unavailable for election as a result of unforeseen circumstances, it is the intention of the proxy holders to vote for the election of such substitute nominee, if any, as the Board of Directors may propose. As of the date of this Proxy Statement, each of the nominees has consented to serve and the Board is not aware of any circumstances that would cause a nominee to be unable to serve as a director.

Each director nominee is a current director with a term expiring at this annual meeting. Each director nominee has furnished to us the following information with respect to their principal occupation or employment and principal directorships:

Denise Paulonis

Director, President and Chief Executive Officer, age 49

Ms. Paulonis has served on our Board of Directors since May 2018 and is the Company’s President and Chief Executive Officer, a role she has held since October 2021. Prior to being appointed to her current role, Ms. Paulonis served as Executive Vice President and Chief Financial Officer of Sprouts Farmers Market, Inc. Prior to joining Sprouts in February 2020, Ms. Paulonis was the Executive Vice President and Chief Financial Officer of The Michaels Companies, a position she held from August 2016 to January 2020. Ms. Paulonis joined Michaels in September 2014 and served as its Senior Vice President, Finance and Treasurer from November 2015 to August 2016 and as its Vice President, Corporate Finance, Investor Relations and Treasury from September 2014 to November 2015.

Prior to joining Michaels, Ms. Paulonis held various senior level positions with PepsiCo from August 2009 to September 2014, including Vice President, Financial Planning and Analysis, Frito Lay from August 2013 to September 2014, Vice President, Finance and Strategy, PepsiCo U.S. Sales from January 2011 to July 2013, and Vice President, Global Corporate Strategy from August 2009 to December 2010. We believe that Ms. Paulonis’ executive, management and finance experience well qualifies her to serve on our Board.

  2021 Proxy Statement

PROPOSAL 1

ELECTION OF DIRECTORS

Marshall E. Eisenberg

Director, age 76

Mr. Eisenberg has served on our Board of Directors since November 2006. Mr. Eisenberg is a founding partner of the Chicago law firm of Neal, Gerber & Eisenberg LLP and has been a member of the firm’s Executive Committee for the past 30 years. Mr. Eisenberg is a director of Jel-Sert Company and was formerly a director of Ygomi, Inc. and Engineered Controls International, Inc. We believe that Mr. Eisenberg’s extensive legal experience, including his extensive corporate governance experience, well qualifies him to serve on our Board.

Diana S. Ferguson

Director, age 58

Ms. Ferguson was elected to our Board of Directors in January 2019. Ms. Ferguson has served as a principal of Scarlett Investments, LLC, a private investment firm, since 2013. She formerly served as Chief Financial Officer to Cleveland Avenue, LLC, a venture capital investment firm, from September 2015 to December 2020. She also served as Chief Financial Officer of the Chicago Board of Education from February 2010 to May 2011 and as Senior Vice President and Chief Financial Officer of The Folgers Coffee Company from April 2008 to November 2008 when Folgers was sold. Prior to joining Folgers, she was Executive Vice President and Chief Financial Officer of Merisant Worldwide, Inc. Ms. Ferguson also served as the Chief Financial Officer of Sara Lee Foodservice, a division of Sara Lee Corporation, and in a number of leadership positions at Sara Lee Corporation, including Senior Vice President of Strategy and Corporate Development, as well as Treasurer.

She currently serves as a director of Invacare Corporation, where she serves on the Audit and Nominating Committees and as a director of Mattel, Inc., where she serves on the Audit Committee. She is also a director of Gartner, Inc. The Board has determined that her service on the Audit Committees of these boards will not impair her ability to effectively serve on our Audit Committee. We believe that Ms. Ferguson’s executive, management and finance experience well qualifies her to serve on our Board.

www.sallybeautyholdings.com  11

PROPOSAL 1

ELECTION OF DIRECTORS

Dorlisa K. Flur

Director, age 56

Ms. Flur has served on our Board of Directors since 2020. Ms. Flur is a corporate director and strategic advisor to companies in the retail industry. She currently serves as a director of Hibbett Sports, Inc., where she is a member of its Audit Committee and chairs its Nominating and Corporate Governance Committee. She also serves as a director of United States Cold Storage, a wholly-owned subsidiary of John Swire & Sons, Ltd., and chairs its Strategy Committee. Dorlisa has served as senior advisor to Southeastern Grocers, Inc. since August 2018 and was previously its Chief Strategy and Transformation Officer from August 2016 to July 2018. Ms. Flur previously served as Executive Vice President, Omnichannel for Belk, Inc. from 2013 to 2016, where she integrated stores and eCommerce and also led supply chain. Prior to that she was Vice Chair, Strategy and Chief Administrative Officer at Family Dollar Stores, Inc. where she held a series of top operating roles including real estate, marketing and merchandising as the company scaled from 5000 to 7500 stores.

Ms. Flur is a former partner of McKinsey & Company, Inc. and co-led its Charlotte, North Carolina office. She is a Governance Fellow of the National Association of Corporate Directors and is NACD Directorship Certified.™ We believe that Ms. Flur’s governance, executive and management experience, including extensive work driving transformations within mass market retail, well qualifies her to serve on our Board.

James M. Head

Director, age 56

Mr. Head was elected to our Board of Directors in January 2021. Mr. Head has served as the Executive Vice President and Chief Financial Officer of MultiPlan Corporation since November, 2021. Prior to being appointed to his current role he served as a Partner at BDT & Company, LLC from 2016 until June 2021 and, prior to that, worked at Morgan Stanley for 22 years where he held various executive leadership roles, including Co-Head of the Mergers, Acquisitions and Restructuring Group, Americas from 2013 to 2016; Co-Head of the Financial Institutions M&A Group, Americas from 2008 to 2013; and Managing Director from 2003 to 2016. We believe that Mr. Head’s financial, strategic, and transactional experience – including over 30 years as an investment banker involved in complex financial and strategic transactions – well qualifies him to serve on our Board.

  2021 Proxy Statement

PROPOSAL 1

ELECTION OF DIRECTORS

Linda Heasley

Director, age 66

Ms. Heasley has served on our Board of Directors since May 2017. Prior to her current role as President and Chief Executive Officer of Janie and Jack, a children’s brand, she was President and Chief Executive Officer of Downshift LLC providing advisory services to start ups from January 2020 to November 2021, and President and Chief Executive Officer of J.Jill Inc. from April 2018 to December 2019. Ms. Heasley served as the Chief Executive Officer and a Director of The Honey Baked Ham Company, LLC from February 2017 to March 2018. Ms. Heasley served as the President and Chief Executive Officer of Lane Bryant Inc. from February 2013 until February 2017 and the Chair, President and Chief Executive Officer at Limited Stores LLC from August 2007 until February 2013.

Prior to this, Ms. Heasley held senior leadership roles at CVS Health Corporation, Timberland, Bath and Body Works and LBrands, Inc. Ms. Heasley previously served as a director of J.Jill Inc. We believe that Ms. Heasley’s executive and management experience well qualifies her to serve on our Board.

Robert R. McMaster

Director, age 73

Mr. McMaster has served on our Board of Directors since November 2006 and as the Chair of our Board since February 2016. Mr. McMaster served as our Lead Independent Director from November 2012 until he was named Chair of the Board. Since November 2021 Mr. McMaster has served as Chair of the Audit Committee and a director of Seaport Calibre Materials Acquisition Corporation. Mr. McMaster previously served as a director of Carpenter Technology Corporation, American Eagle Outfitters, Inc. and Dominion Homes, Inc., and as an executive officer of ASP Westward, LLC, ASP, Westward, L.P., Westward Communications Holdings, LLC and Westward Communications, L.P.

Mr. McMaster is a former partner of KPMG LLP and a former member of its management committee. He also served as the Senior Financial Advisor to the CEO of Worthington Industries, Inc. from October 2008 to May 2013. We believe that Mr. McMaster’s long and varied business career, including his extensive accounting experience, well qualifies him to serve on our Board.

www.sallybeautyholdings.com  13

PROPOSAL 1

ELECTION OF DIRECTORS

John A. Miller

Director, age 68

Mr. Miller has served on our Board of Directors since November 2006. In 2020 Mr. Miller was named Co-Chairman of Envoy Solutions, the successor company of North American Corporation of Illinois where he served as President and Chief Executive Officer since 1987. Mr. Miller is also a director of Wirtz Corporation, where he is a member of its Compensation Committee and Breakthru Beverage, where he is a member of its Audit and Compensation Committees. We believe that Mr. Miller’s long business career, including service as CEO of a large distribution company and his previous service on the board of our previous owner, well qualifies him to serve on our Board.

Erin Nealy Cox

Director, age 51

Ms. Nealy Cox has served on our Board of Directors since July 2021 and is a partner in the Government, Regulatory and Internal Investigations Group at Kirkland & Ellis. Ms. Nealy Cox is a trial attorney, cybersecurity expert and former federal prosecutor who served as an independent director on our Board from August 2016 to November 2017. She resigned from the Board when she was nominated and confirmed as the U.S. Attorney for the Northern District of Texas. Ms. Nealy Cox served in this role until January 2021.

Prior to her appointment as the U.S. Attorney, she served briefly in 2017 as a senior advisor at McKinsey & Co. in the consulting firm’s cybersecurity and risk practice. From 2008 to 2016 Ms. Nealy Cox was executive managing director at Stroz Friedberg, a cybersecurity and investigations consulting firm. She began her career serving as an Assistant U.S. Attorney for ten years in the Northern District of Texas. We believe that Ms. Nealy Cox’s executive management, cybersecurity and legal experience well qualifies her to serve on our Board.

  2021 Proxy Statement

PROPOSAL 1

ELECTION OF DIRECTORS

Edward W. Rabin

Director, age 75

Mr. Rabin has served on our Board of Directors since November 2006. Mr. Rabin was President of Hyatt Hotels Corporation until his retirement in 2006, having served in various senior management roles since joining the Corporation in 1969. Mr. Rabin was a director of PrivateBancorp, Inc., a NASDAQ listed bank holding company, from December 2003 until the bank was acquired in June 2017.

Mr. Rabin served as lead director of WMS Industries Inc., a formerly NYSE listed company in the gaming industry, from July 2008 until that company was sold in October 2013 and as a member of its audit and compensation committees from December 2005 to October 2013. He also served as a director of SMG Corporation from 1992 through June 2007. We believe that Mr. Rabin’s executive and management experience, including his experience as president of a large hotel company, well qualifies him to serve on our Board.

THE BOARD OF DIRECTORS RECOMMENDS A VOTE “FOR” EACH OF THE NOMINEES LISTED ABOVE.

www.sallybeautyholdings.com  15

BOARD NOMINEE QUALIFICATIONS

SKILLS MATRIX TABLE

The following table summarizes the key knowledge, skills and experience that qualifies each nominee for our Board of Directors.

	CEO/Senior Executive Experience Experience as CEO, COO, CFO, President or senior executive of company or partnership, or significant subsidiary, operating division or business unit.	Public Board Governance Experience as director on board of publicly- traded company.	Independence Satisfy the NYSE’s independence requirements.	Financial Expertise Possess the knowledge and experience to be qualified as an “audit committee financial expert.”	International Operations Executive- level experience working in organization with global operations.	Marketing; Merchandising; Sales Experience in a senior management position responsible for managing a marketing, merchandising and/or sales function.	Retail Operations Experience in a senior management position responsible for managing retail operations.	Diversity Add perspective through diversity in gender, ethnic background or race.	Legal or Consulting Background

Paulonis	✓	✓		✓	✓	✓	✓	✓	✓

Eisenberg	✓	✓	✓	✓					✓

Ferguson	✓	✓	✓	✓	✓		✓	✓	✓

Flur	✓	✓	✓	✓	✓		✓	✓	✓

Head	✓		✓	✓	✓				✓

Heasley	✓	✓	✓		✓	✓	✓	✓

McMaster	✓	✓	✓	✓	✓

Miller	✓	✓	✓	✓

Nealy Cox	✓	✓	✓					✓	✓

Rabin	✓	✓	✓		✓

  2021 Proxy Statement

CORPORATE GOVERNANCE,

THE BOARD AND ITS COMMITTEES

BOARD PURPOSE AND STRUCTURE

The Board oversees, counsels, and directs management in the long-term interests of the Company and our stockholders. The Board’s responsibilities include:

•	providing strategic guidance to our management;
•	overseeing the conduct of our business and the assessment of our business and other enterprise risks to evaluate whether the business is being properly managed;
•	selecting, evaluating the performance of, and determining the compensation of the CEO and other executive officers;
•	planning for succession with respect to the position of CEO and monitoring management’s succession planning for other executive officers; and
•	overseeing the processes for maintaining our integrity with regard to our financial statements and other public disclosures, and compliance with law and ethics.

CORPORATE GOVERNANCE PHILOSOPHY

We are committed to conducting our business in a way that reflects best practices and high standards of legal and ethical conduct. To that end, our Board of Directors has approved and oversees a comprehensive system of corporate governance policies and programs. These documents meet or exceed the requirements established by the NYSE listing standards and by the SEC and are reviewed periodically and updated as necessary under the guidance of our Nominating, Governance and Corporate Responsibility Committee to reflect changes in regulatory requirements and evolving oversight practices.

Because our Board is committed to corporate governance best practices, we are committed to integrating responsible sustainability and corporate responsibility initiatives into our operations and strategic business objectives.

www.sallybeautyholdings.com  17

BOARD DIVERSITY

We value boardroom diversity as integral to effective corporate governance. We believe that board diversity – gender, race, age, insight, background, personality, and professional experience – is a necessity that improves the quality of strategic decision-making and long-term vision, and represents the kind of company we aspire to be.

In the past five years the Board has made meaningful efforts to diversify board membership, increasing the percentage of women on our Board from 22 percent to 50 percent. This enhanced diversity has strengthened board-level expertise in critical areas such as: consumer goods and global retailing; corporate financial management; strategic planning and transaction execution; data protection and cybersecurity; and integrated marketing, digital experience, e-commerce and mobile.

Our Board’s leadership by example on diversity continues to be recognized. In November 2021 the Company became a three-time winner of a “Corporate Champions” award, bestowed by the Women’s Forum of New York, which promotes gender parity and diversity on corporate boards. The Women’s Forum named SBH as a “50% Plus Corporate Champion”, the highest tier awarded for S&P 500 and Fortune 1000 companies with board seats held by women. In FY20 Women Inc. magazine named several of our female directors to their celebrated list of “Most Influential Corporate Board Directors.” And the National Association of Corporate Directors (NACD) named the Company’s Board as a nominee for a 2019 NACD NXT™ Recognition Award.

These awards showcase breakthrough board practices that promote greater diversity and inclusion.

Under our Corporate Governance Guidelines, the Nominating, Governance and Corporate Responsibility Committee recommends to the Board criteria for selection of directors and reviews periodically with the Board the criteria adopted by the Board. Although the Guidelines do not contain a specific policy on diversity, the Board demonstrates – by its own diverse composition – its commitment to diversity and inclusion.

Our Board recognizes that they play a crucial role in setting the tone for the Company’s workplace culture. The Board has encouraged leaders to hire exceptional employees with the diversity that can anticipate the needs and concerns of our customers. By hiring people with diverse voices, listening to them, and responding accordingly, we believe that we are taking the necessary steps to maintain our long-term sustainability.

  2021 Proxy Statement

ENVIRONMENTAL, SOCIAL AND CORPORATE GOVERNANCE

ESG – PURPOSE AND VALUES    Every aspect of our ESG program is integrally tied to and reflects our company purpose and values. Our purpose and values reflect and emphasize our commitment to being a good corporate citizen and inspiring a more sustainable world. We are committed to reflecting our purpose and core values in everything we do, especially in our Diversity, Inclusion and Belonging (DIB), ESG and sustainability initiatives.

Our DIB initiatives are our commitments to strive to create a world that is more colorful (diverse), and welcoming (inclusive), where people can be themselves and where diversity is beautiful. Our ESG initiatives are our commitments to being part of something bigger, and caring for our people, customers, communities, and planet.

ESG – GOVERNANCE    Our Board of Directors believes that ESG and sustainability issues are essential to our Company’s long-term performance and value creation. The Board is committed to corporate governance best practices and to integrating responsible ESG initiatives into our operations and strategic business objectives.

The Board and the Nominating, Governance and Corporate Responsibility Committee have oversight of the Company’s ESG plan. On a quarterly basis, this committee receives updates on management’s execution against ESG initiatives. On an annual basis, this committee advises on the long-term design of the Company’s ESG program. In 2020, the Compensation and Talent Committee was delegated oversight authority over the Company’s diversity and inclusion programs and goals. The charters for both Committees are available at http://investor.sallybeautyholdings.com. We have not incorporated by reference into this Proxy Statement the information included on or linked from our website, and you should not consider it to be part of this Proxy Statement.

Management of ESG-related projects is jointly led by our General Counsel, our SVP, CIO & Chief Transformation Officer and our Chief Human Resources Officer. Together they coordinate a cross-functional team of subject matter experts to drive progress towards ESG goals. Management reports quarterly to and engages with the Board and its Committees regarding progress against our ESG goals.

ESG – ETHICS CODE    Our Company’s core values regarding ESG and corporate responsibility are reflected in our Code of Business Conduct and Ethics (“Ethics Code”), which is the standard of conduct that applies to all of our employees, officers and directors. The Ethics Code reflects the Board’s beliefs about how we should conduct ourselves individually and as a company, and includes the following core principles relating to corporate responsibility and ESG matters: we intend to operate our business as a good corporate citizen, conduct operations with regard to the welfare of our employees and for the protection of the environment; and provide equal opportunity to all employees.

Our Ethics Code is available on our website at http://investor.sallybeautyholdings.com and is available in print to any person, without charge, upon written request to our Vice President of Investor Relations. We intend to disclose on our website any substantive amendment to, or waiver from, a provision of the Ethics Code that applies to our principal executive officer, our principal financial officer, our principal accounting officer or persons performing similar functions.

Our ESG and sustainability strategy is informed by the SASB standards for specialty retailers and focuses primarily on the following five areas where we believe we can continue to have a material, meaningful impact: Human Capital Management; Diversity, Inclusion and Belonging; Philanthropy and Community Impact; Environmental Sustainability and Responsible Sourcing; and Data Protection and CyberSecurity.

www.sallybeautyholdings.com  19

HUMAN CAPITAL MANAGEMENT

OUR PEOPLE AND PURPOSE    Our Company’s purpose is “To inspire a more colorful, confident, and welcoming world.” Our purpose represents the impact that we intend to have in the world. We believe that the most immediate impact our Company can have is how we support, engage with and value our employees. At SBH, we deeply appreciate and care for our associates and believe they are a material and essential part of our global operations and strategy.

OUR CULTURE AND VALUES    Our Company values are the beating heart of our Company, and they embody how we intend to live up to and achieve our purpose. Our five core values form the bedrock of our culture, and are reflected in our greatest asset – our people. Very simply, our values underscore SBH’s commitment to building a diverse, inclusive company by helping each associate experience a genuine sense of belonging. They embody a culture where each associate can bring their full selves to work, and where everyone contributes to the conversation. Where each associate inspires their team and their customers with their passion and knowledge. Where associates are empowered to make decisions, to deliver for our customers, and to take ownership of their growth and development through education, training, and leadership opportunities. Where we take care of each other, our communities, and the planet.

TALENT OVERSIGHT/GOVERNANCE    Our Board has made oversight of talent and culture a priority through its Compensation and Talent Committee, which oversees the Company’s human resource strategies and initiatives on compensation and benefits, diversity and inclusion, and associate engagement and wellbeing. The Compensation and Talent Committee regularly receives updates from SBH senior management regarding diversity and inclusion, talent development, retention and turnover, employee engagement and succession planning.

Our key human capital management objectives are to retain, develop and recruit a diverse group of highly qualified and dynamic associates and leaders throughout the Company. At SBH, we intend that our talent oversight policies and programs will create an inclusive environment and empower everyone at SBH to contribute to and share responsibility for our Company’s success.

TALENT AND CAREER DEVELOPMENT    SBH is committed to encouraging growth, wellbeing and career development of our associates through continuous learning opportunities online, independent development plans, and education financial assistance.

•

We offer employees a streamlined learning and development platform (“Thrive”), which is designed to onboard, upskill and communicate with our employees by connecting them with relevant content. Thrive helps our employees facilitate their role, career and personal growth.

•	We also have a variety of Leadership Development programs and trainings available to leaders (and potential leaders) at various levels throughout the Company.
•

Associates have an opportunity to design for themselves an Independent Development Plan, which is a tool designed to help associates grow as an individual and as a professional, and to strengthen leadership competencies.

•

Through our Education Assistance Policy we offer financial assistance either for professional certification programs or courses in pursuit of an associates, bachelor’s or graduate degree through an accredited institution.

COMMUNICATION AND ENGAGEMENT    SBH’s senior leadership team strives to maintain an open-door policy with associates. We encourage dialogue and transparency and this has been especially true throughout the business disruptions in FY20 and FY21 caused by the pandemic. A few recent examples include:

•	Town Hall Meetings. These are held 6-8 times per year. Each Town Hall consists of business updates from our CEO and other senior leaders, followed by open-ended Q&A in an “Ask Me Anything” format.
•

Associate Engagement Survey. We conduct an annual engagement survey open to all our associates in the U.S. and Canada. From this, we identify key themes, needs and actions to be taken across our different departments

  2021 Proxy Statement

and groups. The survey is conducted anonymously by an independent third party and is structured to allow associates to voice any concerns, questions and expectations. Results of the survey (which are entirely anonymized) are pushed upwards through managers, allowing transparency to the views of both direct and indirect reports, as well as to other departments. Each department holds meetings to address and respond to questions or concerns and to set action plans/priorities for making improvements.
•

Engagement on Diversity Issues. We actively seek to engage with our associates on issues of diversity and inclusion. We want our associates to tell us how we are doing and where and how we can improve. We are committed to listening to our associates about their experiences and concerns in this important area, and to responding with empathy and action in a responsible, proactive way. Partnering with the NOVA Collective, in FY21, we conducted substantive, thoughtful training of SBH leaders, focusing on building empathy and understanding of issues such as prejudice, discrimination, privilege, social identity and unconscious bias. We began a series of open dialogues between leaders and their teams about issues of Diversity, Inclusion and Belonging (DIB). We also began a DIB Ambassador Program with people from across SBH dedicated to learning more, and helping to facilitate and elevate our discussions across the Company. Our company-wide Engagement Survey also provides all associates a voice on issues of diversity, inclusion and belonging, with questions specifically focused on those issues, and we conduct a separate DIB-focused survey to dive deeper into these matters and allow associates to be heard on them.

HEALTH, SAFETY, WELLBEING    SBH places a high value on the health, safety and wellbeing of our associates and this is reflected in our values and culture. As a company we evidence this commitment in many ways, including: our continuing, agile and empathetic treatment of associates as the pandemic evolved during FY21; our compensation and benefits package; and our provision of safe, healthy working conditions.

•

Update on Our Response to COVID-19. SBH has continued to prioritize the health, safety and wellbeing of our approximately 29,000 global associates who are the backbone of our global business. Over the course of FY21, we have continued to adapt and respond to the various impacts of COVID-19 across our business. Our associates continued to show themselves to be resilient and creative, all with a great amount of grace and grit. Our main focus has been on health and safety. Such efforts included various safety protocols such as detailed cleaning protocols, personal protective equipment requirements, and visual cues regarding social distancing, mask-wearing, etc. At times of peak case counts or the emergence of the new variants, we have instituted rolling, rapid testing for COVID-19 at a number of our distribution centers. We have continued to maintain and update these protocols, monitor for compliance and make improvements and adjustments where needed throughout FY21. We have also managed through closures and capacity restrictions where required by local law, and sought to provide as much notice and support to our teams as reasonably possible.

•

Compensation. Wage, Holiday, maternity/paternity leave: Our full-time employees receive 6 holidays and 3 floating holidays annually. SBH provides parental leave for up to 6 weeks for all associates that do not otherwise qualify for leave under the U.S. Family and Medical Leave Act. In addition, we provide certain medical leave (up to 6 weeks) and personal leave (up to 30 days) for employees who have been with SBH for at least 6 months with an average of 30 work hours per week. Bonuses and incentives: Our Annual Incentive Plan (AIP) provides annual incentive awards to participating associates based on company-wide sales and performance metrics established periodically by the Board. The AIP is designed to attract and retain key employees and motivate participants to achieve profitability and growth for the company. We also provide a quarterly bonus program for field management teams – District Managers, Area Managers, Store Managers and Distribution Center Warehouse Managers and Supervisors.

•

Benefits. Healthcare and pension: SBH offers medical coverage, pharmacy coverage, telehealth coverage for minor medical needs, and preventive in-network care is covered 100% on all plans. Three medical plans are offered and the Company makes monthly contributions to each plan. We offer access to health and well-being resources through an employee assistance program. For 2022, many of these benefits will also be available to our part-time associates. SBH also offers a 401(k) Retirement Savings Plan that gives employees an opportunity to save for retirement on a tax-advantaged basis, with company-funded match. Flexible working hours: we

www.sallybeautyholdings.com  21

instituted a Flex Work Week Program at our Support Center and are implementing more flexible scheduling in our distribution centers. Our stores also do their best to accommodate scheduling needs as much as possible.

•

Safe Working Conditions; Supplier Vendor Code of Conduct. We believe that every associate has the right to safe and humane working conditions and we require all our suppliers to understand and comply with our Supplier Code of Conduct. SBH values our partnerships with suppliers and vendors and understands the impact they can have on our associates. Thus, SBH has included rules governing their conduct, both with respect to expectations while interacting with our associates, and, with our foreign suppliers, assurances that they too are providing a safe and healthy working environment for their associates. Whistleblower Policy: We have an Employee Concern Line – operated by an independent company – which allows for complaints to be made securely and anonymously. To further strengthen the integrity and protections of this reporting mechanism, complaints about any Vice President or above are reported to an independent ombudsperson and the Chair of our Audit Committee. The Employee Concern Line is only one part of our broad-scope effort to provide employees with resources to safely deal with and report any harassment, discrimination, bullying, retaliation, etc. We have formalized these procedures in our Freedom from Discrimination and Harassment Policy and our SBH Cares Policy, each of which reflects our core values and is made available to all employees. Our Supplier Code of Conduct reflects our whistleblower policy; we require vendors and suppliers to provide their employees with whistleblower protection without fear of retaliation for calling attention to legal or ethical issues. Our commitment to the safety of our associates is also evidenced by our background check policy for new hires, training and policy implementations related to handling both associate and customer incidents, partnerships to maintain the stores and make necessary repairs, as well as ongoing support in the field and at the support center.

DIVERSITY, INCLUSION AND BELONGING

OUR VALUES    At Sally Beauty we celebrate differences, inclusivity and self-expression. This fundamental aspect of SBH is rooted in our belief that beauty is for everyone and everyone should find their own path to beauty.

Our associates and our customers care about celebrating diversity and self-expression. We want our company and our stores to be places where all of our associates and customers feel valued for who they are, and experience a sense of belonging. We want to lead on this issue – both internally with our people, and externally with customers and investors – and that is how we want to be viewed and perceived going forward. We believe we should take action when appropriate and stand up for the right things.

Diversity, Inclusion and Belonging are core to our brand values and are at the heart of who we are as a Company – at the Board level, throughout our global workforce, and in our shared commitment to serving a diverse customer base and their communities.

OUR BOARD    Our Board’s composition leads the Company’s commitment to Diversity, Inclusion and Belonging. Having diverse voices on our Board enhances the Board’s expertise, broadens its viewpoint and sets the tone to encourage leaders at all levels of the Company to listen to the concerns of our associates and customers alike.    Our Compensation and Talent Committee provides regular hands-on oversight of our Diversity, Inclusion and Belonging initiatives. Our Board believes that listening to and understanding diverse voices is crucial to the Company’s success and long-term sustainability.

  2021 Proxy Statement

OUR WORKFORCE    One of our core values is “Be Yourself”,
which to us means simply “Come as you are – everyone is
welcome here.” Throughout our global workforce, this is
something we take to heart and live out every day.

We are committed to fostering a diverse and inclusive
workforce where everyone is welcome and each person can
be authentic about who they are at work. We believe our
culture of inclusion and acceptance fosters and directly
enhances the diversity within our global workforce.

Our SBH team in the U.S. and Canada is over 91% female
and over 50% racially/ethnically diverse. In 2019 and 2020
Forbes named our Company one of America’s Best
Employers for Diversity. We recognize and celebrate the
bedrock values of workforce diversity, inclusion, belonging
and engagement within our teams. For us these are key
drivers of the success of the business, as our associates
should – and do – reflect the various qualities of our
customers and what they desire and expect from SBH. To
that end, we are committed to including a diverse slate of
candidates for our job openings.

OUR CUSTOMERS    We have an incredibly diverse customer base that we serve in almost every community in the US, and we have an obligation to be accepting and inclusive of them and to serve them to our best ability. SBH customers span the entire continuum of gender and ethnic diversity. We sell products to treat and style every kind of hair; we deliver a tailored assortment of beauty products that serve the local communities where our over 4,100 U.S. and Canadian stores are located. Serving the diverse demographics and needs of our customers drives a culture and workforce that embraces and reflects the communities we serve.

Some examples of customer-focused actions we have taken in the past few years include:

•

We established our DIB Operations Leadership Team, ensuring Diversity, Inclusion and Belonging have a “seat-at-the-table” for our strategic and operational decision-making with respect to customers, product assortment and vendor partners.

•	We launched Flawless, a new hair care line by Gabrielle Union & celebrity stylist Larry Sims, which is our 27th partnership with a Black-owned brand.
•

Our Beauty Systems Group segment launched its “MOVE Initiative,” which is focused on strengthening connections with textured hair-focused salons and stylists and the Black entrepreneurs that own those salons.

•	Last year we hosted “World of Texture Summit” with 3800 stylists attending virtually.
•

We have seen continued success with our accelerator program, Cultivate, which helps women beauty entrepreneurs grow their business and empowers female-owned beauty brands to bring their visions and business plans to life.

FY21 ACCOMPLISHMENTS    In FY21 we made progress on Diversity, Inclusion and Belonging in the following ways:

•	Hired Director of Diversity, Inclusion and Belonging and ESG.
•

We continued our multi-phase, year-round DIB leadership training (partnering with an external expert: the NOVA Collective) focused on building an understanding of issues such as prejudice, discrimination, privilege, social identity and unconscious bias, which was followed by leaders having open dialogues with their teams about these important issues.

www.sallybeautyholdings.com  23

•

We continued SBH’s Diversity, Inclusion and Belonging initiative, “One & All”. To help address issues of racial injustice, part of this initiative is designed to give our Black associates and their concerns a greater voice on issues of diversity, inclusion, and belonging and forums in which to be heard.

•

We announced a goal of establishing Employee Resource Groups (ERGs), which are associate-led groups organized around a common identity or passion. Our first four ERGs will be for Women, LGBTQ+, and Black and Hispanic associates. After we learn from this initiative, we plan to expand ERGs across resource groups, as well as geographically.

•

The Company’s DIB Committee continues to help ensure that all associates feel their views, cultures and beliefs are recognized, respected and included, and to provide our associates with internal advocacy and real action.

•

In FY21, we improved our anticipated score to 95 out of 100 on the Human Rights Campaign’s annual Corporate Equality Index (CEI), which measures and rates workplaces based on LGBTQ equality with respect to policies and benefits.

•	Our CEO signed the Pledge for CEO Action on Diversity & Inclusion.
•	In Q1 of FY21 we provided associates time off to vote in the November 2020 election as part of our commitment to the Time to Vote Coalition, and will continue to do so going forward.

We will continue to develop and evolve how we enhance Diversity, Inclusion & Belonging throughout SBH. We recognize the value these initiatives bring to our Company, our associates, our customers and the communities we serve.

PHILANTHROPY AND COMMUNITY IMPACT

OUR VALUES    We are guided in our philanthropy and volunteering strategy by our purpose and core values. To us this means we place a high value on sharing our passion with, and taking care of, our community and the planet. We are committed to positively impacting the growth and well-being of our associates, customers and the communities in which we live and work by supporting causes that reflect the passion of our associates and customers. We want our associates and customers to realize the power of taking action – as an individual and as a team – and how much change we can drive in the world from small actions that we chose to take together.

OUR PEOPLE    SBH encourages employees to be aware of and involved in charitable works in their community. Our primary mechanism for accomplishing this has been our long-standing partnership with the United Way of Denton County in Denton, Texas where our Support Center is located. Our company has two senior leaders who sit on the local United Way Board of Directors, and three of our associates from our Support Center are involved in the United Way’s leadership development program. Each year we organize a pledge drive for employees and allow payroll deductions to be applied to the United Way or to another 501(c)(3)-qualified charity of their choice. And we organize other fundraising events to raise awareness and funds for the United Way.

OUR FOUNDATION    In the Fall of 2021 we began work towards establishing the Sally Beauty Holdings Foundation to implement our charitable initiatives and facilitate ESG-related goals consistent with the company’s purpose, values and long-term vision. In 2022 we will be working towards identifying core causes to support, and we expect that these will be rooted in our commitment to engage and inspire associates and customers and to contribute positively to the communities where our employees work and live. Going forward we plan to leverage the Foundation both to reflect and bring life to our purpose and values.

ACTIONS    During FY21 and through Fall 2021, we took the following steps to inspire our associates and customers, and to drive positive change through philanthropy.

•	Established the Sally Beauty Holdings Foundation
•

PPE Donations: During the last half of FY21, SBH donated Personal Protective Equipment, primarily masks, for the benefit of the ill, needy and minors. The cost of the donated PPE was approximately $21 million.

•	Raised approximately $30,000 for the United Way of Denton County.

  2021 Proxy Statement

ENVIRONMENTAL SUSTAINABILITY

PURPOSE AND VALUES    In FY21 we continued to build on the strong progress we have made to responsibly manage our environmental impact. This progress is consistent with our desire to inspire a more colorful, confident and welcoming world, and to ultimately be part of something bigger than ourselves. We believe we have a duty to take care of the communities in which we operate, and to take care of our planet. We will continue to focus on improving our long-term sustainability and reducing our environmental impact across our global footprint.

GOVERNANCE    The Board and the Nominating, Governance and Corporate Responsibility Committee have strategic oversight over ESG matters and initiatives. Management of ESG-related projects is jointly led by our General Counsel, our SVP, CIO & Chief Transformation Officer and our Chief Human Resources Officer. Together they coordinate a cross-functional team of subject matter experts to drive progress towards ESG goals. Management reports quarterly to and engages with the Board and its Committees regarding progress against our ESG goals.

ACCOMPLISHMENTS    In the past few years we have implemented a number of initiatives designed to advance our global sustainability efforts and reduce our impact on the environment while delivering value to our stakeholders:

•	Adopted SASB ESG framework for assessing materiality following a year-long internal assessment in 2019.
•	Renewed our commitment to reduce energy and water consumption and improve green optimization across our operational footprint and in our supply chain.
•	Established cross-functional ESG Working Group to identify, develop, and accelerate the Company’s sustainability goals.
•	Hired Director of Diversity, Inclusion and Belonging and ESG.
•

Converted store delivery system to a more efficient pool distribution model, reducing truck miles required for store delivery. We are transitioning parts of the fleet to off-hours deliveries, thereby increasing more efficient night time driving.

•	Reduced working hours in our home office and stores along with installation of LED lighting in all new, relocated and remodeled stores contributing to a reduction in energy usage companywide.
•

We plan to implement an energy conservation program in 200 stores in the next year using centralized energy management systems for lighting and heating that resulted in 34% reduction in energy per store during a pilot program.

•	Replaced 800 inefficient HVAC units over the past three years reducing energy consumption by 10%.
•	Continued implementation of well-defined and monitored process for managing hazardous waste.
•	Used water conservation (low flow) fixtures in most facilities.
•

Launched SBH Going Green, our company-wide program to reduce landfill waste and conserve energy, which has succeeded in: removing plastic bags from SBH, CosmoProf and Armstrong McCall stores (eliminating ~104 million plastic bags from landfills per year); removing Styrofoam cups and lids from SBH Corporate Headquarters (eliminating ~280,000 pieces of Styrofoam from landfills per year); and implementing a cardboard recycling program at SBH Corporate Headquarters (~5-7 tons of cardboard per year).

•	Encouraged reduction in landfill waste with the Inspired by Nature product line.

Going forward we will continue to align environmental and sustainable initiatives with our purpose, values and core business strategies to create a more sustainable company across our global footprint. In FY22 we are planning to:

•	Work with an ESG consultant to help us understand our carbon footprint, capture data, and build out and refine our ESG strategy with a focus on sustainability;
•	Identify sustainability opportunities and baseline measurements to inform our carbon neutrality commitments;
•	Create a baseline for reducing harmful ingredients and sustainable packaging for our Own Brands; and
•	Partner with our key suppliers with ways to reduce harmful ingredients and sustainable packaging.

www.sallybeautyholdings.com  25

RESPONSIBLE SOURCING

At SBH we believe that we are part of something bigger, and have a responsibility to take care of our community and our planet; we want to look outside our company and seek out ways to contribute positively in the world. We believe that one way we can achieve our purpose and reflect core values in our global operations is to accelerate sustainability in product development, packaging and sourcing, and we are committed to doing that. We continue to make progress toward our long-term sustainability goals by using best practices in product development and sourcing.

Our Merchandising and Sourcing teams are regularly in contact with our vendors and suppliers about using more sustainable, cleaner and greener products and packaging. We seek to lock arms with vendors on the approach to sustainability issues and products. As of FY21, all finished formulas in our owned-brand products are cruelty-free, i.e., not tested on animals. Approximately 95% of our owned-brand products are vegan, meeting the target previously set in FY19. Our Company strives to avoid product formulations that contain parabens and phthalates.

In FY20, we launched Inspired By Nature, a line of hair color and care under our Ion brand, that utilizes strict sustainability guidelines as it relates to packaging: hair color is filled in 100% recycled aluminum tubes; hair color caps are made from PCR; unit cartons for all hair color are produced with materials that are sourced from sustainably-managed forests; and hair care packaging is fully recyclable.

Our commitment to sustained responsible sourcing and ethical practices throughout our supply chain is also reflected in our Supplier Code of Conduct and Code of Business Conduct and Ethics.

Our Supplier Code of Conduct (Supplier Code) applies to our vendors’ and suppliers’ business activities, including work performed through subcontractors. The Supplier Code requires suppliers to comply with our standards regarding “Ethical Sourcing” (e.g., forced labor, child labor, human trafficking, conflict minerals, land rights), “Employment Practices” (e.g., fair treatment, non-discrimination, wages and benefits, and freedom of association), and “Health and Safety” (e.g., occupational safety, occupational injury and illness, sanitation and housing).

In addition, we expect all suppliers to comply fully with all laws and regulations applicable to their business. Under our Supplier Code we may conduct an investigation or audit to confirm compliance and in some cases may terminate a business relationship due to non-compliance.

Our commitment to responsible sourcing and ethical business practices is also reflected in our Code of Business Conduct and Ethics (Ethics Code), which applies to all SBH employees. The Ethics Code makes clear that we intend to operate “with regard to the welfare of SBH employees and for the protection of the environment and the general public.” Our Ethics Code requires employees to comply with our hazard communications program and to comply fully with all laws, rules and regulations affecting our business, including the national and local environmental and labor laws of our host nations and communities.

DATA PROTECTION AND CYBERSECURITY

Our Board of Directors understands the critical importance of managing evolving risks associated with cybersecurity threats. Our Company is committed to protecting the privacy and security of customer information and the integrity of our information technology systems.

The Audit Committee of the Board has primary responsibility for overseeing risks related to the cybersecurity threat landscape, including data protection and security breach readiness, although the full Board also exercises oversight over these risks. Our Chief Information Security Officer (CISO) reports directly to the Chair of the Audit Committee. We believe this accountability structure helps maintain the independence of the CISO while giving the Board direct and meaningful line-of-sight governance. The Audit Committee Chair regularly reports on cybersecurity discussions to the full Board.

  2021 Proxy Statement

On a quarterly basis, the CISO delivers a detailed report to the Audit Committee and/or the full Board on data protection and cybersecurity matters. The topics covered by these reports include risk identification and management strategies, cybersecurity strategy and governance structure, consumer data protection, the Company’s ongoing risk mitigation activities, learnings from data security incidents of peers, results of third-party assessments and testing, updates on annual associate training and other specific training initiatives.

Numerous times per year, all employees receive simulated phishing attacks and are measured on how they interact with the attack and how quickly they report it. All employees participate in security awareness training throughout the year and specialized training is given to those within the Company that have elevated privileges.

In FY21 the Board appointed Erin Nealy Cox as an independent director of the Company. The addition of Ms. Nealy Cox strengthens the Board’s governance of cybersecurity matters and enhances overall Board-level subject-matter expertise and competency. Ms. Nealy Cox is a cybersecurity expert and former federal prosecutor with deep expertise in InfoSec issues and board governance. She is a partner at Kirkland & Ellis in their Government, Regulatory and Internal Investigations Group, and from 2003-2016 was executive managing director at Stroz Friedberg, a cybersecurity and investigation consulting firm, where she ultimately led the firm’s incident response business. In 2017 she served briefly as senior advisor to McKinsey & Co. in the firm’s cybersecurity and risk practice.

DIRECTOR INDEPENDENCE

Our Board of Directors is currently comprised of eleven non-management directors and Ms. Paulonis, who is our President and Chief Executive Officer. Under the Corporate Governance Guidelines, our directors are deemed independent if the Board has made an affirmative determination that such director has no material relationship with us (either directly or as a partner, stockholder or officer of an organization that has a relationship with us) and such director also satisfies the other independence requirements of the NYSE. Our Board of Directors has affirmatively determined that all of our current directors other than Ms. Paulonis satisfy the independence requirements of our Corporate Governance Guidelines, as well as the NYSE, relating to directors. As part of its annual evaluation of director independence, the Board examined (among other things) whether any transactions or relationships exist currently (or existed during the past three years), between each independent director and us, our subsidiaries, affiliates, or independent auditors and the nature of those relationships under the relevant NYSE and SEC standards. The Board also examined whether there are (or have been within the past year) any transactions or relationships between each independent director and members of the senior management of the Company or its affiliates.

All of our directors who serve as members of the Audit Committee, Compensation and Talent Committee and Nominating, Governance and Corporate Responsibility Committee are independent as required by the NYSE corporate governance rules. In addition, all of our Audit Committee members also satisfy the separate SEC independence requirements applicable to audit committee members and all of our Compensation and Talent Committee members satisfy the additional NYSE independence requirements applicable to compensation committee members.

NOMINATION OF DIRECTORS

The Board of Directors is responsible for nominating directors for election by our stockholders and filling any vacancies on the Board of Directors that may occur. The Nominating, Governance and Corporate Responsibility Committee is responsible for identifying individuals it believes are qualified to become members of the Board of Directors. The Nominating, Governance and Corporate Responsibility Committee considers recommendations for director nominees from a wide variety of sources, including other members of the Board of Directors, management, stockholders and, if deemed appropriate, from professional search firms. The Nominating, Governance and Corporate Responsibility Committee will take into account the applicable requirements for directors under the Securities Exchange Act of 1934, as amended, or the Exchange Act, and the listing standards of the NYSE. In addition, the Nominating, Governance and Corporate Responsibility Committee will take into consideration such

www.sallybeautyholdings.com  27

other factors and criteria as it deems appropriate in evaluating a candidate, including such candidate’s judgment, skill, integrity, and business and other experience and the perceived needs of the Board of Directors at that time. With regard to diversity, the Board of Directors and the Nominating, Governance and Corporate Responsibility Committee believe that sound governance of the Company requires a wide range of viewpoints. As a result, although the Board of Directors does not have a formal policy regarding board diversity, the Board of Directors and Nominating, Governance and Corporate Responsibility Committee believe that the Board of Directors should be comprised of a well-balanced group of individuals with diverse backgrounds, educations, experiences and skills that contribute to board diversity, and the Nominating, Governance and Corporate Responsibility Committee considers such factors when reviewing potential director nominees.

STOCKHOLDER RECOMMENDATIONS OR

NOMINATIONS FOR DIRECTOR CANDIDATES

Our Corporate Governance Guidelines provide that our Nominating, Governance and Corporate Responsibility Committee will accept for consideration submissions from stockholders of recommendations for the nomination of directors. Acceptance of a recommendation for consideration does not imply that the Nominating, Governance and Corporate Responsibility Committee will nominate the recommended candidate. Director nominations by a stockholder or group of stockholders for consideration by our stockholders at our annual meeting of stockholders, or at a special meeting of our stockholders that includes on its agenda the election of one or more directors, may only be made pursuant to Section 1.06 or Section 1.07, as applicable, of our By-Laws or as otherwise provided by law. Nominations pursuant to our By-Laws are made by delivering to our Corporate Secretary, within the time frame described in our By-Laws, all of the materials and information that our By-Laws require for director nominations by stockholders. All notices of intent to make a nomination for election as a director shall be accompanied by the written consent of each nominee to serve as a director.

Stockholders wishing to recommend or nominate a director must provide a written notice to our Corporate Secretary that includes, among other information required to be provided by our By-Laws, (a) the name, age, business address and residence address of the nominee(s), (b) the principal occupation or employment of the nominee(s), (c) such person’s written consent to serve as a director if elected, (d) the class or series and number of shares of Common Stock which are owned beneficially or of record by the nominee(s), (e) a description of all arrangements or understandings between the stockholder and the nominee(s) pursuant to which nominations are to be made by the stockholder, and (f) such other information as the Company may reasonably require to determine the eligibility of such proposed nominee to serve as a director of the Company or whether such nominee would be independent under applicable Securities and Exchange Commission rules and regulations and New York Stock Exchange rules and the Company’s publicly disclosed Corporate Governance Guidelines. No person shall be eligible to serve as a director of the Company unless nominated in accordance with the procedures set forth in Section 1.06 or Section 1.07, as applicable, of our By-Laws; any nominee proposed by a stockholder not nominated in accordance with Section 1.06 or Section 1.07, as applicable, shall not be considered or acted upon for execution at such meeting. Stockholders’ notice for any proposals requested to be included in the Company’s Proxy Statement pursuant to Rule 14a-8 under the Exchange Act (including director nominations), must be made in accordance with that rule.

DIRECTOR QUALIFICATIONS

In order to be recommended by the Nominating, Governance and Corporate Responsibility Committee, our Corporate Governance Guidelines require that each candidate for director must, at a minimum, have integrity, be committed to act in the best interest of all of our stockholders, and be able and willing to devote the required amount of time to our affairs, including attendance at Board of Director meetings. In addition, the candidate cannot jeopardize the independence of a majority of the Board of Directors. The candidate should preferably also have the following qualifications: business experience, demonstrated leadership skills, experience on other corporate boards and skill sets that add to the value of our business.

  2021 Proxy Statement

ANNUAL ELECTION OF DIRECTORS

In 2014, the Board of Directors began the process of declassifying the Board to provide for the annual election of all directors for one-year terms. Our stockholders approved the declassification of the Board at our 2014 annual meeting of stockholders. At the annual meeting each year, all directors of the Board will be elected for one-year terms.

At the 2022 annual meeting, our stockholders will elect ten individuals to serve on our Board.

MANDATORY RETIREMENT OF DIRECTORS

Pursuant to our Corporate Governance Guidelines, it is the policy of the Board that no non-management director should serve for more than 15 years in that capacity, although the Board may request that a director who would otherwise be due to retire continue his or her service if (a) the policy would result in multiple retirements in any 12-month period or (b) the Board deems such service to be in the best interest of our stockholders. The Board remains committed to intentional, responsible succession planning and to maintaining an appropriate balance of outstanding qualifications, experience, professional skills and tenure. The Board has determined that, given the changes in board membership and executive leadership in the fall of 2021, continuity is the best course for 2022.

DIRECTORS WHO CHANGE THEIR PRESENT JOB RESPONSIBILITIES

Pursuant to our Corporate Governance Guidelines, a director who experiences a significant change in job responsibilities or assignment will be required to submit an offer of resignation to the Board. The remaining directors, upon the recommendation of the Nominating, Governance and Corporate Responsibility Committee, will then determine the appropriateness of continued Board membership.

BOARD SELF EVALUATIONS

The Nominating, Governance and Corporate Responsibility Committee oversees a self-evaluation of the Board each year to determine whether the Board is functioning effectively. In addition, each committee of the Board conducts a self-evaluation each year and reports its findings to the Board.

BOARD MEETINGS AND ATTENDANCE

Pursuant to our Corporate Governance Guidelines, our directors are expected to:

•	regularly attend meetings of the Board and the committees of which they are members (as well as each annual meeting of stockholders);
•	spend the time needed to properly discharge their responsibilities;
•	with respect to our non-management directors, meet at regularly scheduled executive sessions in which management does not participate, which sessions are chaired by the Chair of the Board;
•	with respect to our independent directors, meet at least once a year in an executive session without management, which session is chaired by the Chair of the Board.

In FY21, each director attended at least 89% of the meetings of the Board (during his or her time of service on the Board) and of the committees on which he or she served; all but three directors had 100% attendance record for all such meetings. Our Board of Directors met 9 times, our Audit Committee met 5 times, our Compensation and Talent Committee met 9 times, our Executive Committee met 4 times, and our Nominating, Governance and Corporate Responsibility Committee met 5 times. Our independent directors met in executive session 6 times. In 2021, all members of the Board who were up for election or re-election attended the Company’s annual meeting of stockholders.

www.sallybeautyholdings.com  29

BOARD LEADERSHIP STRUCTURE

In accordance with our By-Laws, the Board elects our Chief Executive Officer and our Chair, and each of these positions may be held by the same person or may be held by two persons. Under our Corporate Governance Guidelines, the Board does not have a policy, one way or the other, on whether the role of the Chair and Chief Executive Officer should be separate and, if it is to be separate, whether the Chair should be selected from the non-management directors or be a management director. However, our Corporate Governance Guidelines require that, if the Chair of the Board is not an independent director, the independent directors shall appoint from among themselves a Lead Independent Director. The Chair of the Board is responsible for chairing Board meetings and meetings of stockholders, establishing the agendas for Board meetings along with the Lead Independent Director, if any, and providing information to the Board members in advance of meetings and between meetings. The Lead Independent Director, if any, is responsible for, among other things, coordinating the activities of the independent directors, coordinating with the Chair to set the agenda for Board meetings, chairing executive sessions of the independent (and non-management) directors, reviewing and approving meeting schedules and information sent to the Board and liaising with the Chair and the Chief Executive Officer and the other independent directors.

Ms. Paulonis serves as our Chief Executive Officer and Mr. McMaster serves as our Chair of the Board. Our Board has determined that this leadership structure is appropriate at this time. In particular, our Board believes that this structure streamlines decision making and enhances accountability. Furthermore, our Board believes that the presence of an independent Chair of the Board and a majority of independent directors provides effective oversight of management.

COMMUNICATIONS WITH THE BOARD

Stockholders and other interested parties may contact any member (or all members) of our Board (including the non-management directors as a group, the Chair of the Board, any Board committee or any chair of any such committee) by addressing written correspondence to the attention of our Corporate Secretary at 3001 Colorado Boulevard, Denton, Texas 76210. Our Corporate Secretary’s office will open all communications received for the sole purpose of determining whether the contents represent a message to our directors. Any contents that legitimately relate to our business and operations and that are not in the nature of advertising, promotions of a product or service, patently offensive material, charitable requests, repetitive materials, or designed to promote a political or similar agenda will be forwarded promptly to the addressee.

BOARD’S ROLE IN THE RISK MANAGEMENT PROCESS

The Board’s role in the risk management process is to understand and oversee the Company’s strategic plans, the associated risks and the steps that senior management is taking to manage and mitigate those risks. To ensure proper oversight of the risk management process, the Audit Committee outlines our risk principles and management framework and sets high level strategy and risk tolerances. Our risk profile is managed by our Director of Internal Audit, reporting to the Chair of the Audit Committee. The Director of Internal Audit meets at least quarterly in executive session with the Audit Committee, and conducts an annual Enterprise Risk Assessment for the Company. This assessment is then presented to the Audit Committee (for development of action items and responsible parties for oversight), the full Board (for information) and the Nominating, Governance and Corporate Responsibility Committee (to ensure appropriate Board oversight of the identified risks). This approach is designed to enable the Board and management to establish a mutual understanding of the Company’s risk management practices and capabilities, to review the Company’s risk exposure and to elevate certain key risks for discussion at the Board level. The Board also meets regularly in executive session without management to discuss a variety of topics, including risk management. Through this system of checks and balances, the Board is able to monitor our risk profile and risk management activities on an ongoing basis. Certain officers who report to the Chief Financial Officer also monitor various financial risks which add to the Company’s overall risk management strategy.

  2021 Proxy Statement

COMMITTEES OF THE BOARD OF DIRECTORS

Pursuant to our By-Laws, our Board of Directors has established the following committees:

•	Executive Committee;
•	Audit Committee;
•	Compensation and Talent Committee;
•	Nominating, Governance and Corporate Responsibility Committee; and

The function of each committee is described below. Each committee, pursuant to its charter adopted by the Board of Directors, consists of at least three members and is led by a Chair.

Executive Committee. The Executive Committee consists of Messrs. Miller (chair), Head and McMaster, and Ms. Mulder and Ms. Paulonis. The purpose of the Executive Committee is to assist our Board of Directors with its responsibilities and, except as may be limited by law, our Certificate of Incorporation or our By-Laws, to exercise the powers and authority of our Board of Directors when it is not in session. The Executive Committee is governed by the Executive Committee charter. A copy of this charter is available on the corporate governance section of our website at http://investor.sallybeautyholdings.com and is available in print to any person, without charge, upon written request to our Vice President of Investor Relations.

Audit Committee. The Audit Committee consists of Mr. McMaster (chair), Ms. Ferguson, Mr. Head and Mr. Miller. The Board has determined that each member of the Audit Committee is financially literate, that each member of the Audit Committee meets the independence requirements of the NYSE and Rule 10A-3 of the Exchange Act and that each of Mr. McMaster, Ms. Ferguson, Mr. Head and Mr. Miller qualifies as an “audit committee financial expert” under SEC rules.

The Audit Committee assists the Board of Directors in fulfilling its oversight responsibilities for:

•	the quality and integrity of our financial statements, including oversight responsibility for management’s design and implementation, and the effectiveness of, internal controls;
•	the independent auditor’s qualifications and independence;
•	the performance of our internal audit function and independent auditors;
•	our compliance with legal and regulatory requirements;
•	our information technology function;
•	preparation of the report of the Audit Committee required for our annual proxy statements; and
•	our financing strategy, financial policies and financial condition

The Audit Committee is governed by the Audit Committee charter. A copy of this charter is available on the corporate governance section of our website at http://investor.sallybeautyholdings.com and is available in print to any person, without charge, upon written request to our Vice President of Investor Relations.

Compensation and Talent Committee. The Compensation and Talent Committee consists of Ms. Ferguson (chair), Ms. Flur, Ms. Heasley, Ms. Mulder and Mr. Rabin. The Board has determined that each such member meets the independence requirements of the NYSE, as well as the “Non-Employee Director” requirements under Rule 16b-3 of the Exchange Act and the “outside director” requirements under Section 162(m) of the Internal Revenue Code. The purpose of the Compensation and Talent Committee is to, among other things:

•	discharges the Board’s responsibilities relating to oversight of the Company’s compensation and talent programs and policies;
•	establish our general compensation philosophy and objectives, in consultation with management, oversee and assess the development and implementation of compensation programs, policies and practices;

www.sallybeautyholdings.com  31

•	review and approve corporate goals and objectives relevant to Chief Executive Officer compensation and evaluate the Chief Executive Officer’s performance in light of those goals and objectives;
•	determine and approve the Chief Executive Officer’s compensation level (and forms thereof) based on this evaluation;
•	review and approve the compensation (and forms thereof) of the other executive officers and our non-employee, independent directors;
•	review and approve all compensation for all other executive officers;
•	consider the results of the most recent advisory vote on executive compensation in evaluating or making recommendations regarding executive compensation;
•	prepare the reports and analysis on executive compensation, which are required to be included in our annual proxy statements;
•	establish the Company’s talent philosophy and objectives and, in consultation with management, oversee the development and implementation of talent programs, policies and practices; and
•

establish the Company’s diversity and inclusion philosophy and objectives, and, in consultation with management, oversee the development and implementation of diversity and inclusion programs, policies and practices.

The Compensation and Talent Committee’s processes for fulfilling its responsibilities and duties with respect to executive compensation and the role of our executive officers and management in the compensation process are each described under “Compensation Discussion and Analysis — Compensation Decision-Making Process” of this Proxy Statement.

The Compensation and Talent Committee is governed by the Compensation and Talent Committee charter, which was amended in 2020 to reflect the Committee’s new name and its additional oversight over talent, diversity and inclusion policies and initiatives. A copy of this charter is available on the corporate governance section of our website at http://investor.sallybeautyholdings.com and is available in print to any person, without charge, upon written request to our Vice President of Investor Relations. Pursuant to its charter, the Compensation and Talent Committee may create one or more subcommittees and may delegate, in its discretion, all or a portion of its duties and responsibilities to such subcommittees.

Pursuant to its charter, the Compensation and Talent Committee may retain such compensation consultants, outside counsel and other advisors as it may deem appropriate in its sole discretion and it has the sole authority to approve related fees and other retention terms. As described in greater detail in “Compensation Discussion and Analysis — Compensation Decision-Making Process” of this Proxy Statement, the Compensation and Talent Committee engages an independent executive compensation consultant, Frederic W. Cook & Co., Inc., or FW Cook, to assist it in its review of our management compensation levels and programs to ensure that our executive compensation program is commensurate with those of public companies similar in size and scope to us. During its engagement, FW Cook has participated in meetings of the Compensation and Talent Committee and advised it with respect to compensation trends and practices, plan design and the reasonableness of individual awards. FW Cook has not performed any services for our management.

Nominating, Governance and Corporate Responsibility Committee. The Nominating, Governance and Corporate Responsibility Committee consists of Mr. Eisenberg (chair), Ms. Flur, Ms. Heasley, Ms. Mulder and Ms. Nealy Cox. The Board has determined that each such member meets the independence requirements of the NYSE. The purpose of the Nominating, Governance and Corporate Responsibility Committee is to, among other things:

•	identify individuals qualified and suitable to become members of our Board of Directors and to recommend to our Board of Directors the director nominees for each annual meeting of stockholders;
•	consider any director candidates recommended by our stockholders pursuant to the procedures described in this Proxy Statement and in our By-Laws;

  2021 Proxy Statement

•	recommend to our Board of Directors individual directors to serve on our various Board committees;
•	develop and recommend to our Board of Directors a set of corporate governance principles applicable to us; and
•	oversee the evaluation of the Board of Directors and management; and
•	assist the Board in overseeing the Company’s corporate responsibility and sustainability initiatives.

The Nominating, Governance and Corporate Responsibility Committee is governed by the Nominating, Governance and Corporate Responsibility Committee charter, which was revised in 2019 to reflect the Committee’s additional oversight over the Company’s corporate responsibility and sustainability initiatives. The Committee periodically reviews the Company’s strategies, activities, policies and communications regarding sustainability and other environmental, social and governance-related matters and makes recommendations to the Board. A copy of this charter is available on the corporate governance section of our website at http://investor.sallybeautyholdings.com and is available in print to any person, without charge, upon written request to our Vice President of Investor Relations.

COMPENSATION COMMITTEE INTERLOCKS AND INSIDER PARTICIPATION

The Compensation and Talent Committee consists of Ms. Ferguson (chair), Ms. Flur, Ms. Heasley, Ms. Mulder and Mr. Rabin. No member of our current Compensation and Talent Committee is or has been one of our officers or employees or has had any relationship requiring disclosure under SEC rules. In addition, during FY21, none of our executive officers served as:

•

a member of the compensation committee (or other board committee performing similar functions or, in the absence of any such committee, the entire board of directors) of another company, one of whose executive officers served on the Compensation and Talent Committee;

•	a director of another company, one of whose executive officers served on the Compensation and Talent Committee; or
•

a member of the compensation committee (or other board committee performing similar functions or, in the absence of such committee, the entire board of directors) of another company, one of whose executive officers served as one of our directors.

COMPENSATION RISK ASSESSMENT

The Compensation and Talent Committee has reviewed with management the design and operation of our incentive compensation arrangements, including the performance objectives and target levels used in connection with incentive awards, for the purpose of assuring that these arrangements do not provide our executives or employees with incentive to engage in business activities or other behavior that would impose unnecessary or excessive risk to the value of the Company or the investments of our stockholders. The Compensation and Talent Committee considered compensation programs that apply to employees at all levels. In addition, the Compensation and Talent Committee considered the presence of significant risk mitigation factors inherent in our compensation program, such as those described under “Compensation Discussion and Analysis – Management of Compensation-Related Risk.”

Based on the foregoing, the Compensation and Talent Committee concluded in its April 2021 meeting that the Company’s compensation plans, programs and policies do not create incentives that encourage employees to take risks that are reasonably likely to have a material adverse effect on the Company. We believe that our incentive compensation plans, policies and practices provide appropriate incentives for behaviors that are within the Company’s ability to effectively identify and manage significant risks, are compatible with effective internal controls and our risk management practices and are supported by the oversight and administration of the Compensation and Talent Committee with regard to executive compensation programs.

www.sallybeautyholdings.com  33

RELATED PARTY TRANSACTIONS

Our Board of Directors recognizes that interested transactions with related parties present a heightened risk of conflicts of interest, or the perception thereof, and therefore it adopted a Statement of Policy with respect to Related Party Transactions. Under this policy, an “interested transaction”, is defined as any transaction, arrangement or relationship or series of similar transactions, arrangements or relationships (including the incurrence or issuance of any indebtedness or the guarantee of indebtedness) in which (1) the aggregate amount involved will or may be reasonably expected to exceed $20,000 in any calendar year, (2) the Company or any of its subsidiaries is a participant, and (3) any related party has or will have a direct or indirect interest (other than solely as a result of being a director or a less than ten percent beneficial owner of another entity). Any charitable contribution, grant or endowment by the Company to a charitable organization, foundation or university at which a related party’s only relationship is as an employee, an officer or a director also constitutes an interested transaction. A “related party” is defined as any person who is or was (since the beginning of the last fiscal year for which the Company has filed an Annual Report on Form 10-K and proxy statement, even if such person does not presently serve in that role) (1) an officer (including at the Vice President level or above), director or nominee for election as a director of the Company or any of its subsidiaries, (2) a greater than five percent beneficial owner of any class of the Company’s Common Stock or other equity securities, or (3) an immediate family member of any of the foregoing individuals.

Subject to several exceptions (as described below), all interested transactions must be approved or ratified by the Audit Committee of the Board of Directors, taking into account, among other factors it deems appropriate, whether the interested transaction is on terms no less favorable than terms generally available to an unaffiliated third-party under the same or similar circumstances, as well as the extent of the related party’s interest in the transaction. An interested transaction may be approved or ratified if it is determined in good faith that, under all of the circumstances, the transaction is fair to the Company. The Audit Committee may impose such conditions as it deems appropriate on the Company or the related party in connection with the approval of the transaction.

No director participates in any discussion or approval of an interested transaction for which he or she is a related party, except to the extent the director provides material information concerning the transaction to the Audit Committee. If an interested transaction remains ongoing, the Audit Committee must review and assess, on at least an annual basis, ongoing relationships with the related party to ensure that the interested transaction remains appropriate. In addition, if an interested transaction involving a member of the Board may constitute an actual or potential director conflict of interest, the General Counsel shall notify the Chair of the Nominating, Governance and Corporate Responsibility Committee of such interested transaction.

Under the policy, the following categories of interested transactions have been deemed by the Audit Committee to be pre-approved, even if in excess of $20,000, unless otherwise specifically determined by the committee: (1) any employment by the Company of an officer of the Company or any of its subsidiaries if the related compensation is approved (or recommended to the Board of Directors for approval) by the Company’s Compensation and Talent Committee, (2) any compensation paid to a director if the compensation is consistent with the Company’s director compensation policies and is required to be reported in the Company’s proxy statement under Item 402, (3) any transaction with another company at which a related party’s only relationship is as an employee (other than an executive officer or director) or beneficial owner of less than ten percent of that company’s equity, if the aggregate amount involved does not exceed the greater of $120,000, or two percent of that company’s total annual revenues, and (4) any transaction where the related party’s interest arises solely from the ownership of the Company’s Common Stock and all holders of the Company’s Common Stock received the same benefit on a pro rata basis (e.g., dividends). All interested transactions with related parties that are required to be disclosed under the SEC’s rules are disclosed in our Proxy Statement. A copy of our Statement of Policy with respect to Related Party Transactions is available on the corporate governance section of our website at http://investor.sallybeautyholdings.com and is available in print to any person, without charge, upon written request to our Vice President of Investor Relations.

  2021 Proxy Statement

DIRECTORS’ COMPENSATION AND BENEFITS

FY21 Director Compensation Table (1)

Name	Fees Earned or Paid in Cash ($)	Stock Awards ($) (5)	Total ($)

Timothy R. Baer	96,000	139,995	235,995

Marshall E. Eisenberg	101,500	139,995	241,495

Diana S. Ferguson	121,000	139,995	260,995

Dorlisa K. Flur	101,000	139,995	240,995

James M. Head (2)	63,667	94,344	158,011

Linda Heasley	108,000	139,995	247,995

Robert R. McMaster	353,250	189,999	543,249

John A. Miller	97,000	139,995	236,995

P. Kelly Mooney (3)	26,333	139,995	166,328

Susan R. Mulder	110,000	139,995	249,995

Erin Nealy Cox (4)	17,696	0	17,696

Denise Paulonis	126,750	139,995	266,745

Edward W. Rabin	104,000	139,995	243,995

(1)

During FY21, we did not grant any stock options to, award any non-equity incentive plan compensation to, or maintain any pension or deferred compensation arrangements for members of our Board of Directors, and our directors did not receive any compensation that would constitute “All Other Compensation.”

(2)	Mr. Head was elected to the Board on January 28, 2021.

(3)	Ms. Mooney did not stand for re-election at the 2021 Annual Meeting.

(4)	Ms. Nealy Cox was elected to the Board on July 21, 2021.

(5)

Reflects the grant date fair value of restricted stock unit (RSU) awards, determined in accordance with Financial Accounting Standards Board ASC Topic 718 Stock Compensation (“ASC 718”). The grant date fair value of the RSUs is based on the fair market value of the underlying shares on the date of grant. On November 4, 2020, each director other than Ms. Nealy Cox, Mr. Head and Mr. McMaster received 15,401 RSUs, which stock award had a grant date fair value equal to $139,995. On the date of his appointment, Mr. Head received 6,298 RSUs, which had a grant date fair value equal to $94,344. Mr. McMaster received 20,902 RSUs, which had a grant date fair value equal to $189,999. As of September 30, 2021, the directors beneficially owned RSUs which were vested but not yet delivered in shares in the following amounts: (a) Mr. Baer, 6,058; (b) Mr. Eisenberg, 80,351; (c) Ms. Ferguson, 8,408; (d) Ms. Flur, 0; (e) Mr. Head, 0; (f) Ms. Heasley, 6,238; (g) Mr. McMaster, 64,865; (h) Mr. Miller, 48,479; (i) Ms. Mulder, 30,993; (j) Ms. Nealy Cox, 0; (k) Ms. Paulonis, 0; and (l) Mr. Rabin, 60,596.

NARRATIVE DISCUSSION OF DIRECTOR COMPENSATION TABLE

The following is a narrative discussion of the material factors which we believe are necessary to understand the information disclosed in the Director Compensation Table. The Sally Beauty Holdings, Inc. Amended and Restated Independent Director Compensation Policy (the “Director Compensation Policy”) governs the compensation paid to our independent directors and it was last revised in October 2018. Following FW Cook’s bi-annual review of our director compensation program in September 2020, no changes were made to the Director Compensation Policy.

www.sallybeautyholdings.com  35

Cash Compensation

In FY21, pursuant to the Director Compensation Policy, each of our independent directors received an annual cash retainer of $70,000, payable in advance in four quarterly installments. For in-person Board or committee meetings during FY21, each independent director in attendance received $2,000 per meeting. For telephonic Board or committee meetings for which minutes were kept, each independent director in attendance received $1,000 per meeting.

Additional annual cash retainers were paid to each independent director who served as the Chair of the Board (Mr. McMaster) or chair of the Audit Committee (Ms. Paulonis and Mr. McMaster), Compensation and Talent Committee (Ms. Ferguson and Mr. Rabin) or the Nominating, Governance and Corporate Responsibility Committee (Mr. Eisenberg and Mr. Baer). The following table sets forth the annual cash retainers for services rendered in FY21. For each committee that had multiple Chairs in FY21, the annual cash retainer was prorated based on the number of fiscal quarters served by each Chair):

Board Role	Cash Retainer Amount

Non-Executive Chair	$150,000

Audit Committee	$ 25,000

Compensation and Talent Committee	$ 20,000

Nominating, Governance & Corporate Responsibility Committee	$ 18,000

Marketing Committee	$ 12,000

In November 2020 the Compensation and Talent Committee awarded Mr. McMaster an additional $100,000 Non-Executive cash retainer for his increased responsibilities to the Company during FY21. The award was paid out in FY21.

Equity-Based Compensation

Pursuant to our Director Compensation Policy, each independent director, with the exception of Mr. McMaster, was granted an annual equity-based retainer award with a value at the time of grant of $140,000. Mr. McMaster was granted an annual equity-based retainer award with a value at the time of grant of $190,000. For FY21, these awards were granted in accordance with the 2019 Omnibus Incentive Plan in the form of RSUs that vested on November 15, 2021, subject to the director’s continued service on the Board on such date. On November 4, 2020, each independent director, with the exception of Mr. McMaster received an award of 15,401 RSUs. Mr. McMaster received an award of 20,902 RSUs. As provided in the Director Compensation Policy, each independent director may elect to defer delivery of the shares of Common Stock that would otherwise be due on the vesting date until a later date specified by the independent director. If an independent director does not make such election, he or she will receive shares of Common Stock in settlement of the RSU on the vesting date. Vesting accelerates on a pro-rata basis in the event of the director’s death or disability.

Stock Ownership and Retention Guidelines

Pursuant to our stock ownership guidelines, each independent director must own shares of Common Stock in an amount equal to five times the base annual cash retainer (excluding additional annual cash retainers for the Chair of the Board and committee chairs, and all meeting fees). Independent directors are required to achieve the applicable level of ownership within five years of becoming subject to the requirements. Until such time as the required equity ownership is reached, the independent director must retain 100% of the shares of Common Stock received upon settlement of his or her RSUs. Shares underlying vested RSUs (including deferred shares) count towards the stock ownership total. Unexercised options (whether vested or unvested) and unvested RSUs do not count as stock owned under the guidelines. As of September 30, 2021, all of our independent directors, subject to the five-year grace period, were in compliance with our stock ownership and retention guidelines.

  2021 Proxy Statement

Travel Expense Reimbursement

Each of our independent directors is entitled to reimbursement for reasonable travel expenses properly incurred in connection with his or her functions and duties as a director. With respect to air travel, reimbursements are limited to the cost of first-class commercial airline tickets for the trip.

DIRECTOR INDEMNIFICATION AGREEMENTS

Our Board of Directors approved and authorized us to enter into an indemnification agreement with each member of the Board. The indemnification agreement is intended to provide directors with the maximum protection available under applicable law in connection with their services to us.

Each indemnification agreement provides, among other things, that subject to the procedures set forth therein, we will, to the fullest extent permitted by applicable law, indemnify an indemnitee if, by reason of such indemnitee’s corporate status as a director, such indemnitee incurs any losses, liabilities, judgments, fines, penalties or amounts paid in settlement in connection with any threatened, pending or completed proceeding, whether of a civil, criminal, administrative or investigative nature. In addition, each indemnification agreement provides for the advancement of expenses incurred by an indemnitee, subject to certain exceptions, in connection with any proceeding covered by the indemnification agreement. Each indemnification agreement also requires that we cover an indemnitee under liability insurance available to any of our directors, officers or employees. Our indemnification obligations under these agreements are primary for all claims against our directors.

NO MATERIAL PROCEEDINGS

As of November 30, 2021 there are no material proceedings to which any of our directors, executive officers or affiliates, or any owner of record or beneficially of more than five percent of our Common Stock (or their associates) is a party adverse to us or any of our subsidiaries or has a material interest adverse to us or any of our subsidiaries.

www.sallybeautyholdings.com  37

BENEFICIAL OWNERSHIP OF COMPANY’S STOCK

The following tables set forth certain information regarding the beneficial ownership, as of November 17, 2021, of: (i) our Common Stock by each current director (including director nominees) or executive officer and of all the current directors (including director nominees) and executive officers as a group; and (ii) our Common Stock by each person believed by us (based upon their Schedule 13D or 13G filings with the SEC) to beneficially own more than 5% of the total number of outstanding shares. The number of shares beneficially owned by each person or group as of November 17, 2021, includes shares of Common Stock that such person or group had the right to acquire on or within 60 days after November 17, 2021, including upon the exercise of options. The total number of outstanding shares on which the percentages of share ownership in the tables are based is 113,236,425. All such information is estimated and subject to change. Each outstanding share of Common Stock entitles its holder to one vote on all matters submitted to a vote of our stockholders. Except as specified below, the business address of the persons listed is our headquarters, 3001 Colorado Boulevard, Denton, Texas 76210.

Ownership of our Common Stock is shown in terms of “beneficial ownership.” Amounts and percentages of Common Stock beneficially owned are reported on the basis of regulations of the SEC governing the determination of beneficial ownership of securities. Under the rules of the SEC, a person is deemed to be a “beneficial owner” of a security if that person has or shares “voting power,” which includes the power to vote or to direct the voting of such security, or “investment power,” which includes the power to dispose of or to direct the disposition of such security. A person is also deemed to be a beneficial owner of any securities of which he has a right to acquire beneficial ownership within 60 days. More than one person may be considered to beneficially own the same shares. In the table below, unless otherwise noted, a person has sole voting and dispositive power for those shares shown as beneficially owned by such person.

  2021 Proxy Statement

SECURITIES OWNED BY DIRECTORS AND EXECUTIVE OFFICERS

Name of Beneficial Owner	Amount and Nature of Beneficial Ownership of Common Stock (1)		Percent of Class (2)

Marlo Cormier	38,267	(3)	*

Mary Beth Edwards	27,980	(4)	*

John H. Goss	100,485	(5)	*

John M. Henrich	98,197	(6)	*

Pamela K. Kohn	93,197	(7)	*

Kim McIntosh	0		*

Denise Paulonis	30,676	(8)	*

Scott C. Sherman	153,519	(9)	*

Mark G. Spinks	325,370	(10)	*

Timothy R. Baer	23,034	(11)	*

Marshall E. Eisenberg	177,823	(12)	*

Diana S. Ferguson	29,221	(13)	*

Dorlisa K. Flur	22,034	(14)	*

James M. Head	6,298	(15)	*

Linda Heasley	41,787	(16)	*

Robert R. McMaster	164,957	(17)	*

John A. Miller	329,384	(18)	*

Susan R. Mulder	46,394	(19)	*

Erin Nealy Cox	5,464	(20)	*

Edward W. Rabin	257,073	(21)	*

All directors and executive officers as a group (20 persons)	1,971,160	(22)	1.74%

(1)	Except as otherwise noted, the directors and named executive officers, and all directors and executive officers as a group, have sole voting power and sole investment power over the shares listed.

(2)	An asterisk indicates that the percentage of Common Stock projected to be beneficially owned by the named individual does not exceed one percent of our Common Stock.

(3)	Includes 8,928 shares of Common Stock, 15,083 shares of restricted Common Stock and 14,256 shares subject to stock options exercisable currently or within 60 days.

(4)	Includes 7,967 shares of Common Stock, 1,487 shares of restricted Common Stock, 100 shares held by trust and 18,426 shares subject to stock options exercisable currently or within 60 days.

(5)	Includes 20,630 shares of Common Stock and 79,855 shares subject to stock options exercisable currently or within 60 days.

(6)	Includes 13,036 shares of Common Stock, 2,973 shares of restricted Common Stock and 82,188 shares subject to stock options exercisable currently or within 60 days.

(7)	Includes 25,520 shares of Common Stock, 12,028 shares of restricted Common Stock and 55,649 shares subject to stock options exercisable currently or within 60 days.

(8)	Includes 30,676 shares of Common Stock.

(9)	Includes 18,701 shares of Common Stock, 2,973 shares of restricted Common Stock and 131,845 shares subject to stock options exercisable currently or within 60 days.

www.sallybeautyholdings.com  39

(10)

Includes 23,193 shares of Common Stock, 3,964 shares of restricted Common Stock, 2,283 shares held as a participant in the Sally Beauty Holdings, Inc. 401(k) and Profit Sharing Plan and 295,930 shares subject to stock options exercisable currently or within 60 days.

(11)	Includes 1,575 shares of Common Stock and 21,459 vested restricted stock units.

(12)	Includes 72,071 shares of Common Stock, 10,000 shares of Common Stock held by such person as trustee of a trust for the benefit of himself and 95,752 vested restricted stock units.

(13)	Includes 5,412 shares of Common Stock and 23,809 vested restricted stock units.

(14)	Includes 6,633 shares of Common Stock and 15,401 vested restricted stock units.

(15)	Includes 51 shares of Common Stock and 6,247 vested restricted stock units.

(16)	Includes 35,549 shares of Common Stock and 6,238 vested restricted stock units.

(17)	Includes 79,190 shares of Common Stock and 85,767 vested restricted stock units.

(18)

Includes 83,399 shares of Common Stock, 197,506 shares held by the Rellim Investment Company LLC, a single member LLC owned by a trust for the benefit of himself and disclaims beneficial ownership of such shares except to the extent of his pecuniary interest therein and 48,479 vested restricted stock units.

(19)	Includes 15,401 shares of Common Stock and 30,993 vested restricted stock units.

(20)	Includes 5,464 shares of Common Stock.

(21)

Includes 31,826 shares of Common Stock, 125,750 shares of Common Stock held by such person as trustee of a trust for the benefit of himself, 23,500 shares of Common Stock held by wife and 75,997 vested restricted stock units.

(22)

Includes 485,222 shares of Common Stock, 38,508 shares of restricted Common Stock, 2,283 shares held as participants in the Sally Beauty Holdings, Inc. 401(k) and Profit Sharing Plan, 678,149 shares subject to stock options exercisable currently or within 60 days and 410,142 vested restricted stock units. Such persons have shared voting and investment power with respect to 356,856 shares.

  2021 Proxy Statement

PERSONS OWNING MORE THAN FIVE-PERCENT OF THE COMPANY’S COMMON STOCK

Name of Beneficial Owner	Amount and Nature of Beneficial Ownership of Common Stock	Percent of Class

BlackRock, Inc. 55 East 52nd Street, New York, NY 10055	17,767,884 (1)	15.69%

FMR LLC 245 Summer Street, Boston, MA 02210	16,922,831 (2)	14.94%

ArrowMark Colorado Holdings LLC 100 Fillmore Street, Denver, CO 80206	14,974,701 (3)	13.22%

The Vanguard Group 100 Vanguard Blvd., Malvern, PA 19355	11,409,826 (4)	10.08%

AllianceBernstein L.P. 1345 Ave. of the Americas, New York, NY 10105	6,839,921 (5)	6.04%

(1)

Based solely on information provided on that certain Schedule 13G/A (Amendment No. 5) dated December 31, 2020, which reflects sole voting power with respect to 17,519,898 shares and shared voting power with respect to 0 shares, sole dispositive power with respect to 17,767,884 shares and shared dispositive power with respect to 0 shares beneficially owned by BlackRock, Inc., a Delaware corporation; BlackRock, Inc. filed as a parent holding company in accordance with Rule 13d-1(b)(1)(ii)(G).

(2)

Based solely on information provided on that certain Schedule 13G/A (Amendment No. 7) dated December 31, 2020, which reflects sole voting power with respect to 2,427,289 shares and shared voting power with respect to 0 shares, sole dispositive power with respect to 16,922,831 shares and shared dispositive power with respect to 0 shares beneficially owned by FMR LLC; FMR LLC filed as a parent holding company in accordance with Section 240.13d-1(b)(1)(ii)(G).

(3)

Based solely on information provided on that certain Schedule 13G/A (Amendment No. 7) dated June 30, 2021, which reflects sole voting power with respect to 14,974,701 shares and shared voting power with respect to 0 shares, sole dispositive power with respect to 14,974,701 shares and shared dispositive power with respect to 0 shares beneficially owned directly by ArrowMark Colorado Holdings LLC, a Delaware limited liability company.

(4)

Based solely on information provided on that certain Schedule 13G/A (Amendment No. 9) dated January 29, 2021, which reflects sole voting power with respect to 0 shares and shared voting power with respect to 115,475 shares, sole dispositive power with respect to 11,198,635 shares and shared dispositive power with respect to 211,191 shares beneficially owned by The Vanguard Group, Inc., a Pennsylvania corporation.

(5)

Based solely on information provided on that certain Form 13F filed November 10, 2021 for the period ended September 30, 2021, which reflects sole voting power with respect to 5,799,234 shares, shared voting power with respect to 0 shares, no voting power with respect to 1,040,687 shares, and shared investment power with respect to 6,839,921 shares beneficially owned by AllianceBernstein, L.P., a majority owned subsidiary of AXA Financial, Inc. and an indirect majority owned subsidiary of AXA SA.

www.sallybeautyholdings.com  41

PROPOSAL 2—ADVISORY VOTE ON EXECUTIVE COMPENSATION

Pursuant to SEC rules, the Company is providing in this Proxy Statement a separate resolution, subject to an advisory (non-binding) vote, to approve the compensation of its named executive officers. This proposal is commonly referred to as a “Say on Pay” proposal. As required by these rules, the Board invites you to review carefully the Compensation Discussion and Analysis beginning on page 47 and the tabular and other disclosures on compensation under Executive Compensation beginning on page 47, and cast a vote “FOR” the Company’s executive compensation programs through the following resolution:

“Resolved, that the stockholders approve the compensation of the Company’s named executive officers, including the Company’s compensation practices and principles and their implementation, as discussed and disclosed in the Compensation Discussion and Analysis, the compensation tables, and any narrative executive compensation disclosure contained in this Proxy Statement.”

As discussed in the Compensation Discussion and Analysis beginning on page 47, the Board of Directors believes that the Company’s long-term success depends in large measure on the talents of our employees. The Company’s compensation system plays a significant role in our ability to attract, retain, and motivate the highest quality workforce. The Board believes that its current compensation program uses a balanced mix of base salary, and annual and long-term incentives to attract and retain highly qualified executives; the compensation program also maintains a strong relationship between executive compensation and performance, thereby aligning the interests of the Company’s executive officers with those of its stockholders.

This vote is advisory and will not be binding on the Company. While the vote does not bind the Board to any particular action, the Board values the input of the stockholders, and will take into account the outcome of this vote in considering future compensation arrangements. The Company strongly encourages all stockholders to vote on this matter.

THE BOARD OF DIRECTORS RECOMMENDS A VOTE “FOR” APPROVAL OF PROPOSAL 2.

  2021 Proxy Statement

EXECUTIVE OFFICERS

The executive officers of Sally Beauty Holdings, Inc., their ages (as of December 15, 2021), and their positions for at least the last five years are as follows:

Denise Paulonis

President and Chief Executive Officer

Denise Paulonis, 49, has been our President and Chief Executive Officer since October 2021 and a member of our Board since May 2018. Prior to being appointed to her current role, Ms. Paulonis served as Executive Vice President and Chief Financial Officer of Sprouts Farmers Market, Inc. Prior to joining Sprouts in February 2020, Ms. Paulonis was the Executive Vice President and Chief Financial Officer of The Michaels Companies, a position she held from August 2016 to January 2020. Ms. Paulonis joined Michaels in September 2014 and served as its Senior Vice President, Finance and Treasurer from November 2015 to August 2016 and as its Vice President, Corporate Finance, Investor Relations and Treasury from September 2014 to November 2015.

Prior to joining Michaels, Ms. Paulonis held various senior level positions with PepsiCo from August 2009 to September 2014, including Vice President, Financial Planning and Analysis, Frito Lay from August 2013 to September 2014, Vice President, Finance and Strategy, PepsiCo U.S. Sales from January 2011 to July 2013, and Vice President, Global Corporate Strategy from August 2009 to December 2010. We believe that Ms. Paulonis’ executive, management and finance experience well qualifies her to serve on our Board.

Marlo M. Cormier

Senior Vice President, Chief Financial Officer

Marlo Cormier, 50, has been our Senior Vice President, Chief Financial Officer and Chief Accounting Officer since November 2020. Prior to her being appointed to her current role Ms. Cormier was Senior Vice President — Finance and Chief Accounting Officer since April 2020. Prior to joining the Company, Ms. Cormier was the Senior Vice President, Corporate Finance and Chief Accounting Officer at Fossil Group, Inc. from 2013 to 2020. At Fossil Group, Ms. Cormier’s responsibilities included general accounting and SEC reporting, financial planning and analysis, taxes and treasury. Prior to her role at Fossil Group, Ms. Cormier was at Callaway Golf from 2001 to 2013 where she served in various executive roles including Vice President and Chief Accounting Officer. Prior to that Ms. Cormier was a Manager in Deloitte’s Accounting and Audit Services group. Ms. Cormier holds an active CPA license and a Bachelor’s of Science from Oregon State University with a double major in Financial Management and Accounting and a minor in Computer Science.

Mary Beth Edwards

Senior Vice President, Chief Information Officer and Chief Transformation Officer

Mary Beth Edwards, 58, has been our Senior Vice President, Chief Information Officer and Chief Transformation Officer since November 2020. Prior to being appointed to her current role Ms. Edwards was Group Vice President, Chief Transformation Officer and, prior to that, she served as Group Vice President of Global Sourcing since April 2019. Prior to her appointment at the Company, Ms. Edwards was Vice President Global Operations at Arrow Electronics from 2015 to 2019 and Vice President, Operations ECS, Arrow Electronics from 2009 to 2015. Ms. Edwards is a combat veteran and held the rank of MAJ Promotable in the U.S. Army. She holds a B.A. in Criminal Justice from Temple University.

www.sallybeautyholdings.com  43

John H. Goss

President, Sally Beauty Supply

John Goss, 54, has been President of Sally Beauty Supply since November 2020. Prior to that he was our Group Vice President and Head of Stores and Operations for Sally Beauty Supply. His responsibilities included leading over 2,900 retail stores and supporting the operations team, and most recently he led the deployment of Ship-From-Store (SFS) and Buy Online/Pickup in Store (BOPIS) across the Sally Beauty store network. Prior to joining the Company in 2016, Mr. Goss served consecutively as Vice President of Operations and then Vice President of Transformation Management Office for Signet Jewelers. Mr. Goss has held various leadership roles at Zales Jeweler, T-Mobile, Gap Inc., and L Brands throughout his career. Mr. Goss holds a Bachelor’s degree in Business Management from The University of Phoenix.

John M. Henrich

Senior Vice President, General Counsel and Secretary

John Henrich, 47, has been our Senior Vice President, General Counsel and Secretary since June 2019. Mr. Henrich has held various senior level positions with the Company since January 2012, including Interim General Counsel and Secretary since January 2018; Vice President, Deputy General Counsel, Head of Regulatory from October 2016 to January 2018; Vice President, Associate General Counsel from October 2015 to October 2016; and Senior Counsel from January 2012 to October 2015. Prior to joining the Company, Mr. Henrich was Senior Counsel at Accor Hospitality. Mr. Henrich received his J.D. from Fordham University School of Law and his B.A. in History from Columbia University in the City of New York.

Pamela K. Kohn

Senior Vice President, Chief Merchandising Officer

Pamela K. Kohn, 57, has been our Senior Vice President, Chief Merchandising Officer since October 2019. Prior to joining the Company, Ms. Kohn was the Executive Vice President, Chief Merchandising and Marketing Officer for the Family Dollar Division of Dollar Tree, Inc. from September 2017 to June 2019, and served in the same capacity for The Fresh Market from January 2016 to December 2016. Ms. Kohn was Executive Vice President and President of Walmart U.S. Realty from 2013 to 2015 and, prior to that, Ms. Kohn served as a senior executive in a number of areas for Walmart, including Merchandising, Merchandise Services, Global Sourcing, Supply Chain and Store Operations. Ms. Kohn holds a B.A. degree in Sociology from Northwestern University.

Kim McIntosh

Group Vice President, Controller and Chief Accounting Officer

Kim McIntosh, 44, has been our Group Vice President, Controller, and Chief Accounting Officer since March 2021. Prior to joining the Company, Ms. McIntosh held various positions at Tailored Brands, Inc. including Chief Accounting Officer from 2020 to 2021, Vice President, Corporate Controller from 2013 to 2020, and Assistant Controller from 2012 to 2013. Prior to that, Ms. McIntosh held various roles at Chico’s FAS, Inc. Ms. McIntosh received her Masters of Business Administration and her Bachelors of Science in Accounting from Florida Gulf Coast University.

  2021 Proxy Statement

Scott C. Sherman

Senior Vice President and Chief Human Resources Officer

Scott Sherman, 43, has been our Senior Vice President and Chief Human Resources Officer since October 2017. Mr. Sherman has held various senior level positions with the Company since October 2012, including Group Vice President, Human Resources from November 2016 to September 2017, Vice President and Deputy General Counsel from October 2013 to November 2016 and Associate General Counsel, Employment and Litigation from October 2012 to October 2013. Prior to joining the Company, Mr. Sherman was a Shareholder/Attorney at Littler Mendelson, P.C. where he represented clients in all aspects of labor and employment law. Mr. Sherman received his J.D. from the University of Pittsburgh School of Law and his B.A. in Political Science from Pennsylvania State University.

Mark G. Spinks

President, Beauty Systems Group

Mark G. Spinks, 60, has been the President of Beauty Systems Group LLC since July 2015. Mr. Spinks previously held a number of positions of increasing responsibility with us. Mr. Spinks was most recently the Chief Operating Officer of Beauty Systems Group LLC, a position he served in since September 2014. Prior to that, Mr. Spinks was the Vice President of Operations/GM for the Company’s Armstrong McCall franchise business, a position he held for five and a half years, and prior to that was the Director of Business Development for the Company for almost four years. Mr. Spinks received a B.A. in Economics and Criminal Justice from Indiana University.

www.sallybeautyholdings.com  45

[THIS PAGE INTENTIONALLY LEFT BLANK]

  2021 Proxy Statement

Executive Compensation 47 Compensation Discussion and Analysis 48 Executive Summary 53 Compensation Philosophy and Objectives 54 FY21 Executive Compensation Program 56 Tying Compensation to Performance 57 Base Salary 58 Annual Incentive 60 Long-Term Incentives 64 Other Compensation 65 Change-in-Control Severance Protection 65 Additional Compensation Policies 67 Compensation Decision-Making Process 67 Role of Compensation and Talent Committee 67 Role of Independent Compensation Consultant 68 Role of Management 68 Market Data/Benchmarking 69 Total Compensation Review 69 Consideration of Stockholder Vote on Executive Compensation 70 Management of Compensation-Related Risk 71 Compensation and Talent Committee Report 72 Compensation Tables 72 Summary Compensation Table 74 Grants of Plan-Based Awards for FY21 76 Outstanding Equity Awards at 2021 Fiscal Year-End 79 Option Exercises and Stock Vested in FY21 79 Nonqualified Deferred Compensation 80 Potential Payments Upon Termination or Change in Control COMPENSATION DISCUSSION AND ANALYSIS The Compensation Discussion and Analysis (“CD&A”) explains how the Company’s executive compensation program is designed and operates with respect to the following named executive officers (“NEOs”) for the fiscal year 2021 (“FY21”): NEOs Christian A. BrickmanPresident and Chief Executive Officer (1) Marlo M. CormierSenior Vice President, Chief Financial Officer Pamela K. KohnSenior Vice President, Chief Merchandising Officer Mark G. SpinksPresident, Beauty Systems Group John H. GossPresident, Sally Beauty Supply Former NEO Aaron E. AltFormer Senior Vice President, Chief Financial Officer and President, Sally Beauty Supply (2) (1) Mr. Brickman terminated employment from his position as President and Chief Executive Officer effective September 30, 2021. (2) Mr. Alt resigned from his position as Senior Vice President, Chief Financial Officer and President, Sally Beauty Supply effective November 16, 2020. For a complete understanding of our executive compensation program, this CD&A should be read in conjunction with the “Executive Compensation — Compensation Tables” of this Proxy Statement.

Executive Summary Sally Beauty Holdings, Inc. (NYSE: SBH) is an international specialty retailer and distributor of professional beauty supplies with revenues of approximately $3.9 billion annually. Through the Sally Beauty Supply (“Sally”) and Beauty Systems Group (“BSG”) businesses, the Company has operations throughout the United States, Puerto Rico, Canada, Mexico, Chile, Peru, the United Kingdom, Ireland, Belgium, France, the Netherlands, Spain and Germany. Sally stores offer products for professional hair color and care as well as additional categories such as skin care and nails. Sally offers these categories through proprietary brands such as Ion®, Generic Value Products®, Beyond the Zone® and Silk Elements® as well as professional lines such as Wella®, Clairol®, OPI®, Conair® and Hot Shot Tools®. BSG stores, branded as CosmoProf or Armstrong McCall stores, along with its outside sales consultants, sell professionally branded products including Paul Mitchell®, Wella®, Matrix®, Schwarzkopf®, Kenra®, Goldwell®, Joico® and CHI®, intended for use in salons and for resale by salons to retail consumers. Over the last several years, the Company has undergone a significant transformation that included substantial technology investments that resulted in a more convenient omni-channel shopping experience for our customers. Our FY21 strategies were focused on: FY21 Company Strategies and Accomplishments Impact of COVID-19 Improve our Digital Commerce Capabilities Improve our Retail Fundamentals Play to Win with our Customers Continue to enhance our digital capabilities and evolution to an omni-channel retailer: ✓ Launched new BSG website ✓ Launched Buy Online / Pickup In-Store (“BOPIS”) and Rapid Delivery for both Sally and BSG Execute and implement JDA: ✓ Full utilization of JDA Demand and Fulfillment across all Sally and BSG stores and vendors Operationalize North Texas Distribution Center as planned: ✓ Our first warehouse that services both Sally and BSG business segments including all stores, full service and e-commerce Personalize the customer experience by leveraging Loyalty and Private Label Rewards Credit Card: ✓ Launched critical personalization initiatives including Artificial Intelligence (“AI”) Automation and Churn/Reactivation/Customer Purchase Journeys Despite the ongoing pandemic, COVID-19 had a smaller impact this fiscal year relative to FY20. Same store sales decreased in the first quarter, primarily reflecting temporary store closures in international markets, government-mandated capacity restrictions in the U.S. and Canada, and the shut-down of salons in California and certain territories in Canada for part of the quarter due to the impact of COVID-19. However with strong consumer demand in the U.S., easing of COVID-19 restrictions globally, and solid execution by our teams, we ended the fiscal year with strong financial performance and execution of our strategic priorities.

FY21 Company Financial Performance SAME STORE SALES GROWTH ADJUSTED OPERATING INCOME (1)(2) ($ in Millions) DILUTED EARNINGS PER SHARE 3-YEAR AVERAGE ROIC (3) 1-YEAR TSR (2) 3-YEAR TSR (2) (1) Please see Appendix 1 for a reconciliation of non-GAAP numbers. (2) Please see “Long-Term Incentives” section of this CD&A for Adjusted Operating Income and Total Shareholder Return (“TSR”) definitions. (3) 3-Year Average ROIC is defined as net income plus after-tax interest expense divided by monthly invested capital over the three-year performance period.

FY21 Changes  NEO Changes ✓ Mr. Brickman terminated employment from his position as President and Chief Executive Officer effective September 30, 2021. ✓ Mr. Alt resigned from his position as Senior Vice President, Chief Financial Officer and President, Sally Beauty Supply effective November 16, 2020. ✓ On November 16, 2020, Marlo Cormier was promoted to Senior Vice President, Chief Financial Officer and Chief Accounting Officer. In connection with her promotion, Ms. Cormier’s base salary was increased from $430,000 to $550,000 and her Annual Incentive Plan (“AIP”) target annual bonus opportunity was increased from 60% to 70% of base salary. Ms. Cormier also received a supplemental LTI grant of $175,000 target value delivered in 34% stock options (“Options”), 33% restricted stock units (“RSUs”) and 33% performance stock units (“PSUs”). Ms. Cormier’s title was subsequently changed to Senior Vice President, Chief Financial Officer with the appointment of Ms. McIntosh as Group Vice President, Controller and Chief Accounting Officer. ✓ On November 16, 2020, John Goss was promoted to President, Sally Beauty Supply. In connection with his promotion, Mr. Goss’ base salary was increased from $343,881 to $459,000 and his AIP target annual bonus opportunity was increased from 50% to 70% of base salary. Mr. Goss also received a supplemental LTI grant of $170,000 target value delivered in 34% Options, 33% RSUs and 33% PSUs. Compensation Program Changes ✓ The Committee approved AIP performance metrics of 80% operating cash flow (with a minimum inventory floor as a requirement for payout) and 20% strategic initiatives. ✓ The Committee also approved new PSU performance metrics of 50% relative total shareholder return (“rTSR”) measured over a three-year performance period and 50% adjusted operating income measured over three, one-year performance periods. The rTSR PSUs require above median performance to earn target and payout is capped at target if the Company’s absolute TSR over the performance period is negative. ✓ The Committee also approved an amendment to the 2019 Omnibus Plan so that starting with the FY21 grants, PSUs will be subject to a “double trigger” change-in-control acceleration for awards that are assumed in a transaction.

FY21 NEO Pay  The Committee did not increase any FY21 salaries for NEOs (other than Ms. Cormier and Mr. Goss as indicated in the “FY21 Changes” section above). ✓ The Committee granted long-term incentive (“LTI” or “equity”) awards in the form of 34% Options, 33% PSUs, and 33% RSUs. ✓ Our financial performance for FY21 was strong, including over-performance on our operating cash flow metric for our annual incentive awards, resulting in a maximum payout of 150% on this metric (which is 80% of the total award). The Committee determined that we made significant progress on our strategic initiatives including some over-performance on initial goals and expectations such as enhancing our digital capabilities and evolution to an omni-channel retailer, as well as personalization of the customer experience through Loyalty and our Rewards Credit Card. However, with some delays and challenges around our supply chain-focused initiatives, the Committee determined a 70% payout for strategic initiatives was appropriate (the remaining 20% of our annual incentive awards). Overall, after weighting these two elements, the annual incentive award payouts were 134% of target. ✓ Following the completion of the performance period on September 30, 2021, the Committee determined that the FY19-21 PSUs granted in January 2019 were not earned because the Company did not achieve threshold performance levels for either the AOI growth metric (60%) or the return on invested capital (“ROIC”) metric (40%). This below threshold performance was driven in large part by the impact of COVID-19. Per the terms of the award, the FY19-21 PSUs were cancelled without payout. ✓ Following the completion of the performance period on September 30, 2021, the Committee determined that the first one-year performance period of the FY21-23 adjusted operating income PSUs (“FY21-23 Y1AOI PSUs”) granted in January 2021 were earned at 132.7% of the targeted award. The earned FY21-23 Y1AOI PSUs were banked and will be paid out after completion of all performance periods on November 15, 2023, subject to the executive’s continued employment on such date.

FY22 Changes  Corporate Governance NEO Changes ✓ On October 1, 2021, Denise Paulonis joined the Company as President and Chief Executive Officer. Ms. Paulonis will receive an annual salary at the rate of $1,100,000 and an AIP target annual bonus of 150% of her base salary. Ms. Paulonis will be eligible to receive a LTI award with a grant date target value equal to $4,250,000. The Company and Ms. Paulonis entered into a change-in-control severance agreement having terms consistent with those provided to the other executive officers. In connection with her commencement of employment with the Company, Ms. Paulonis also received certain make-whole awards to compensate her for amounts forfeited upon termination from her prior employer, including a cash sign-on bonus of $400,000 (50% of which is subject to repayment if Ms. Paulonis resigns or if the Company terminates her employment for cause within her first year of employment with the Company) and an equity grant of RSUs with a grant date value of $1,450,000 and Options with a grant date value of $1,000,000. The RSUs and Options will vest ratably over three years beginning on the first anniversary of the date of grant, subject to Ms. Paulonis’ continued employment with the Company on each applicable vesting date and subject to such other terms and conditions of the Company’s 2019 Omnibus Incentive Plan and the individual award agreements. The Company also will assist Ms. Paulonis with her relocation to the Company’s headquarters and will reimburse Ms. Paulonis for relocation expenses (limited per our executive relocation policy). Compensation Program Changes ✓ For FY22, the Committee increased base salaries for NEOs between 3.0% to 3.5% (other than Ms. Cormier and Mr. Goss), consistent with market data from our peer group. Increased Ms. Cormier’s base salary from $550,000 to $600,000 and Mr. Goss’ base salary from $459,000 to $525,000 based on their promotions in FY21, performance during FY21 and market data from our peer group. ✓ The Committee approved AIP performance metrics of 60% adjusted operating income (“AOI”), 20% comparable sales and 20% strategic initiatives. ✓ The Committee granted long-term incentive awards in the form of 50% PSUs and 50% RSUs. ✓ The Committee also approved PSU performance metrics of 50% relative total shareholder return (“rTSR”) measured over a three-year performance period and 50% operating income margin (“OIM”) measured over three, one-year performance periods. The rTSR PSUs require above median performance to earn target and payout is capped at target if the Company’s absolute TSR over the performance period is negative. WHAT WE DO ✓ Closely align pay with performance ✓ Retain an independent compensation consultant ✓ Conduct an annual review of our peer group composition ✓ Conduct an annual review of our executive officer performance and compensation ✓ Conduct an annual review of our incentive compensation design ✓ Limit incentive compensation with a maximum payout/cap ✓ Maintain a comprehensive recoupment/clawback policy ✓ Require a minimum vesting period for equity ✓ Maintain equity ownership guidelines and retention requirements WHAT WE DO NOT DO ✘ No employment agreements for executive officers ✘ No discounting or repricing of stock options without stockholder approval ✘ No pledging or hedging transactions with respect to Company stock ✘ No “single trigger” change-in-control severance benefits ✘ No “single trigger” change-in-control equity acceleration for assumed awards (other than PSUs granted prior to FY21) ✘ No 280G excise tax “gross-ups” ✘ No excessive executive benefits or perquisites ✘ No tax “gross-ups” for executive benefits or perquisites (other than reimbursement of certain new-hire benefits) ✘ No compensation programs that are reasonably likely to have a material adverse effect on the Company

COMPENSATION PHILOSOPHY AND OBJECTIVES

Our Compensation and Talent Committee (“Committee”) designs our compensation programs with the following philosophies and objectives in mind:

Pay for Performance

✓  Link incentive compensation to performance through objectives that align with shareholder and other stakeholder interests and drive annual and long-term results.

✓  The higher the level in the organization, the greater the link to performance (more at-risk; making leaders more accountable).

Alignment with Shareholders

✓  Align executive and long-term shareholder interests by linking pay to achievement of performance objectives viewed as drivers of sustained value creation, delivering a significant portion of pay in equity compensation, and requiring executive officers to accumulate and hold a meaningful amount of SBH stock.

Drive Annual and Long-Term Results

✓  Ensure performance objectives are understandable and drive delivery of financial results and successful execution of strategic initiatives.

✓  Ensure performance goals align to our annual and long-term strategies and financial operating plans.

Pay Competitively

✓  Ensure pay remains competitive with peer companies in order to attract, motivate and retain associates.

✓  Target the 50th percentile of market for all compensation components, adjusted by various factors such as individual performance, responsibilities, experience, internal equity, and expected future contributions.

Mitigate Undue Risk

✓  Use a mix of annual and long-term incentives and financial and strategic metrics.

✓  Use caps and / or gates for annual incentives and use vesting periods, caps, and restrictive covenants for long-term incentives.

✓  Include clawback provisions and maintain stock ownership guidelines.

✓  Review and approval of annual and long-term incentive performance goals, results and payouts by the Committee.

www.sallybeautyholdings.com  53

FY21 EXECUTIVE COMPENSATION PROGRAM

The following are the primary components of the FY21 compensation program for our executive officers, including our NEOs:

Component	Form of Compensation	Purpose	Performance Criteria

Base Salary	Cash	Providing a competitive level of fixed compensation that attracts and retains skilled management, recognizing their respective roles, responsibilities, and experience.	Reviewed annually for increases.

Annual Incentive Annual Incentive Plan (“AIP”)	Cash	Communicating and driving achievement of financial and strategic annual objectives that are important to our sustained success and stock value.	Earned based on achievement of operating cash flow and strategic initiative goals, with potential adjustment based on individual performance. The AIP financial performance objectives for FY21 are set forth in the “Annual Incentive – Performance Objectives” section of this CD&A.

Long-Term Incentives (“LTI” or “Equity”) 2019 Omnibus Incentive Plan	Stock Options (“Options”)

Creating a strong financial incentive for meeting or exceeding long-term financial goals, rewarding past performance, recognizing promotions, encouraging an equity stake in the Company, and aligning interests with those of our stockholders.

Encouraging retention through multi-year vesting requirements.

Realized value for Options requires increases in Company stock price.
Performance Stock Units (“PSUs”)

PSUs are eligible to vest based on achievement of goals related to relative total shareholder return over a three-year period and adjusted operating income over three, one-year periods. In addition, realized value of PSUs at vesting is tied to Company stock price.

	Restricted Stock Units (“RSUs”)		RSUs vest ratably over a three-year period with continued employment providing a retention incentive. Realized value of RSUs at vesting is tied to Company stock price.

  2021 Proxy Statement

The Company also provides the following components of compensation:

Component		Form of Compensation	Purpose

Other Compensation	Health and Welfare Benefits	Eligibility to receive available health and other welfare benefits paid for, in whole or in part, by the Company, including broad-based medical, dental, life and disability insurance.	Providing a competitive, broad-based employee benefits structure and promoting the good health of our executive officers.
	Retirement Plan	Eligibility to participate in, and receive Company contributions to, our 401(k) plan (available to all employees).	Providing competitive retirement-planning benefits to attract and retain skilled management.
	Executive Physical	Reimbursement for an annual physical exam.	Promoting the good health of our executive officers.
	New Hire Benefits	Limited new hire benefits (including Company-paid COBRA and relocation expenses).	Attracting new talent by providing a smooth transition to our Company.

Change-in-Control Severance Protection

Eligibility to receive cash severance (1.99 times base salary and a 5-year average AIP award payout) and post-termination health and welfare benefits (24 months) in connection with involuntary termination within two years after a change in control.

Providing a competitive compensation package for attraction and retention purposes before and after a change in control, as well as ensuring continuity of management in the event of any actual or threatened change in control of our Company.

www.sallybeautyholdings.com  55

TYING COMPENSATION TO PERFORMANCE

Our executive compensation program closely links realized compensation to the achievement of financial objectives and increases in the Company’s stock price, with 61% of Mr. Brickman’s and 52% of our other NEOs’ FY21 target compensation being performance-based and contingent upon the achievement of financial or strategic performance objectives or changes in our stock price.

We use four key performance metrics to measure results and determine annual incentive and PSU payouts:

  2021 Proxy Statement

Generate sustainable growth. The Committee believes these performance components – incorporated into the Company’s annual budget and long-term planning – represent the metrics that can be used by our stockholders to assess the Company’s value. Using these metrics, together with overlapping performance periods for our PSUs, enables the Committee to evaluate the NEOs’ performance in generating sustainable growth.

Balance annual and long-term objectives. The Committee also believes these measures highlight the importance of leading the Company to achieve both annual and long-term financial and strategic goals. These measures also reduce the risk that actions would be taken to sacrifice long-term growth to meet annual targets or vice versa.

Flexibility to support long-term growth. The standards for determining performance against objectives established for these metrics are derived from the Company’s financial statements, which follow generally accepted accounting principles. The terms of our AIP and PSUs provide the Committee the ability to adjust results to exclude certain items, either positive or negative, that it considers extraordinary when determining performance against pre-established financial goals. The Committee believes that retaining the ability to make adjustments encourages management’s willingness to take actions that may limit annual Company performance, yet support long-term growth.

BASE SALARY

The Committee determines the base salary of each NEO on an annual basis (unless market conditions or changes in responsibilities warrant a mid-year change) and targets the 50th percentile of our peer group. The Committee uses its judgment to vary executive officer pay based on factors, such as an executive officer’s experience, performance and responsibilities, as well as internal parity. In evaluating the NEOs’ performance, the Committee relies primarily on our Chief Executive Officer’s performance review of each executive officer (other than himself / herself). The subjective factors considered by our Chief Executive Officer primarily consist of whether the executive officer met their developmental and operational goals and the financial performance within their area of responsibility.

In September 2020, the Committee reviewed market data provided by FW Cook on our peer companies and the retail industry generally to determine whether changes to the base salaries for our executive officers were needed for FY21 to align our executive team with the market. The Committee did not adjust the base salary levels of the NEOs in light of the uncertainty of COVID-19 (except for Ms. Cormier and Mr. Goss in connection with their promotions):

Name	Start of FY21 Base Salary	% Increase	End of FY21 Base Salary

NEOs

Christian A. Brickman	$1,050,600	—	$1,050,600

Marlo M. Cormier (1)	$430,000	27.9%	$550,000

Pamela K. Kohn	$600,000	—	$600,000

Mark G. Spinks	$459,000	—	$459,000

John H. Goss (1)	$343,881	33.5%	$459,000

Former NEO

Aaron E. Alt (2)	$735,000	—	—

(1)

Ms. Cormier had been promoted to Senior Vice President, Chief Financial Officer and Chief Accounting Officer and Mr. Goss had been promoted to President, Sally Beauty Supply, each of which warranted a higher base salary based on the peer group data provided by FW Cook.

(2)	Mr. Alt separated from the Company on November 16, 2020.

For the actual base salaries paid to our NEOs during FY21, please see the “Summary Compensation Table” of this Proxy Statement.

www.sallybeautyholdings.com  57

ANNUAL INCENTIVE

Our Annual Incentive Plan (“AIP”) provides each NEO the opportunity to receive an annual incentive or cash award payout based on their base salary for the fiscal year, target award percentage and achievement of performance objectives:

FY21 Base Salary	X	Target Award Percentage	X	Performance Objectives Payout %	=	Award Payout

Target Award

TARGET AWARD

Our Chief Executive Officer made recommendations to the Committee for each NEO’s target award percentage (other than himself), based on job responsibilities and peer group data provided by FW Cook. The Committee determined the Chief Executive Officer’s target award percentage, based on his job responsibilities and the peer group data provided by FW Cook. The Committee approved the following FY21 target award percentages:

Name	FY20 Target Award Percentage (1)	FY21 Target Award Percentage (1)

NEOs

Christian A. Brickman	100%	100%

Marlo M. Cormier (2)	60%	70%

Pamela K. Kohn	70%	70%

Mark G. Spinks	70%	70%

John H. Goss (2)	50%	70%

Former NEO

Aaron E. Alt	80%	80%

(1)	Reflected as a percentage of base salary established for the fiscal year.

(2)

Ms. Cormier had been promoted to Senior Vice President, Chief Financial Officer and Chief Accounting Officer and Mr. Goss had been promoted to President, Sally Beauty Supply, each of which warranted a higher target award percentage based on the peer group data provided by FW Cook.

The target award opportunity for each NEO under the AIP in FY21 is as follows:

Name	FY21 Base Salary (1)	Target Award Percentage	Target Award

NEOs

Christian A. Brickman	$1,050,600	100%	$1,050,600

Marlo M. Cormier (2)	$532,904	68.9%	$366,907

Pamela K. Kohn	$600,000	70%	$420,000

Mark G. Spinks	$459,000	70%	$321,300

John H. Goss (3)	$442,599	67.8%	$300,021

Former NEO

Aaron E. Alt	$735,000	80%	$588,000

(1)	Base salary used for AIP target award calculation is prorated by the day and differs slightly from actual base salary paid.

(2)

Ms. Cormier’s target award opportunity was prorated with $61,260 of her FY21 base salary multiplied by a 60% pre-promotion target award and $471,644 of her FY21 base salary multiplied by a 70% target award percentage, based on her promotion.

(3)

Mr. Goss’ target award opportunity was prorated with $48,991 of his FY21 base salary multiplied by a 50% pre-promotion target award and $393,608 of his FY21 base salary multiplied by a 70% target award percentage, based on his promotion.

  2021 Proxy Statement

PERFORMANCE OBJECTIVES

In establishing the performance objectives for FY21, the Committee determined that the primary emphasis should be on financial performance objectives. Accordingly, 80% of the NEOs’ AIP award payouts are based on achievement of a financial performance goal and 20% on achievement of strategic initiatives, subject to potential adjustment based on individual performance as described below. Given the uncertainty of COVID-19 and the challenge of setting sales goals/targets for the period from October 2020 through September 2021, the Committee approved the following FY21 AIP performance objectives, which were designed with the unpredictability and ups and downs of this year in mind, allowing us to focus on being flexible and agile:

•

80% Operating Cash Flow – Defined as net cash provided by operating activities as shown in the Sally Beauty Holdings, Inc. and Subsidiaries Condensed Consolidated Statements of Cash Flows as presented in 10-K and 10-Q filings with the Securities and Exchange Commission.

–

The Committee also included, as a requirement for payout, achievement of a minimum inventory floor in order to keep our inventory at strong levels to best serve our customers. If FY21 inventory was not at or above $850M at fiscal year-end, then the operating cash flow metric would not pay out per the scale below.

Payout Scale – SBH Consolidated Operating Cash Flow pays out between 0-150% of target based on performance achieved:

Payout Scale (1)(2)	Operating Cash Flow (Millions)	Performance Achieved	Payout %	Weighted Payout %

Maximum	≥ $310.5	≥115%	150%	120%

Target	$270 – $284	100% – 105%	100%	80%

Threshold	$229.5	85%	25%	20%

Below Threshold	< $229.5	<85%	0%	0%

(1)	Payouts between performance levels is determined based on straight line interpolation

(2)	Minimum inventory floor required for payout set at $850M for FY21

•

20% Strategic Initiatives – Company-wide initiatives applied to all officers set at the beginning of FY21 by the Committee and approved by the Board of Directors. These strategic initiatives focused on enhancing our digital capabilities, implementing JDA, operationalizing our North Texas Distribution Center, and personalizing the customer experience.

Payout Scale – Strategic Initiatives pay out between 0-150% of target based on assessment by the Committee:

Performance Achieved	Payout %	Weighted Payout %

Exceeds	101-150%	21-30%

Target	100%	20%

Not Fully Achieved	0-99%	0-19%

The AIP is designed so that if we achieve the AIP financial performance target and strategic initiatives (as discussed above), each NEO is eligible to earn 100% of their target award. Performance at below-target levels would result in awards as low as 0% of the target award, subject to the discretion of the Committee to adjust awards as described below. If we exceed the AIP financial performance targets, each NEO is eligible to earn an AIP award in an amount up to 150% of the financial criteria component of their target award and 150% of the strategic initiatives component.

www.sallybeautyholdings.com  59

To provide flexibility to recognize overall achievements in key focus areas and operational performance, which can change throughout the year based on unanticipated contingencies, the Committee does not specify individual performance objectives for individual officers under the AIP. Instead, the Committee maintains discretion to use its qualitative judgment to reduce or increase the dollar value of an individual officer’s AIP award (by up to 50 percentage points below or above the percentage of the target award resulting from application of the financial performance formulas) based upon a subjective assessment of the individual’s performance, but the adjusted payout cannot exceed the maximum award for such individual. No individual adjustments were made for FY21.

AWARD PAYOUT

Actual results for FY21 were as follows:

	Performance Achieved	Payout %	Weighted Payout %

Operating Cash Flow (1)(2)	≥ 115%	150%	120%

Strategic Initiatives	Not Fully Achieved	70%	14%

Performance Objectives Payout %			134%

(1)	FY21 operating cash flow was $381.9M

(2)	Inventory was $871M for FY21 (above the inventory floor of $850M)

Our financial performance for FY21 was strong, including over-performance on our operating cash flow metric for our annual incentive awards, resulting in a maximum payout of 150% on this metric (which is 80% of the total award). The Committee determined that we made significant progress on our strategic initiatives including some over-performance on initial goals and expectations such as enhancing our digital capabilities and evolution to an omni-channel retailer, as well as personalization of the customer experience through Loyalty and our Rewards Credit Card. However, with some delays and challenges around our supply chain-focused initiatives, the Committee determined a 70% payout for strategic initiatives was appropriate (the remaining 20% of our annual incentive awards). Overall, after weighting these two elements, the annual incentive award payouts were 134% of target.

The table below shows the target awards under the AIP for the NEOs for FY21 and the award payouts:

Name	AIP Target Award	Performance Objectives Payout %	AIP Award Payout

NEOs

Christian A. Brickman	$1,050,600	134%	$1,407,804

Marlo M. Cormier (1)	$366,907	134%	$491,655

Pamela K. Kohn	$420,000	134%	$562,800

Mark G. Spinks	$321,300	134%	$430,542

John H. Goss (1)	$300,021	134%	$402,029

Former NEO

Aaron E. Alt (2)	$588,000	—	—

(1)	Ms. Cormier and Mr. Goss’ awards were prorated in connection with their promotions. See “Annual Incentive—Target Award” section in this CD&A and the table above for more details.

(2)	Mr. Alt forfeited his AIP award in connection with his separation.

LONG-TERM INCENTIVES

The Committee’s policy is to grant long-term incentive or equity awards on the same day it approves the grant. Other than special one-time grants, such as at the time of a new hire or promotion, the Committee intends to grant

  2021 Proxy Statement

equity awards to its executive officers once a year, and such grants are generally made at the same time that the Committee approves base salary increases and the AIP target awards for the fiscal year. These actions generally occur within the first quarter of the fiscal year.

Our Senior Vice President and Chief Human Resources Officer provides our Chief Executive Officer with a listing of employees eligible for equity awards. Our Chief Executive Officer then makes a grant recommendation to the Committee for each of the proposed grantees, including the NEOs other than himself / herself, based on consideration of the value of the grants that the employee received in prior years, the competitive market data provided by FW Cook, and his / her views as to the employee’s expected future contribution to our business results. The Chair of the Committee recommends to the Committee the Chief Executive Officer’s proposed equity grant based on his / her review of competitive market data provided by FW Cook and the CEO’s performance. The Committee is ultimately responsible for approving the award grant value and the methodology for converting this value into number of shares. In making equity grants for eligible employees, the Committee considers the recommendations of the Chief Executive Officer and the competitive data provided by FW Cook regarding aggregate share usage and costs associated with equity grants.

FY21 EQUITY AWARDS

Consistent with its equity grant policy, the Committee granted Options and RSUs in November 2020 to each of our executive officers. The Committee delayed the grant of the FY21-23 PSUs to January 2021 to allow the Committee additional time to assess the new performance goals as a result of new PSU design and metrics. For more information regarding the equity awards granted to our NEOs during FY21, please see the “Grants of Plan-Based Awards” table of this Proxy Statement. As a condition of the grant, grantees, including our NEOs, have agreed that, for one year following termination of employment, they will not solicit our employees or customers. The intended grant value of the NEOs’ FY21 equity awards are reflected in the following table:

Name	FY21 Equity Award Grant Value

NEOs

Christian A. Brickman	$4,000,000

Marlo M. Cormier (1)	$525,000

Pamela K. Kohn	$800,000

Mark G. Spinks	$600,000

John H. Goss (2)	$430,000

Former NEO

Aaron E. Alt (3)	$1,000,000

(1)	Ms. Cormier’s annual equity award grant value was $350,000 and her promotional equity award grant value was $175,000.

(2)	Mr. Goss’ annual equity award grant value was $260,000 and his promotional equity award grant value was $170,000.

(3)	Mr. Alt forfeited these Options and RSUs in connection with his separation. He did not receive PSUs in January 2021.

•

Options comprised 34% of the equity award value. Options vest one-third per year, subject to continued employment, have a ten-year term, and have an exercise price equal to the closing price per share of our Common Stock on the date of grant.

•	RSUs comprised 33% of the equity award value. RSUs vest ratably over a three-year period, subject to continued employment.

www.sallybeautyholdings.com  61

•	PSUs comprised 33% of the equity award value. PSUs are eligible to vest based on the following FY21-23 PSU performance objectives (and continued employment):

–	50% Relative Total Shareholder Return (“rTSR”) measured over a three-year performance period

◾

Total Shareholder Return (“TSR”) means the change in a company’s stock price plus dividends paid to shareholders (assumed to be reinvested) over the rTSR Performance Period, and is measured as follows:

TSR =	Ending Stock Price – Beginning Stock Price + Reinvested Dividends

Beginning Stock Price

–	Beginning and Ending Stock Price Determination: A 30-day trading average at the beginning and ending of the rTSR Performance Period
–

Dividend Reinvestment: Dividends will be determined using the Ex-Dividend date with the sum of all dividends paid throughout the performance period added to the difference between the Ending Stock Price and Beginning Stock Price

•	Sally Beauty Holdings, Inc.’s TSR is measured on a relative basis compared to the rTSR Comparator Companies.
•	If Sally Beauty Holdings, Inc.’s absolute TSR (as measured for the FY21-23 PSU grants) is negative, then the payout will be capped at 100%.

◾	rTSR Performance Period means fiscal years of the Company beginning on October 1, 2020 and ending on September 30, 2023.
◾	rTSR Comparator Companies are the companies comprising the S&P Composite 1500 Specialty Stores Index.

•	The S&P Composite 1500 Specialty Stores Index companies are locked in as of the grant date and remain the same throughout the rTSR Performance Period even if the Index composition changes.
•	Award treatment if the following situations occur during the rTSR Performance Period:

	Situation	Plan Treatment

Adjustments	Stock splits and recapitalizations	Opening share price adjusted for recapitalizations
	rTSR Comparator Company bankruptcy / delisting / liquidation	Company not removed from rTSR Comparator Companies; Company considered to be at the bottom of the rTSR Comparator Companies
	rTSR Comparator Company acquired or taken private	Company removed from the rTSR Comparator Companies from the beginning of the performance period
rTSR Comparator Company announcement of being acquired but not yet closed

No Adjustments	Stock buybacks or issuance	No special adjustments made
	Significant acquisition or divestiture	Acquisition or divestiture would impact the company’s TSR, so no adjustment needed
	rTSR Comparator Company financial restatements which occur after the performance period ends	No adjustments made; Captured in the next annual grant cycle as reflected in stock price

  2021 Proxy Statement

◾	rTSR Payout Scale – rTSR pays out between 0-200% of target based on Sally Beauty Holdings, Inc.’s percentile rank:

Payout Scale (1)(2)	SBH’s Percentile Rank	Payout %

Maximum	≥ 85th %ile	200%

Target	55th %ile	100%

Threshold	25th %ile	25%

Below Threshold	< 25th %ile	0%

(1)	Payouts between performance levels will be determined on a straight line interpolation.

(2)	If Sally Beauty Holdings, Inc.’s absolute TSR (as measured for the FY21-23 PSU grants) is negative, then the payout will be capped at 100%.

–	50% Adjusted Operating Income (“AOI”) measured over three, one-year performance periods

◾

Adjusted Operating Income (“AOI”) is defined as Sally Beauty Holdings, Inc.’s operating income as reported in Sally Beauty Holdings, Inc.’s audited consolidated financial statements, with such adjustment as the Committee may provide for prior to the commencement thereof (which adjustments shall include effects of charges for restructurings, discontinued operations, extraordinary items, other unusual or non-recurring items, and the cumulative effect of tax or accounting changes, each as determined in accordance with generally accepted accounting principles and identified in the financial statements, notes to the financial statements or management’s discussion and analysis) at the end of the AOI Performance Period.

◾	AOI Performance Period means:

Year 1: Fiscal year of the Company beginning on October 1, 2020 and ending on September 30, 2021 (“Y1AOI”);

Year 2: Fiscal year of the Company beginning on October 1, 2021 and ending on September 30, 2022 (“Y2AOI”); and

Year 3: Fiscal year of the Company beginning on October 1, 2022 and ending on September 30, 2023 (“Y3AOI”).

◾	AOI Payout Scale – SBH Consolidated AOI pays out between 0-200% of target based on SBH’s performance:

Payout Scale (1)(2)	SBH’s Performance	Payout %

Maximum	≥ 115%	200%

Target	100%	100%

Threshold	85%	25%

Below Threshold	< 85%	0%

(1)	Payouts between performance levels will be determined on a straight line interpolation.

(2)	All three, one-year AOI performance periods will use the same payout scale. Target goals will be set at the beginning of each performance period.

Any FY21-23 PSUs earned are banked and paid out after completion of all performance periods on November 15, 2023, subject to the executive’s continued employment.

www.sallybeautyholdings.com  63

DETERMINATION OF FY19-21 PSUS

Following the completion of the performance period, the Committee determined that the FY19-21 PSUs granted in January 2019 were not earned because the Company did not achieve threshold performance levels for either the AOI growth metric (60%) or the return on invested capital (“ROIC”) metric (40%):

	AOI Growth (60%)		ROIC (40%)
Payout Scale (1)	Performance Achieved (2)	Payout %	Performance Achieved	Payout %

Maximum	≥ 3.6%	200%	≥ 24.7%	200%

Target	1.8%	100%	23.7%	100%

Threshold	0.0%	50%	22.7%	50%

Below Threshold	< 0.0%	0%	< 22.7%	0%

Actual Performance Achieved & Payout %	-0.5%	0%	18.9%	0%

(1)	Payouts between performance levels were determined based on straight line interpolation.

(2)	AOI growth performance was calculated using the compounded annual growth rate over the three-year performance period.

This below threshold performance was driven in large part by the impact of COVID-19. Per the terms of the award, the FY19-21 PSUs were cancelled without payout.

DETERMINATION OF FY21-23 Y1AOI PSUS

Following the completion of the first of three performance periods, the Committee determined that the FY21-23 Y1AOI PSUs granted in January 2021 were earned at 132.7% of the targeted award:

Payout Scale (1)	Y1AOI (Millions)	SBH’s Performance	Payout %

Maximum	≥ $505.5	≥ 115%	200%

Target	$439.6	100%	100%

Threshold	$373.6	85%	25%

Below Threshold	< $373.6	< 85%	0%

Actual Performance & Payout %	$461.1	104.9%	132.7%

(1)	Payouts between performance levels were determined based on straight line interpolation.

The earned Y1AOI PSUs were banked and will be paid out after completion of all performance periods on November 15, 2023, subject to the executive’s continued employment.

OTHER COMPENSATION

Consistent with our philosophy of emphasizing performance-based pay, our executive compensation program provides limited executive benefits and perquisites. Our NEOs are eligible to participate in the benefit plans generally available to all of our U.S. employees, which include health, dental, vision, life insurance, and disability plans. In addition, our NEOs (along with our other U.S. employees) are eligible to participate in our 401(k) plan, which represents the only retirement plan that we provide to our NEOs. Under the 401(k) plan, our employees may contribute (on a pre-tax basis) up to 50% of eligible compensation, subject to Internal Revenue Code limitations. After a year of service, we match each employee’s contribution (including our NEOs) at a rate of 100% on the first 4% of the employee’s eligible compensation. Employees are immediately vested in the matching contributions made by us. Our NEOs are also eligible for reimbursement of an annual physical exam. In addition, we may offer Company-paid COBRA and relocation expenses for new executive officers.

The Committee believes that offering the above-described benefits and perquisites to our NEOs is consistent with the terms and benefits offered by other similarly-situated public companies and enhances our ability to retain our

  2021 Proxy Statement

NEOs. Given the fact that these items represent a relatively insignificant portion of our NEOs’ total compensation, the availability of such items does not materially influence the decisions made by the Committee with respect to the other elements of the total compensation payable to our NEOs.

CHANGE-IN-CONTROL SEVERANCE PROTECTION

Many change-in-control transactions result in significant organizational changes, particularly at the senior executive level. To encourage our senior executive officers to remain employed with the Company during an important time when their prospects for continued employment can be uncertain, we are parties to change-in-control severance agreements with each of our NEOs, which provide payments and benefits in the event of the executive’s termination of employment by the Company without cause or by the executive for “good reason” within two years following a change in control. Because a termination by the executive for good reason is effectively a “constructive termination” by the Company without cause, we believe it is appropriate to provide severance benefits in these circumstances. The Committee has determined that our change-in-control agreements were generally consistent with those in place at similarly-situated public companies, were designed to keep our executive officers focused on their work responsibilities during the uncertainty that accompanies a potential change-in-control, and were necessary to retain and recruit our executive officers. The Committee also deemed it important from a retention perspective to treat all of the NEOs similarly with respect to their change-in-control arrangements.

Under the terms of our 2010 and 2019 Omnibus Incentive Plans, Options and RSUs / RSAs have “double trigger” change-in-control vesting if the awards are assumed by the surviving company and equitably converted to awards for publicly traded stock in connection with such transaction. This means that the awards would vest upon the holder’s involuntary separation from service within two years following the change in control, or such other period specified by the Committee. If the awards are not assumed by the surviving company and equitably converted, they would vest upon the change in control. In addition, upon a change in control, PSUs granted in FY19 and FY20 will be cancelled in exchange for an amount equal to the change in control price multiplied by the target number of PSUs granted. This vesting approach aids in our ability to retain key executive officers during the critical time leading up to and following a change in control. On November 4, 2020, the Committee approved an amendment to the 2019 Omnibus Plan so that commencing with FY21, PSUs will be subject to a “double trigger” change-in-control acceleration for awards that are assumed in a transaction.

ADDITIONAL COMPENSATION POLICIES

COMPENSATION RECOUPMENT POLICY

The Company has adopted a compensation recoupment policy that complies with and goes beyond the parameters described in the Dodd-Frank Wall Street Reform and Consumer Protection Act (“Dodd-Frank Act”). Consistent with the Dodd-Frank Act, if we are required to prepare an accounting restatement due to material noncompliance with financial reporting requirements under the U.S. securities laws, we will seek to recover from any current or former executive officer incentive-based compensation (including equity compensation) received during the three-year period preceding the date on which the accounting restatement was required to be made. The amount to be recovered is the excess of the amount paid calculated by reference to the erroneous data, over the amount that would have been paid to the executive officer calculated using the corrected accounting statement data. This compensation recovery would be applied regardless of whether the executive officer engaged in misconduct or otherwise caused or contributed to the requirement for the restatement.

In addition to the above-described recoupment specified by the Dodd-Frank Act, our policy also requires the Company, to the extent permitted by governing law, to seek reimbursement of non-equity incentive compensation paid to any current or former employee, where: A) (i) the payment was predicated upon the achievement of specified financial results; (ii) such financial results were subsequently the subject of a restatement or other material adjustment, (iii) in the Committee’s view the person engaged in misconduct that caused or contributed to the need for the restatement or material adjustment, and (iv) a lower payment would have been made to the person based

www.sallybeautyholdings.com  65

upon the correct financial results; or B) such employee commits an act of embezzlement, fraud or theft with respect to the property of the Company. In each such instance, the Company will seek to recover the person’s entire non-equity incentive compensation payment (not just the excess amount earned based on erroneous data) paid during the 12-month period preceding the Committee’s determination that the person engaged in misconduct.

In FY20, the Company amended our policy to provide that, in addition to the above-described recoupment, in the event that the Committee determines that any current or former employee engages in misconduct (as defined in the policy), then the Committee may, in its sole discretion, require (i) cancellation or forfeiture of such current or former employee’s unvested equity awards granted on or after September 18, 2019, and/or (ii) such current or former employee to reimburse the Company for their most recently received non-equity incentive compensation.

EQUITY OWNERSHIP GUIDELINES AND RETENTION REQUIREMENT

Consistent with our commitment to aligning the interests of our executive officers with stockholders, the Committee of our Board of Directors has adopted equity ownership guidelines which apply to our executive officers. Pursuant to these guidelines, executive officers are encouraged to own shares of our Common Stock generally equal in value to a multiple of their annual base salary (as in effect on December 1st of each year) depending on such executive officer’s level in the Company.

The guidelines provide that shares owned outright by the executive officer or indirectly (e.g., owned or held in trust by an immediate family member), shares the receipt of which has been deferred, as well as shares held in company sponsored benefit or retirement plans, count towards the executive officer’s equity ownership totals. Unvested Options, vested but unexercised Options, restricted shares (stock for which restrictions have not lapsed), restricted stock units (“RSUs”) which have not been settled, as well as unearned PSUs, do not count as stock owned under the guidelines. The executive officer equity ownership guidelines, as applicable to the NEOs, are as follows:

Position	Ownership Guideline (Multiple of Base Salary)

Chief Executive Officer	5x

Presidents and Senior Vice Presidents	3x

Until such time as the executive officer reaches their equity ownership guideline, the executive officer will be required to retain that percentage of the shares of Common Stock received upon vesting of restricted stock, settlement of restricted stock units, payout of PSUs and exercise of Options (net of any shares utilized to pay for the exercise price of the Option and/or tax withholding for the Option, restricted stock, RSUs or PSUs, as applicable) as set forth below:

Position	Retention Requirement

Chief Executive Officer	100%

Presidents and Senior Vice Presidents	50%

Because executive officers must retain a percentage of shares resulting from any exercise of Options, settlement of RSUs or PSUs or the vesting of restricted stock until they achieve the specified guidelines, there is no minimum time period required to achieve the equity ownership guidelines set forth above. As of September 30, 2021, all of our executive officers were in compliance with our equity retention requirements.

The Committee may in the future consider an executive officer’s achievement of the equity ownership guidelines in its award of further equity grants.

  2021 Proxy Statement

USE OF PRE-APPROVED TRADING PLANS

We permit our executive officers and Directors to enter into pre-approved trading plans established according to Rule 10b5-1 under SEC rules, with an independent broker-dealer to enable them to either a) purchase securities; or b) to recognize the value of their compensation and diversify their holdings of our securities during periods in which they might otherwise not be able to buy or sell our stock because important information about us had not been publicly released. These plans include specific instructions for the broker to exercise Options or purchase or sell stock on behalf of the plan participant if our stock price reaches a specified level or certain events occur. The plan participant no longer controls the decision to purchase, exercise or sell the securities in the plan.

POLICY AGAINST MARGIN TRADING, PLEDGING OR HEDGING COMPANY STOCK

Certain forms of hedging or monetization transactions, such as zero-cost collars and forward sale contracts, allow a director, officer or other employee to lock in much of the value of their stock holdings, often in exchange for all or part of the potential for upside appreciation in the stock. These transactions allow the person to continue to own the covered securities but without the full risks and rewards of ownership. When that occurs, he or she may no longer have the same objectives as the Company’s other stockholders. Therefore, pursuant to our published insider trading policy, our directors, officers and other employees are prohibited from engaging in any such transactions. Our insider trading policy also prohibits transactions in puts, calls or other derivative securities, on an exchange or in any other organized market.

COMPENSATION DECISION-MAKING PROCESS

ROLE OF COMPENSATION AND TALENT COMMITTEE

The Committee reviews each component of our executive compensation program, and the methods for determining the types and amounts of compensation, to assure that they help us meet our compensation philosophy and objectives. The Committee receives input from its independent compensation consultant as well as from members of management, as discussed below.

The Chair of our Committee has significant experience in the management of professionals and has served both as chair and as a member of the compensation committees of other publicly-traded companies, and all of our Committee members have significant experience with regard to the oversight of executive compensation practices of large publicly-traded companies. The Board believes that this experience provides the members of our Committee with a solid frame of reference within which to evaluate our executive compensation programs and practices.

ROLE OF INDEPENDENT COMPENSATION CONSULTANT

The Committee retained the services of an independent consultant, FW Cook, to assist in its annual review of our executive compensation program and biennial review of our non-employee director compensation program. As part of this engagement, FW Cook assisted the Committee in the design of our current programs and continues to advise the Committee on our programs. The Committee has directly engaged FW Cook to assist with these same services for FY21, based on FW Cook’s experience, expertise and familiarity with the Company. FW Cook does not provide any services to our management, and does not provide any service to us, other than with respect to its role as the Committee’s executive compensation consultant.

The Committee determined that the work of FW Cook did not raise any conflicts of interest in FY21. In making this assessment, the Committee considered the independence factors enumerated in Rule 10C-1(b) under the Securities Exchange Act of 1934 and the NYSE listing standards, including the fact that FW Cook does not provide any other services to the Company, the level of fees received from the Company as a percentage of FW Cook’s total revenue, policies and procedures employed by FW Cook to prevent conflicts of interest, and whether the individual FW Cook advisers to the Committee own any stock of the Company or have any business or personal relationships with members of the Committee or our executive officers.

www.sallybeautyholdings.com  67

ROLE OF MANAGEMENT

The Committee also considers the views and insights of our management, including our executive officers, in making compensation decisions. Our Chief Executive Officer recommends to the Committee the base pay levels and individual compensation targets for each executive officer (other than himself) based on each executive’s experience, as well as our Chief Executive Officer’s view as to the strategic importance of that executive’s role, knowledge and performance. Our Chief Executive Officer’s unique insight into our business and day-to-day interaction with our executive officers provides a valuable resource to the Committee with respect to our executive compensation programs. In addition, the Committee relied on recommendations made by our Chief Executive Officer and our Chief Financial Officer in selecting the performance metrics and targets for FY21 incentive awards.

Our Chief Executive Officer as well as other members of management generally attend Committee meetings to provide input on executive contributions, but no member of management participates in discussions with the Committee concerning their own compensation. The Committee also works closely with our internal legal, human resources, and finance personnel in establishing and monitoring our compensation programs. Our Chief Financial Officer provides the Committee with input on our financial performance and operational issues, and our General Counsel provides input to the Committee regarding compliance with the laws, regulations and best practices applicable to executive compensation.

MARKET DATA/BENCHMARKING

FW Cook assisted the Committee in benchmarking our compensation arrangements and aggregate equity compensation practices against public companies similar in size and scope to our company. FW Cook obtained proxy data from the peer companies described below, as well as comparative compensation surveys of retail companies.

The following 16 specialty retail companies comprised our peer group for FY21 and was used to set FY21 compensation for our NEOs, which we refer to as our “peer companies” or “peer group”:

Abercrombie & Fitch	Dick’s Sporting Goods	The Michaels Companies
American Eagle Outfitters	Foot Locker	Ulta Beauty
Caleres	Kontoor Brands	Urban Outfitters
Carter’s	Party City	Williams-Sonoma
Chico’s FAS	Signet Jewelers	Wolverine World Wide
Designer Brands

The Committee selected the companies in the peer group, after reviewing data on retail companies (including financial metrics, line-of-business, stock performance and employee count for each respective company) and considering several criteria, including the comparability of specialty retailers and the volatility and maturity of potential peers. In terms of size, our revenues and our market capitalization approximated the median of these peer companies. The peer group differs from our peer group for FY20.

•

The Committee approved the addition of the following companies based on such companies being comparable to our financials, having similar business operations and strategy, and providing balance within the peer group: Kontoor Brands and Wolverine World Wide.

•	The Committee approved the removal of the following companies due to differing business focuses / economics: Tailored Brands and Tractor Supply.

  2021 Proxy Statement

TOTAL COMPENSATION REVIEW

As part of its process for determining the amount and mix of total compensation to be paid to our executive officers in FY21, the Committee reviewed tally sheets prepared by management containing information for each executive officer regarding, among other things:

•	compensation for the last four fiscal years;
•	length of service;
•	the types and amounts of long-term incentives granted in the last four fiscal years;
•	the types and amounts of our equity securities, both vested and unvested, owned as of the end of the most recently completed fiscal year;
•	the proceeds realized from Option exercises during the last four fiscal years; and
•	perquisites and other compensation paid during the last four fiscal years.

The Committee believes that this comprehensive annual review is important to understanding the total compensation paid and, in certain circumstances, payable to, our executive officers. The Committee uses these reports to test whether the various forms, targets, mix, and amounts of compensation paid and payable to our executive officers remain consistent with our compensation strategy. Based on its review for FY21, the Committee believes that the overall compensation of our executive officers was in line with the philosophy and objectives set forth above.

The Committee strives to make decisions on each component of executive compensation within the context of an officer’s entire compensation package, meaning that a decision on one compensation component (such as base salary) impacts decisions made on other compensation components (such as annual and long-term incentives). Based upon input received from FW Cook, the Committee believes that this program balances both the mix of cash and equity compensation, the mix of annual and long-term incentives, and the security of change-in-control severance benefits in a way that furthers the compensation objectives discussed above.

CONSIDERATION OF STOCKHOLDER VOTE ON EXECUTIVE COMPENSATION

At the annual meeting of stockholders on January 26, 2017, our stockholders expressed a preference that advisory votes on executive compensation occur every year. In accordance with the results of this vote, the Board determined to implement an advisory vote on executive compensation every year until the next required vote on the frequency of stockholder votes on the compensation of executives, which is scheduled to occur at the 2023 annual meeting. Therefore, the last advisory vote was held in 2021 and the next advisory vote on executive compensation will occur at this annual meeting. Please refer to “Proposal 2 – Advisory Vote on Executive Compensation” section of this Proxy Statement for information regarding the advisory (non-binding) resolution regarding the compensation of the Company’s NEOs, including the Company’s compensation practices and principles and their implementation, as disclosed in this Proxy Statement.

At the annual meeting of stockholders on January 28, 2021, in the advisory vote on executive compensation, over 95% of the shares voted were voted in support of the compensation of the Company’s NEOs. The Committee appreciates and values the views of our stockholders. As part of its compensation review, the Committee considered both the results of the 2021 advisory vote on executive compensation and feedback from our stockholders, and concluded that the compensation paid to our executive officers and the Company’s overall executive pay practices have strong stockholder support and have been effective in implementing the Company’s stated compensation philosophy and objectives. The Committee recognizes that executive pay practices and notions of sound governance principles continue to evolve. Consequently, the Committee intends to continue paying close attention to the advice and counsel of its compensation advisors and invites our stockholders to communicate any concerns or opinions on executive pay directly to the Committee or the Board. Please refer to “Corporate Governance, the Board and Its Committees – Communications with the Board” section of this Proxy Statement for information about communicating with the Board.

www.sallybeautyholdings.com  69

MANAGEMENT OF COMPENSATION-RELATED RISK

We design our executive compensation program to avoid excessive risk-taking. The following are some of the features of our program designed to help us appropriately manage business risk:

•	Diversification of incentive-related risk by employing complementary performance measures linked to growth, profitability and capital efficiency;
•	A balanced weighting of the various performance measures, to avoid excessive attention on achievement of one measure over another;
•

An assortment of vehicles for delivering compensation, including cash and equity-based incentives with different time horizons, to focus our executive officers on specific objectives that help us achieve our business plan and create an alignment with long-term stockholder interests;

•	A compensation recoupment/clawback policy;
•	Standardized equity grant procedures; and
•	Equity ownership and retention guidelines applicable to all executive officers.

  2021 Proxy Statement

COMPENSATION AND TALENT COMMITTEE REPORT The Compensation and Talent Committee (“Committee”) has reviewed and discussed with management the Compensation Discussion and Analysis required by Item 402(b) of Regulation S-K included in this Proxy Statement. Based on its review and discussions with management, the Committee recommended to the Board of Directors that the Compensation Discussion and Analysis be included in this Proxy Statement. Submitted by the Compensation and Talent Committee Diana S. Ferguson (Chair) Dorlisa K. Flur Linda Heasley Susan R. Mulder Edward W. Rabin The foregoing report is not soliciting material, is not deemed filed with the SEC and is not to be incorporated by reference in any filing of the Company under the Securities Act of 1933, as amended, or the Securities Exchange Act of 1934, as amended, whether made before or after the date hereof and irrespective of any general incorporation language in any such filing.

COMPENSATION TABLES

SUMMARY COMPENSATION TABLE

The following table contains compensation information for our NEOs. The information included in this table reflects compensation earned by the NEOs for services rendered to us for the fiscal years ended September 30, 2021, September 30, 2020 and September 30, 2019.

Name and Principal Position (1)	Fiscal Year	Salary ($)	Bonus ($)	Stock Awards ($)(2)(3)(7)	Option Awards ($)(4)(7)	Non-Equity Incentive Plan Compensation ($)(5)	All Other Compensation ($)(6)	Total ($)
NEOs

Christian A. Brickman	2021	1,050,600	—	2,781,928	1,463,783	1,407,804	19,144	6,723,259

President and Chief Executive Officer	2020	957,329	629,056	2,639,990	1,359,995	—	13,231	5,599,601

	2019	1,018,462	—	2,639,992	1,359,995	820,520	12,895	5,851,864

Marlo M. Cormier	2021	531,539	—	320,534	178,495	491,655	10,859	1,533,082

Senior Vice President, Chief Financial Officer

Pamela K. Kohn	2021	600,000	—	488,455	271,997	562,800	30,482	1,953,734

Senior Vice President, Chief Merchandising Officer	2020	551,538	500,623	827,968	271,998	—	184,987	2,337,114

Mark G. Spinks	2021	459,000	—	366,327	203,998	430,542	21,669	1,481,536

President, Beauty Systems Group	2020	427,223	192,780	395,970	203,996	—	12,493	1,232,462

	2019	458,308	—	395,994	203,998	204,756	12,400	1,275,456

John H. Goss	2021	441,289	—	262,529	146,197	402,029	18,424	1,270,468

President, Sally Beauty Supply
Former NEO

Aaron E. Alt	2021	130,038	—	329,994	339,996	—	312	800,340

Former Senior Vice President, Chief Financial Officer and President, Sally Beauty Supply	2020	681,423	351,607	659,972	339,995	—	12,932	2,045,929
	2019	692,308	—	593,981	305,997	600,237	16,354	2,208,877

(1)

Reflects principal positions held as of September 30, 2021. Mr. Brickman terminated employment from his position as President and Chief Executive Officer effective September 30, 2021. Mr. Alt resigned from his position as Senior Vice President, Chief Financial Officer and President, Sally Beauty Supply effective November 16, 2020.

(2)

Reflects the grant date fair value of the stock awards (RSUs and PSUs), determined in accordance with ASC 718. The fair value of RSU and Y1AOI PSU awards is calculated using the closing price for shares of our Common Stock on the date of grant. The fair value for rTSR PSU awards is based on the Monte Carlo valuation as of the grant date. The assumptions used in the Monte Carlo valuation of the rTSR PSU awards are included in Note 7 to our audited financial statements for the fiscal year ended September 30, 2021, included in our Form 10-K filed with the SEC on November 22, 2021. For PSUs, the grant date fair value is calculated using the target number of PSUs awarded to each NEO, which was the assumed probable outcome as of the grant date. Assuming, instead, that the highest level of performance conditions would be achieved, the grant date fair values of the 2021 PSUs (including both the rTSR and Y1AOI PSUs) would have been as follows: Mr. Brickman, $2,244,711; Ms. Cormier, $294,581; Ms. Kohn, $448,925; Mr. Spinks, $336,657; and Mr. Goss, $241,284; the grant date fair values of the 2020 PSUs would have been as follows: Mr. Brickman, $2,639,991; Ms. Kohn, $527,972; Mr. Spinks, $395,970; and Mr. Alt, $659,973; and the grant date fair value of the 2019 PSUs would have been as follows: Mr. Brickman, $2,639,998; Mr. Spinks, $395,991; and Mr. Alt, $593,987.

  2021 Proxy Statement

(3)

The PSUs granted in FY21 are comprised of one, three-year relative total shareholder return performance period (referred to herein as the FY21-23 rTSR PSUs) and three, one-year performance periods with goals related to adjusted operating income (referred to herein as the FY21-23 Y1AOI PSUs, FY21-23 Y2AOI PSUs and FY21-23 Y3AOI PSUs), with the number of shares earned paid out at the end of the three-year performance period on November 15, 2023. The adjusted operating income goals for the FY21-23 Y2AOI PSUs and FY21-23 Y3AOI PSUs were not established on the date of grant and, as a result, for accounting purposes, are not considered granted until the respective performance goals are established. Accordingly, the grant date fair value of the FY21-23 rTSR PSUs and FY21-23 Y1AOI PSUs are reported in the Stock Awards column for 2021, but the grant date fair value of the FY21-23 Y2AOI PSUs and FY21-23 Y3AOI PSUs will not be reported in the Stock Awards column until 2022 and 2023, respectively.

(4)

Reflects the grant date fair value of the Option awards, determined in accordance with ASC 718. The assumptions used in the calculation of the grant date fair values of the Option awards are included in Note 7 to our audited financial statements for the fiscal years ended September 30, 2021, September 30, 2020, and September 30, 2019, included in our Form 10-K filed with the SEC on November 22, 2021, November 24, 2020, and November 25, 2019, respectively.

(5)

The amounts reported reflect AIP awards earned for the respective fiscal year. For information regarding the AIP, please see “Compensation Discussion and Analysis – FY21 Executive Compensation Program – Annual Incentive” of this Proxy Statement.

(6)	Amounts reported as “All Other Compensation” for FY21 include the following:

Name	Company Matching Contributions to 401(k) ($)	Life Insurance Premiums ($)	Other ($)		Total ($)

NEOs

Christian A. Brickman	11,662	7,482	—		19,144

Marlo M. Cormier	3,138	2,622	5,099	(a)	10,859

Pamela K. Kohn	23,000	7,482	—		30,482

Mark G. Spinks	12,973	8,696	—		21,669

John H. Goss	15,802	2,622	—		18,424

Former NEO

Aaron E. Alt	—	312	—		312

(a)	Reflects payment to Ms. Cormier to reimburse COBRA coverage during the first few months of her employment with the Company.

(7)

Mr. Brickman served as our President and Chief Executive Officer through the end of FY21. In connection with the termination of his employment on September 30, 2021, the Company entered into a separation agreement with Mr. Brickman, as described in more detail below under “Potential Payments Upon Termination or Change in Control – Separation Agreement with Mr. Brickman”. Pursuant to the separation agreement, certain equity awards were modified with accelerated vesting on September 30, 2021 or December 15, 2021 or were forfeited. The incremental fair values of these equity awards resulting from the modifications are included in the Stock Awards and Option Awards columns. Accordingly, the value of Mr. Brickman’s equity compensation reflected in the Summary Compensation Table is greater than it would have been absent the accounting charges resulting from the modifications. The table below sets forth the impact of these modifications:

LTI Awards	Shares Subject to Modification (#)	Incremental Fair Value Due to Modification ($)

PSUs	14,350	238,806

RSUs / RSAs	74,831	100,771

Options	198,209	103,786

www.sallybeautyholdings.com  73

GRANTS OF PLAN-BASED AWARDS FOR FY21

The following table contains information regarding plan-based awards provided during FY21 to the NEOs:

		AIP			PSUs			RSUs	Options
		Estimated Possible Payouts Under Non-Equity Incentive Plan Awards (1)			Estimated Possible Payouts Under Equity Incentive Plan Awards (2)			All Other Stock Awards: Number of Shares of Stock or Units (#)(3)	All Other Option Awards: Number of Securities Underlying Options (#)(4)	Exercise or Base Price of Option Awards ($/Sh)(5)	Grant Date Fair Value of Stock and Option Awards ($)(6)
Name	Grant Date	Threshold ($)	Target ($)	Maximum ($)	Threshold (#)	Target (#)	Maximum (#)

NEOs

Christian A. Brickman		262,650	1,050,600	1,575,900

Modified Awards (7)	08/26/21										443,363

FY21-23 rTSR	01/27/21				10,763	43,052	86,104				902,370

FY21-23 Y1AOI	01/27/21				3,587	14,350	28,700				219,986

	11/04/20							145,214			1,319,995

	11/04/20								354,563	9.09	1,359,997

Marlo M. Cormier		91,727	366,907	550,361

FY21-23 rTSR	01/27/21				1,412	5,650	11,300				118,424

FY21-23 Y1AOI	01/27/21				470	1,883	3,766				28,866

	11/23/20							4,902			57,746

	11/23/20								11,747	11.78	59,496

	11/04/20							12,706			115,498

	11/04/20								31,024	9.09	118,999

Pamela K. Kohn		105,000	420,000	630,000

FY21-23 rTSR	01/27/21				2,152	8,610	17,220				180,466

FY21-23 Y1AOI	01/27/21				717	2,870	5,740				43,997

	11/04/20							29,042			263,992

	11/04/20								70,912	9.09	271,997

Mark G. Spinks		80,325	321,300	481,950

FY21-23 rTSR	01/27/21				1,614	6,457	12,914				135,339

FY21-23 Y1AOI	01/27/21				538	2,152	4,304				32,990

	11/04/20							21,782			197,998

	11/04/20								53,184	9.09	203,998

John H. Goss		75,005	300,021	450,032

FY21-23 rTSR	01/27/21				1,157	4,628	9,256				97,003

FY21-23 Y1AOI	01/27/21				385	1,542	3,084				23,639

	11/23/20							4,762			56,096

	11/23/20								11,412	11.78	57,799

	11/04/20							9,438			85,791

	11/04/20								23,046	9.09	88,398

Former NEO

Aaron E. Alt		147,000	588,000	882,000

	11/04/20							36,303			329,994

	11/04/20								88,640	9.09	339,996

  2021 Proxy Statement

(1)

Reflects potential cash award payouts under the AIP. Thresholds are based on financial measures only (no threshold for Strategic Initiatives). See “Compensation Discussion and Analysis – FY21 Executive Compensation Program – Annual Incentive” of this Proxy Statement for more details. FY21 AIP payouts are shown in the “Summary Compensation Table” of this Proxy Statement under “Non-Equity Incentive Plan Compensation”.

(2)

Reflects potential payouts of PSUs granted on January 27, 2021 under the 2019 Omnibus Incentive Plan. See “Compensation Discussion and Analysis – FY21 Executive Compensation Program – Long-Term Incentives” of this Proxy Statement for more details. The FY21-23 PSUs were granted in January 2021 (as opposed to November 2020) to allow management additional time to establish the new PSU design and metrics given continued COVID-19-related uncertainty. The PSUs granted in FY21 are comprised of one, three-year relative total shareholder return performance period (referred to herein as the FY21-23 rTSR PSUs) and three, one-year performance periods with goals related to adjusted operating income (referred to herein as the FY21-23 Y1AOI PSUs, FY21-23 Y2AOI PSUs and FY21-23 Y3AOI PSUs), with the number of shares earned paid out at the end of the three-year performance period on November 15, 2023. The adjusted operating income goals for the FY21-23 Y2AOI PSUs and FY21-23 Y3AOI PSUs were not established on the date of grant and, as a result, for accounting purposes, are not considered granted until the respective performance goals are established. Accordingly, the grant date fair value of the FY21-23 rTSR PSUs and FY21-23 Y1AOI PSUs are reported for 2021, but the grant date fair value of the FY21-23 Y2AOI PSUs and FY21-23 Y3AOI PSUs will not be reported until 2022 and 2023, respectively.

(3)

Reflects RSUs granted on November 4, 2020 and promotional equity awards of RSUs granted to Ms. Cormier and Mr. Goss on November 23, 2020, in each case under the 2019 Omnibus Plan. The restrictions upon these awards lapse ratably over three years. See “Compensation Discussion and Analysis – FY21 Executive Compensation Program – Long-Term Incentives” of this Proxy Statement for more details.

(4)

Reflects Options granted on November 4, 2020 and promotional equity awards of Options granted to Ms. Cormier and Mr. Goss on November 23, 2020, in each case pursuant to the 2019 Omnibus Plan. These Options vest ratably over three years. See “Compensation Discussion and Analysis – FY21 Executive Compensation Program – Long-Term Incentives” of this Proxy Statement for more details.

(5)	The exercise price of Options is equal to the closing price for shares of our Common Stock on the grant date.

(6)

Reflects a grant date fair value of $3.8357 per Option granted on November 4, 2020, $9.09 per RSU granted on November 4, 2020, $5.0648 per Option granted on November 23, 2020 as a promotional award to Ms. Cormier and Mr. Goss, $11.78 per RSU granted on November 23, 2020 as a promotional award to Ms. Cormier and Mr. Goss, $20.96 per rTSR PSU granted on January 27, 2021, and $15.33 per Y1AOI PSU granted on January 27, 2021.

(7)

Amounts represent the incremental fair value of Mr. Brickman’s equity awards resulting from the modifications of the awards pursuant to the terms of his separation agreement, as discussed in more detail in footnote 7 to the Summary Compensation Table:

LTI Awards	Grant Date	Shares Subject to Modification (#)	Incremental Fair Value Due to Modification ($)

FY21-23 Y1AOI PSUs	01/27/21	14,350	238,806

FY21-23 Options	11/04/20	118,179	46,654

FY21-23 RSUs	11/04/20	48,405	45,320

FY20-22 Options	11/05/19	80,030	57,132

FY20-22 RSAs	11/05/19	26,426	55,451

			443,363

www.sallybeautyholdings.com  75

OUTSTANDING EQUITY AWARDS AT 2021 FISCAL YEAR-END

The following table contains information about outstanding Option and Stock Awards held by the NEOs on September 30, 2021:

		Option Awards				Stock Awards
						RSUs / RSAs		PSUs
Name	Grant Date	Number of Securities Underlying Unexercised Options Exercisable (#)	Number of Securities Underlying Unexercised Options Unexercisable (#) (1)	Option Exercise Price ($)	Option Expiration Date	Number of Shares or Units of Stock That Have Not Vested (#) (2)	Market Value of Shares or Units of Stock That Have Not Vested ($)(4)	Equity Incentive Plan Awards: Number of Unearned Shares, Units or Other Rights That Have Not Vested (#)(3)	Equity Incentive Plan Awards: Market or Payout Value of Unearned Shares, Units or Other Rights That Have Not Vested ($)(4)
NEOs

Christian A. Brickman (5)

FY21-23 rTSR	01/27/21							43,052	725,426

FY21-23 Y1AOI	01/27/21							19,042	320,858

	11/04/20	—	354,563	9.09	11/04/30	145,214	2,446,856

	11/05/19	80,030	160,061	16.65	11/05/29	52,853	890,573	79,279	1,335,851

	11/01/18	232,081	—	18.14	11/01/28

	11/01/17	210,200	—	17.42	11/01/27

	11/01/16	321,409	—	25.53	11/01/26

	10/28/15	302,961	—	23.45	10/28/25

	10/29/14	162,484	—	29.20	10/29/24

	06/02/14	130,952	—	25.36	06/02/24

Marlo M. Cormier

FY21-23 rTSR	01/27/21							5,650	95,203

FY21-23 Y1AOI	01/27/21							2,498	42,091

	11/23/20	—	11,747	11.78	11/23/30	4,902	82,599

	11/04/20	—	31,024	9.09	11/04/30	12,706	214,096

	04/09/20					15,083	254,149

Pamela K. Kohn

FY21-23 rTSR	01/27/21							8,610	145,079

FY21-23 Y1AOI	01/27/21							3,808	64,165

	11/04/20	—	70,912	9.09	11/04/30	29,042	489,358

	11/05/19	16,006	32,012	16.65	11/05/29	10,570	178,105	15,855	267,157

	10/03/19					13,486	227,239

Mark G. Spinks

FY21-23 rTSR	01/27/21							6,457	108,800

FY21-23 Y1AOI	01/27/21							2,855	48,107

	11/04/20	—	53,184	9.09	11/04/30	21,782	367,027

	11/05/19	12,004	24,009	16.65	11/05/29	7,928	133,587	11,891	200,363

	11/01/18	34,812	—	18.14	11/01/28

	11/01/17	42,040	—	17.42	11/01/27

	11/01/16	57,959	—	25.53	11/01/26

	10/28/15	53,151	—	23.45	10/28/25

	10/29/14	34,204	—	29.20	10/29/24

	10/30/13	17,700	—	26.30	10/30/23

	10/29/12	14,328	—	23.49	10/29/22

John H. Goss

FY21-23 rTSR	01/27/21							4,628	77,982

FY21-23 Y1AOI	01/27/21							2,046	34,475

	11/23/20	—	11,412	11.78	11/23/30	4,762	80,240

	11/04/20	—	23,046	9.09	11/04/30	9,438	159,030

	11/05/19	5,001	10,004	16.65	11/05/29	3,303	55,656	4,954	83,475

	11/01/18	14,505	—	18.14	11/01/28

	11/01/17	17,516	—	17.42	11/01/27

	11/01/16	26,345	—	25.53	11/01/26

Former NEO

Aaron E. Alt (6)	—	—	—	—	—	—	—	—	—

  2021 Proxy Statement

(1)	The unvested Options vest as follows:

	Grant Date	Vest Date
Name		11/15/21	11/23/21	11/15/22	11/23/22	11/15/23	11/23/23	Total

Christian A. Brickman	11/04/20	118,187		118,188		118,188		354,563

	11/05/19	80,030		80,031				160,061

Marlo M. Cormier	11/23/20		3,915		3,916		3,916	11,747

	11/04/20	10,341		10,341		10,342		31,024

Pamela K. Kohn	11/04/20	23,637		23,637		23,638		70,912

	11/05/19	16,006		16,006				32,012

Mark G. Spinks	11/04/20	17,728		17,728		17,728		53,184

	11/05/19	12,004		12,005				24,009

John H. Goss	11/23/20		3,804		3,804		3,804	11,412

	11/04/20	7,682		7,682		7,682		23,046

	11/05/19	5,002		5,002				10,004

(2)	The unvested RSUs / RSAs vest as follows:

	Grant Date	Vest Date
Name		10/03/21	11/15/21	11/23/21	04/09/22	10/03/22	11/15/22	11/23/22	04/09/23	11/15/23	11/23/23	Total

Christian A. Brickman	11/04/20		48,404				48,405			48,405		145,214

	11/05/19		26,426				26,427					52,853

Marlo M. Cormier	11/23/20			1,634				1,634			1,634	4,902

	11/04/20		4,235				4,235			4,236		12,706

	04/09/20				7,541				7,542			15,083

Pamela K. Kohn	11/04/20		9,680				9,681			9,681		29,042

	11/05/19		5,285				5,285					10,570

	10/03/19	6,743				6,743						13,486

Mark G. Spinks	11/04/20		7,260				7,261			7,261		21,782

	11/05/19		3,964				3,964					7,928

John H. Goss	11/23/20			1,587				1,587			1,588	4,762

	11/04/20		3,146				3,146			3,146		9,438

	11/05/19		1,651				1,652					3,303

www.sallybeautyholdings.com  77

(3)	The potential payout dates for the unearned PSUs are as follows (shown at target except as otherwise noted in (a) below):

Name	Grant Date	Performance Period (a)(b)(c)	Potential Payout Date		Total
			11/15/22	11/15/23

Christian A. Brickman

FY21-23 rTSR	01/27/21	FY21-23		43,052	43,052

FY21-23 Y1AOI	01/27/21	FY21		19,042	19,042

	11/05/19	FY20-22	79,279		79,279

Marlo M. Cormier

FY21-23 rTSR	01/27/21	FY21-23		5,650	5,650

FY21-23 Y1AOI	01/27/21	FY21		2,498	2,498

Pamela K. Kohn

FY21-23 rTSR	01/27/21	FY21-23		8,610	8,610

FY21-23 Y1AOI	01/27/21	FY21		3,808	3,808

	11/05/19	FY20-22	15,855		15,855

Mark G. Spinks

FY21-23 rTSR	01/27/21	FY21-23		6,457	6,457

FY21-23 Y1AOI	01/27/21	FY21		2,855	2,855

	11/05/19	FY20-22	11,891		11,891

John H. Goss

FY21-23 rTSR	01/27/21	FY21-23		4,628	4,628

FY21-23 Y1AOI	01/27/21	FY21		2,046	2,046

	11/05/19	FY20-22	4,954		4,954

(a)

The FY21-23 Y1AOI PSUs are included in this table as the amount earned (132.7%) which will vest on November 15, 2023. See “Compensation Discussion and Analysis – FY21 Executive Compensation Program – Long-Term Incentives” of this Proxy Statement for more details.

(b)

The FY21-23 Y2AOI PSUs and Y3AOI PSUs are not included in this table because the adjusted operating income goals for such awards were not established on the date of grant and, as a result, are not considered granted until the respective performance goals are established.

(c)

The FY19-21 PSUs are not included in this table because they were not earned and were cancelled without payout. See “Compensation Discussion and Analysis – FY21 Executive Compensation Program – Long-Term Incentives” of this Proxy Statement for more details.

(4)	Value based on the closing price for shares of our Common Stock on September 30, 2021 of $16.85.

(5)

Mr. Brickman’s outstanding equity was forfeited or accelerated, as described in more detail below under “Potential Payments Upon Termination or Change in Control – Separation Agreement with Mr. Brickman”.

(6)	Mr. Alt forfeited his outstanding equity in connection with his separation on November 16, 2020.

  2021 Proxy Statement

OPTION EXERCISES AND STOCK VESTED IN FY21

The following table contains information about Options exercised, Stock vested and the value realized by the NEOs during FY21:

	Option Awards		Stock Awards (1)
Name	Number of Shares Acquired on Exercise (#)	Value Realized On Exercise ($)	Number of Shares Acquired on Vesting (#)	Value Realized On Vesting ($)

NEOs

Christian A. Brickman	—	—	50,682	680,637

Marlo M. Cormier	—	—	7,541	153,309

Pamela K. Kohn	—	—	12,028	115,407

Mark G. Spinks	15,324	69,361	7,602	102,096

John H. Goss	—	—	3,167	42,533

Former NEO

Aaron E. Alt	61,470	18,282	6,606	67,976

(1)

Value realized on vesting for RSUs / RSAs is equal to the closing price for shares of our Common Stock on the date of vesting times the number of shares acquired upon vesting. The “Number of Shares Acquired on Vesting” and the “Value Realized on Vesting” include shares that were withheld for taxes at the time of vesting.

NONQUALIFIED DEFERRED COMPENSATION

The following table contains information about the amounts deferred by the NEOs as of September 30, 2021:

Name	Executive Contributions in Last Fiscal Year ($)	Aggregate Balance at Last Fiscal Year-End ($)

NEOs

Christian A. Brickman	—	135,794	(1)

Marlo M. Cormier	—	—

Pamela K. Kohn	—	—

Mark G. Spinks	—	—

John H. Goss	—	—

Former NEO

Aaron E. Alt	—	—

(1)

Calculated by reference to the closing price for shares of our Common Stock on September 30, 2021 of $16.85. Reflects the value of 8,059 restricted stock units granted to Mr. Brickman pursuant to the 2010 Omnibus Incentive Plan for his service as an independent director on our Board of Directors prior to his appointment to the position of President and Chief Operating Officer of the Company. Pursuant to Mr. Brickman’s election, these restricted stock units will convert to shares of our Common Stock on the date of his separation from service as a member of our Board of Directors.

www.sallybeautyholdings.com  79

POTENTIAL PAYMENTS UPON TERMINATION OR CHANGE IN CONTROL

The following table summarizes the estimated value of the payments and benefits that each of our NEOs would receive upon termination of employment under various circumstances or a change in control. The amounts shown assume that the triggering event (termination of employment or a change in control) occurred on September 30, 2021. Mr. Alt is not included in the table because he resigned effective November 16, 2020 and did not receive any payments or benefits in connection with his separation.

The amounts presented in the following table do not reflect amounts the NEO earned or accrued prior to the triggering event, such as previously vested equity awards. For information about these previously earned and accrued amounts, see the “Summary Compensation Table”, “Outstanding Equity Awards at 2021 Fiscal Year-End” table and “Option Exercises and Stock Vested in FY21” table of this Proxy Statement.

Name and Potential Payment Type	For Cause or Voluntary Resignation ($)	Death or Disability ($)	Retirement ($)(1)	Change in Control ($)(2)(8)	Change in Control with Qualified Termination ($)(2)(3)(8)

Christian A. Brickman (9)

FY21 Bonus (4)	—	1,407,804	—	1,407,804	1,407,804

Severance (5)	—	—	—	—	3,171,133

Equity Awards (6)	—	3,647,256	—	9,794,622	9,794,622

Health and Welfare Benefits (7)	—	—	—	—	31,669
Total	—	5,055,060	—	11,202,426	14,405,228

Marlo M. Cormier

FY21 Bonus (4)	—	491,655	—	491,655	491,655

Severance (5)	—	—	—	—	1,402,552

Equity Awards (6)	—	399,879	—	988,441	988,441

Health and Welfare Benefits (7)	—	—	—	—	47,652

Total	—	891,534	—	1,480,096	2,930,300

Pamela K. Kohn

FY21 Bonus (4)	—	562,800	—	562,800	562,800

Severance (5)	—	—	—	—	1,692,740

Equity Awards (6)	—	843,034	—	1,927,782	1,927,782

Health and Welfare Benefits (7)	—	—	—	—	50,765

Total	—	1,405,834	—	2,490,582	4,234,087

Mark G. Spinks

FY21 Bonus (4)	—	430,542	430,542	430,542	430,542

Severance (5)	—	—	—	—	1,253,505

Equity Awards (6)	—	547,044	547,044	1,469,135	1,469,135

Health and Welfare Benefits (7)	—	—	—	—	30,909

Total	—	977,586	977,586	1,899,677	3,184,091

  2021 Proxy Statement

Name and Potential Payment Type	For Cause or Voluntary Resignation ($)	Death or Disability ($)	Retirement ($)(1)	Change in Control ($)(2)(8)	Change in Control with Qualified Termination ($)(2)(3)(8)

John H. Goss

FY21 Bonus (4)	—	402,029	—	402,029	402,029

Severance (5)	—	—	—	—	1,129,528

Equity Awards (6)	—	303,587	—	810,267	810,267

Health and Welfare Benefits (7)	—	—	—	—	49,685

Total	—	705,616	—	1,212,296	2,391,509

(1)	Only Mr. Spinks was eligible for retirement as of September 30, 2021.

(2)

For purposes of the severance agreements, a “change in control” generally includes: (i) the acquisition by any person of 20% or more of the voting power of our outstanding Common Stock; (ii) a change in the majority of the incumbent Board of Directors; (iii) certain reorganizations, mergers or consolidations of us involving a change of ownership of 50% or more of our Common Stock or sales of substantially all of our assets; or (iv) stockholder approval of our complete liquidation or dissolution.

(3)

For purposes of this table, a qualified termination means termination without cause or a resignation for good reason within 24 months following a change in control. “Good reason” generally includes: (i) a material diminution in authority, duties or responsibilities of the executive or the supervisor to whom the executive reports; (ii) a material reduction in the executive’s base salary; (iii) a material reduction in the budget over which the executive retains authority; (iv) a relocation of the executive’s principal location by more than 20 miles; or (v) any other material breach of the severance agreement. “Cause” generally includes: (i) the executive’s uncured demonstrably willful and deliberate material breach of duties and responsibilities, which is committed in bad faith or without reasonable belief that such breach is in the best interests of the Company; and (ii) the executive’s commission of a felony involving moral turpitude.

(4)	Reflects the current fiscal year AIP award payout, not yet paid as of September 30, 2021.

(5)

Reflects a severance payment of 1.99 times the NEO’s base salary as of the end of FY21 plus 1.99 times the average of the NEO’s AIP award payouts for the previous five fiscal years (excluding FY21), payable in a lump sum. Because they commenced employment in FY20, Ms. Kohn’s FY20 bonus and an annualized FY20 bonus for Ms. Cormier was used in lieu of the average of their AIP award payouts for the previous five fiscal years.

(6)

Reflects the estimated value of unvested in-the-money Options, PSUs and RSAs based on the closing price per share of our Common Stock on September 30, 2021 of $16.85. For purposes of this calculation, unvested Options having a value less than $16.85 have a value of $0. For PSUs, calculations are based on the following: (i) in the case of death, disability, or retirement, the target number of units for FY20-22 and FY21-23 rTSR and 0% of the target number of units for FY19-21 and 132.7% of the target number of units for FY21-23 Y1AOI; and (ii) in the case of a change in control, the target number of units for FY19-21, FY20-22 and FY21-23 rTSR and 132.7% of the target number of units for FY21-23 Y1AOI, per the terms of the award agreements. The impact of each scenario on outstanding Options, PSUs and RSUs / RSAs is described in the following table:

Equity Award Type	For Cause or Voluntary Resignation	Death or Disability	Retirement (a)	Change in Control (b)

Options	Forfeited	Accelerated Vesting (Next Tranche Only)	Continues to Vest up to 36 Months	Accelerated Vesting (All)

PSUs	Forfeited	Prorated (Based on Actual Performance)	Prorated (Based on Actual Performance)	Prior to FY21, Accelerated Vesting (All at Target) FY21 and After, (All at Target; except FY21-23 Y1AOI at Actual)

RSUs / RSAs	Forfeited	Accelerated Vesting (Next Tranche Only)	Continues to Vest up to 36 Months	Accelerated Vesting (All)

(a)	Assuming the NEO agrees to restrictive covenants.

www.sallybeautyholdings.com  81

(b)

Assuming Options, RSUs / RSAs and PSUs awarded pursuant to the 2010 and 2019 Omnibus Incentive Plans were not assumed by the acquirer and, instead, were cancelled in connection with a change in control in exchange for a cash payment (based upon the difference between the price per share offered in connection with the change in control and the exercise price, in the case of Options).

(7)

Reflects the cost of continued health and welfare benefits for 24 months, based on (i) our portion of the projected cost of the benefits (the NEO pays the employee cost for such coverage) and (ii) the level of coverage selected by the NEO.

(8)

Pursuant to the terms of the severance agreements, any payments to the executive under such agreements will be reduced so that the present value of such payments plus any other “parachute payments” as determined under Section 280G of the Internal Revenue Code will not, in the aggregate, exceed 2.99 times the executive’s average taxable income from us over the five-year period ending prior to the year in which a change in control occurs. However, no such reduction will apply to payments that do not constitute “excess parachute payments” under Section 280G of the Internal Revenue Code.

(9)

Mr. Brickman is no longer eligible to receive the benefits reflected in the table, as described in more detail below under “Potential Payments Upon Termination or Change in Control — Separation Agreement with Mr. Brickman”.

SEPARATION AGREEMENT WITH MR. BRICKMAN

In connection with his separation, the Company and Mr. Brickman entered into a separation agreement, pursuant to which Mr. Brickman received (or may receive), in exchange for his release of all potential claims against the Company, the following benefits:

•

acceleration of vesting of certain time-based equity awards, as follows: (i) 118,179 options and 48,405 RSAs granted on November 4, 2020, (ii) 80,030 options and 26,426 RSAs granted on November 5, 2019, and (iii) 77,361 options and 24,256 RSAs granted on November 1, 2018;

•

eligibility to earn 24,202 PSUs with respect to FY21-23, 14,350 of which will be paid out in shares of common stock and 9,852 of which will be paid out in the equivalent value in cash, in each case on December 15, 2021 or as soon as administratively possible and subject to achievement of applicable adjusted operating income goals; and

•	consulting pay of up to $500,000 to assist in the orderly transition of his duties, payable in 6 equal installments during the 6-month period following Mr. Brickman’s separation date.

The separation agreement contains covenants regarding confidential information and non-disparagement, as well as a non-competition covenant and an employee non-solicitation covenant that apply for 12-months following Mr. Brickman’s separation from employment.

  2021 Proxy Statement

CEO PAY RATIO

The CEO pay ratio figures below are a reasonable estimate calculated in a manner consistent with Item 402(u) of Regulation S-K under the Exchange Act. Given the different methodologies that various public companies will use to determine an estimate of their pay ratio, the estimated ratio reported below should not be used as a basis for comparison between companies.

SBH identified the median employee for FY20, using a methodology in accordance with SEC rules, as explained in our proxy statement for our 2020 annual meeting, filed with the SEC on Schedule 14A on December 16, 2020. We believe there has been no significant change to our employee population, employee compensation arrangements, or the circumstances of that median employee since the employee was first identified last year that would result in a significant change to our pay ratio. As of July 1, 2021 our global headcount was 26,463 employees.

Accordingly, as permitted under SEC rules, we are using the same median employee identified for purposes of last year’s CEO pay ratio.

For FY21, the total annual compensation of our CEO was $6,723,259 and the median employee’s total annual compensation was $15,609. Accordingly, the ratio of CEO pay to median employee pay was 431:1.

www.sallybeautyholdings.com  83

[THIS PAGE INTENTIONALLY LEFT BLANK]

  2021 Proxy Statement

PROPOSAL 3 – RATIFICATION OF SELECTION OF AUDITORS
Based upon the recommendation of the Audit Committee, the Board of Directors has selected KPMG LLP, which we refer to as KPMG, to serve as our independent registered public accounting firm for the year ending September 30, 2022. Although we are not required to seek stockholder ratification of this appointment, the Audit Committee and the Board believe it to be a matter of good corporate governance to do so. Representatives of KPMG will be present at the annual meeting, will have the opportunity to make a statement, if they desire to do so, and will be available to answer appropriate questions.
FEES PAID TO KPMG
The fees billed by KPMG with respect to the years ended September 30, 2021 and September 30, 2020 were as follows:

Year Ended        September 30,        2021
Year Ended   September 30,   2020
Audit Fees (1)

$3,089,789
$3,332,556
Audit-Related Fees

$21,208
$119,851
Tax Fees (2)

$964,515
$901,515
All Other Fees

$1,927
$1,927
Total Fees (3)

$4,077,439
$4,355,849
(1) Aggregate fees billed for professional services for the audit of annual financial statements as well as accounting and reporting advisory services related to regulatory filings and acquisition activities.
(2) Tax fees consist of fees for tax consultation and tax compliance services.
(3) The Audit Committee pre-approved all fees.
The Audit Committee has reviewed the non-audit services provided by KPMG and determined that the provision of these services during fiscal 2021 is compatible with maintaining KPMG’s independence.
Pre-Approval Policy.    Our Audit Committee (or its designee, as described below) approved all audit and permissible non-audit fees during fiscal year 2021. The Audit Committee has the sole and direct authority to engage, appoint and replace our independent auditors. In addition, the Audit Committee has established an Audit and Non-Audit Services Pre-Approval Policy, whereby every engagement of KPMG to perform audit or permissible non-audit services on behalf of us or any of our subsidiaries requires pre-approval from the Audit Committee or its designee before KPMG is engaged to provide those services. Pursuant to that policy, we expect that on an annual basis, the Audit Committee will review and provide pre-approval for certain types of services that may be rendered by the independent auditors, together with a budget for the applicable fiscal year. The pre-approval policy also requires the pre-approval of any fees that are in excess of the amount budgeted by the Audit Committee. The pre-approval policy contains a provision delegating limited pre-approval authority to the Chair of the Audit Committee in instances when pre-approval is needed prior to a scheduled Audit Committee meeting. The Chair of the Audit Committee would be required to report on such pre-approvals at the next scheduled Audit Committee meeting. As a result, the Audit Committee or its designee has approved 100% of all services performed by KPMG on behalf of us or any of our subsidiaries subsequent to November 16, 2006, the date we became a public company.
If the stockholders do not ratify the selection of KPMG, the selection of independent auditors will be reconsidered by the Audit Committee of the Board of Directors.
THE BOARD OF DIRECTORS RECOMMENDS A VOTE “FOR” APPROVAL OF PROPOSAL 3.

REPORT OF THE AUDIT COMMITTEE
The Audit Committee serves an independent oversight role by consulting with and providing guidance to management and the Company’s independent auditors on matters such as accounting, audits, compliance, controls, disclosure, finance and risk management. The Board of Directors has affirmatively determined that all Audit Committee members are “independent” (within the meaning of the applicable rules of the NYSE and the SEC) and financially literate. The Board of Directors has designated Robert R. McMaster, the Interim Chair of the Audit Committee, Diana S. Ferguson, James M. Head and John A. Miller as audit committee financial experts under the SEC’s guidelines.
The Audit Committee’s purposes and responsibilities are described in its charter, available on the corporate governance section of the Company’s website at http://investor.sallybeautyholdings.com and in print, without charge, upon written request to our Vice President of Investor Relations. They include (a) assisting the Board of Directors in its oversight of the integrity of the Company’s financial statements and financial reporting processes, overseeing compliance with legal and regulatory requirements, reviewing the independent auditors’ qualifications and independence (including auditor rotation), and reviewing the performance of the Company’s internal audit function; (b) deciding whether to appoint, retain or terminate the Company’s independent auditors and to pre-approve all audit, audit-related, tax and other services, if any, to be provided by the independent auditors; and (c) preparing this report. The Audit Committee members do not act as accountants or auditors for the Company. Management is responsible for the Company’s financial statements and the financial reporting process, including the implementation and maintenance of effective internal control over financial reporting. The independent auditors are responsible for expressing an opinion on the conformity of those audited financial statements with U.S. generally accepted accounting principles. The independent auditors have free access to the Audit Committee to discuss any matters they deem appropriate.
The Audit Committee recognizes the importance of maintaining the independence of the Company’s independent auditor, both in fact and appearance. Consistent with its charter, the Audit Committee has evaluated the qualifications, performance, and independence of KPMG LLP, the Company’s independent auditors, including that of KPMG LLP’s lead audit partner. As part of its auditor engagement process, the Audit Committee considers whether to rotate the independent auditors. The Audit Committee has established in its charter a policy pursuant to which all services, audit and non-audit, provided by the independent auditor must be pre-approved by the Audit Committee or its designee. The Company’s pre-approval policy is more fully described in this Proxy Statement under the caption “Proposal 3 — Ratification of Selection of Auditors.” The Audit Committee has concluded that provision of the non-audit services described in that section is compatible with maintaining the independence of KPMG LLP. In this context, the Audit Committee has reviewed and discussed, with management and the independent auditors, the Company’s audited financial statements for the year ended September 30, 2021. The Audit Committee has discussed with the independent auditors the matters required to be discussed by the Public Company Accounting Oversight Board, or PCAOB. In addition, the Audit Committee has received the written disclosures and the letter from the independent accountant required by applicable requirements of the PCAOB regarding the independent accountant’s communications with the Audit Committee concerning independence, and has discussed with the independent accountant the independent accountant’s independence from the Company and its management. The Audit Committee has considered whether the independent auditors’ provision of non-audit services to the Company is compatible with the auditors’ independence.
Following the reviews and discussions referred to above, the Audit Committee recommended to the Board of Directors that the audited financial statements be included in the Company’s Annual Report on Form 10-K for the year ended September 30, 2021, for filing with the Securities and Exchange Commission.
Submitted by the Audit Committee:
Robert R. McMaster (Interim Chair)
Diana S. Ferguson
James M. Head
John A. Miller

DEADLINES AND PROCEDURES FOR NOMINATIONS AND STOCKHOLDER PROPOSALS PROPOSALS FOR INCLUSION IN PROXY MATERIALS FOR OUR 2023 ANNUAL MEETING Under SEC Rule 14a-8, if you intend to submit a stockholder proposal and request its inclusion in the proxy statement and form of proxy for our 2023 annual meeting, such submission must be in writing and received by our Corporate Secretary at our corporate headquarters no later than August 17, 2022. Submissions of stockholder proposals after this date will be considered untimely for inclusion in the proxy statement and form of proxy for our 2023 annual meeting. OTHER PROPOSALS OR NOMINATIONS FOR THE 2023 ANNUAL MEETING Our By-Laws require that any stockholder proposal or director nomination that is not submitted for inclusion in next year’s proxy statement under SEC Rule 14a-8, but is instead sought to be presented directly at the 2023 annual meeting, must be received at our principal executive offices not less than 90 days and not more than 120 days prior to the first anniversary of the 2022 annual meeting. As a result, proposals and director nominations submitted pursuant to these provisions of our By-Laws must be received no earlier than September 29, 2022, and no later than the close of business on October 29, 2022, and must otherwise comply with the requirements of our By-Laws. Any stockholder submissions should be sent to us by certified mail, return receipt requested, addressed to: Corporate Secretary, Sally Beauty Holdings, Inc., 3001 Colorado Boulevard, Denton, Texas 76210, United States of America. A copy of our By-Laws may be obtained on the governance section of our Website at http://investor.sallybeautyholdings.com, or by written request to the Corporate Secretary, Sally Beauty Holdings, Inc., 3001 Colorado Boulevard, Denton, Texas 76210, United States of America.

QUESTIONS AND ANSWERS ABOUT THE ANNUAL MEETING AND VOTING 1. Q: What is a proxy? A: A proxy is your legal designation of another person, called a proxy holder, to vote the shares that you own. If you designate someone as your proxy holder in a written document, that document is called a proxy. We have designated Marlo M. Cormier, our Senior Vice President, Chief Financial Officer, and John Henrich, our General Counsel, to act as proxy holders at the annual meeting as to all shares for which proxies are returned or voting instructions are provided by internet or telephonic voting. 2. Q: What is a proxy statement? A: A proxy statement is a document that SEC regulations require us to give you when we ask you to sign a proxy card designating the proxy holders described above to vote on your behalf. 3. Q: What is the difference between a stockholder of record and a stockholder who holds stock in street name, also called a “beneficial owner?”
A: If your shares are registered in your name at Computershare Trust Company, N.A., you are a stockholder of record.
If your shares are registered at Computershare Trust Company, N.A. in the name of a broker, bank, trustee, nominee, or other similar holder of record, your shares are held in street name and you are the beneficial owner of the shares.
4. Q: What is the record date and what does it mean? Who can vote at the annual meeting?
A: The record date for our annual meeting is November 29, 2021. The record date is established by our Board of Directors as required by Delaware law. Only stockholders of record at the close of business on the record date are entitled to receive notice of the annual meeting and to vote their shares at the meeting and any adjournment or postponements of the meeting on the items of business described in this Proxy Statement. As of the record date there were 112,234,067 shares of our Common Stock outstanding. Each stockholder will be entitled to one vote in person or by proxy for each share of Common Stock held.
5. Q: What different methods can I use to vote?
A: It depends on how your shares are held.
Stockholders of Record.    If your shares are registered in your own name, you may vote by proxy or by attending the annual meeting. To vote by proxy, you may select one of the following options:
By Written Proxy — You may vote by mailing the written proxy card.
• By Telephone or Internet Proxy — You may also vote by telephone from the U.S. using the toll-free telephone number on the proxy card, or by the Internet, using the procedures and instructions described on the proxy card and other enclosures. The telephone and Internet voting procedures, including the use of control numbers, are designed to authenticate our stockholders’ identities, to allow our stockholders to vote their shares, and to confirm that their instructions have been properly recorded.

Street Name Holders.    If your shares are held in the name of a bank, broker or other similar holder of record, check your proxy card or the information provided to you by such holder of record to determine which electronic voting options are available until 1:00 a.m., local time, on January 27, 2022. Please follow their instructions carefully. As a beneficial holder, you are also invited to attend the annual meeting, which will be held virtually. However, since you are not the stockholder of record, you may not vote your shares or ask questions at the annual meeting unless you obtain a signed legal proxy from your bank, broker or other similar holder of record giving you the right to vote the shares and send it to the tabulation agent, Computershare, to obtain a control number to enter the meeting as a validated stockholder.
6. Q: What constitutes a quorum for the annual meeting?
A: A quorum for the transaction of business will be present if the holders of a majority of our Common Stock issued and outstanding and entitled to cast votes at the annual meeting are present, in person or by proxy, at the annual meeting. Your shares are counted as present if you attend the annual meeting or if you properly return a proxy over the Internet, by telephone or by mail. Abstentions and broker non-votes will be counted as “present” for purposes of establishing a quorum at the annual meeting. If a quorum is not present at the annual meeting, the annual meeting may be adjourned from time to time until a quorum is present.
7. Q: How are abstentions and broker non-votes counted?
A: Votes will be counted and certified by an independent inspector of elections. Abstentions and broker non-votes (as defined below) will be counted for purposes of establishing a quorum but will not affect the outcome of the vote on any proposal. If you hold shares through an account with a bank, broker or other similar holder of record, the voting of the shares by the bank, broker or other similar holder of record when you do not provide voting instructions is governed by the rules of the New York Stock Exchange (“NYSE”). These rules allow banks, brokers and other similar holders of record to vote shares in their discretion on “routine” matters for which their customers do not provide voting instructions. On matters considered “non-routine,” banks, brokers and other similar holders of record may not vote shares (referred to as “broker non-votes”) without your instruction.
8. Q: What proposals are we voting on at this meeting? What are the voting recommendations of the Board and what vote is required to approve the proposals?
A:
The Proposals That You are Being Asked to Vote on at the Annual Meeting
Our Board’s Voting
Recommendations
Vote Required to Approve each Nominee
Proposal 1: Election of Ten Directors to Serve for One-Year Terms
FOR EACH NOMINEE
Affirmative Vote of a Majority of Votes Cast by Stockholders
Vote Required to Approve Proposals 2 and 3
Proposal 2: Advisory Approval of the Compensation of our NEOs
FOR
Affirmative Vote of a Majority of Votes Cast by Stockholders
Proposal 3: Ratification of the Appointment of KPMG LLP as our Independent Registered Public Accounting Firm for Fiscal 2022
FOR
Affirmative Vote of a Majority of Votes Cast by Stockholders
A “majority of the votes cast” means the number of “For” votes exceeds the number of “Against” votes. If a nominee who currently is serving as a director does not receive the required vote for re-election, Delaware law provides that such director will continue to serve on the Board as a “holdover” director. However, pursuant to the Company’s Governance Guidelines, each holdover director must tender, or has already tendered, an irrevocable resignation that would be effective upon the Board’s acceptance of such resignation. In that situation, the Company’s Nominating, Governance and Corporate Responsibility Committee would consider the resignation and make a recommendation to the Board about whether to accept or reject such resignation and publicly disclose its decision and the rationale behind it within 90 days following certification of the stockholder vote.
Proposals 1 and 2 are considered non-routine, and therefore banks, brokers and other similar holders of record cannot vote shares on the proposals without your instructions. Thus, abstentions (withheld votes) and broker non-votes will have no effect in determining whether the proposals have been approved.
Proposal 3 is considered a routine matter. Thus, banks, brokers and other similar holders of record may vote shares on this proposal without your instructions. As such, there will be no broker non-votes with respect to this proposal.
Votes cast by proxy or in person at the meeting will be tabulated by the Inspector of Election from Computershare Trust Company, N.A
9. Q: Could other matters be voted on at the meeting?
A: We do not know of any other business that will be presented at the 2022 annual meeting. If any other matters properly come before the meeting that are not specifically set forth on the proxy card and in this Proxy Statement, such matters shall be decided by a majority of the votes cast at the annual meeting, unless otherwise provided in our Third Restated Certificate of Incorporation (“Certificate of Incorporation”), Amended and Restated By-Laws (“By-Laws”), the Delaware General Corporation Law or the rules and regulations of the New York Stock Exchange. None of the members of our Board have informed us in writing that they intend to oppose any action intended to be taken by us.
10. Q: What happens if a stockholder does not specify a choice for a matter when returning a signed proxy?
A: If the enclosed form of proxy card is signed and returned, it will be voted as specified in the proxy, or, if no vote is specified, it will be voted “FOR” all nominees presented in Proposal 1, “FOR” the proposal set forth in Proposal 2, and “FOR” the proposal set forth in Proposal 3.
11. Q: Can I revoke my proxy?
A: At any time before the annual meeting, you may revoke your proxy by timely delivery of written notice to our Corporate Secretary, by timely delivery of a properly executed, later-dated proxy (including an Internet or telephone vote), or by voting online at the virtual annual meeting.
12. Q: How can I attend the annual meeting?
A: Our annual meeting will be a completely virtual meeting of stockholders, which will be conducted exclusively by webcast. You are entitled to participate in the annual meeting only if you were a stockholder of the Company as of the close of business on the record date, or if you hold a valid proxy for the annual meeting. No physical meeting will be held.
Registered stockholders will be able to attend the annual meeting online and submit your questions during the meeting by visiting meetnow.global/MYL7YD6 and following the instructions on your Notice, proxy card, or on the instructions that accompanied your proxy materials. You also will be able to vote your shares online by attending the annual meeting by webcast.
To participate in the annual meeting, you will need to enter the 15-digit control number included on your Notice, on your proxy card.
If you hold your shares beneficially through an intermediary, such as a bank or broker, and you intend to vote or ask questions, you must register in advance by following the instructions outlined in Question 13 below.
A control number will not be required to participate in the meeting as a guest. However, please note that guests will not have the ability to vote or ask questions during the meeting.
The online meeting will begin promptly at 9:00 a.m., local time (Central). We encourage you to access the meeting prior to the start time leaving ample time for the check in. Please follow the registration instructions as outlined in this proxy statement.

13. Q: How do I register to attend the annual meeting virtually on the Internet?
A: If you are a registered stockholder (i.e., you hold your shares through our transfer agent, Computershare), you do not need to register to attend the annual meeting virtually on the Internet. Please follow the instructions on the Notice or proxy card that you received.
If you hold your shares beneficially through an intermediary, such as a bank or broker, you must register in advance to attend the annual meeting virtually on the Internet.
To register to attend the annual meeting online by webcast you must submit proof of your proxy power in the form of a legal proxy from your broker reflecting your Sally Beauty Holdings, Inc. holdings along with your name and email address to Computershare. Requests for registration must be labeled as “Legal Proxy” and be received no later than 5:00 p.m., Eastern Time, on January 24, 2022.
You will receive a confirmation of your registration by email after we receive your registration materials.
Requests for registration should be directed to us at the following:
By email: Forward the email from your broker with your legal proxy information attached or send a separate email with your legal proxy information attached to legalproxy@computershare.com
By mail:
Computershare
Sally Beauty Holdings Legal Proxy
P.O. Box 43001
Providence, RI 02940-3001
Upon receipt of your confirmation of registration to participate in the meeting from Computershare, go to meetnow.global/MYL7YD6 to log into the meeting.
14. Q: What if I have trouble accessing the annual meeting virtually?
A: The virtual meeting platform is fully supported across browsers (MS Edge, Firefox, Chrome and Safari) and devices (desktops, laptops, tablets and cell phones) running the most up-to-date version of applicable software and plugins. Participants should ensure that they have a strong WiFi connection wherever they intend to participate in the meeting. We encourage you to access the meeting prior to the start time. For further assistance should you need it you may call 1-888-724-2416.
15. Q: Who pays the cost of this proxy solicitation?
A: The proxy accompanying this Proxy Statement is being solicited by our Board of Directors. We will bear the entire cost of this solicitation, including the preparation, assembly, printing, and mailing of this Proxy Statement, the proxy, and any additional information furnished to our stockholders. In addition to using the mail, proxies may be solicited by directors, executive officers, and other employees of the Company, in person or by telephone. No additional compensation will be paid to our directors, executive officers, or other employees for these services. We will also request banks, brokers, and other stockholders of record to forward proxy materials, at our expense, to the beneficial owners of our Common Stock. We have retained Alliance Advisors, LLC to assist us with the solicitation of proxies for an estimated fee of approximately $8,500, plus normal expenses not expected to exceed $5,000.
16. Q: What is “householding” and how does it affect me as a stockholder?
A: To reduce the expenses of delivering duplicate proxy materials, we may take advantage of the SEC’s “householding” rules that permit us to deliver only one set of proxy materials to stockholders who share an address, unless otherwise requested. If you share an address with another stockholder and have received only one set of proxy materials, you may request a separate copy of these materials at no cost to you by calling our Investor Relations department at (940) 898-7500, by email at investorrelations@sallybeautyholdings.com, or by written request to the Corporate Secretary, Sally Beauty Holdings, Inc., 3001 Colorado Boulevard, Denton, Texas 76210. For future annual meetings, you may request separate voting materials, or request that we send only one set of proxy materials to you if you are receiving multiple copies, by calling or writing to us at the phone number and address given above.
Stockholders of Record:    If you vote on the Internet at www.envisionreports.com/SBH, simply follow the prompts for enrolling in the electronic proxy delivery service.
Beneficial Owners:    If you hold your shares in a brokerage account, you also may have the opportunity to receive copies of these documents electronically. Please check the information provided in the proxy materials mailed to you by your bank or other holder of record regarding the availability of this service.
17. Q: How will stockholders know the outcome of the proposals considered at the annual meeting?
A: We will announce preliminary results at the annual meeting. We will report final results at http://investor.sallybeautyholdings.com and in a filing with the SEC on Form 8-K.
OTHER MATTERS
The Board of Directors knows of no other matters to be acted upon at the annual meeting, but if any matters properly come before the meeting that are not specifically set forth on the proxy card and in this Proxy Statement, it is intended that the persons voting the proxies will vote in accordance with their best judgments.

By Order of the Board of Directors,
Corporate Secretary
December 15, 2021

APPENDIX 1
SALLY BEAUTY HOLDINGS, INC. AND SUBSIDIARIES
NON-GAAP FINANCIAL NUMBERS RECONCILIATION
(In Millions - Unaudited)

FY18
FY19
FY20
FY21
Operating Income (as Reported GAAP)
$426.6
$458.5
$258.8
$418.4
Charges from Data Security Incidents
$7.9
Restructuring Charges
$33.6
$(0.7)
$14.0
$6.1
COVID-19
$21.6
$36.6
Adjusted Operating Income (non-GAAP)
$468
$458
$294
$461

Your vote matters – here’s how to vote! You may vote online or by phone instead of mailing this card. Online Go to www.envisionreports.com/SBH or scan the QR code — login details are located in the shaded bar below. Phone Call toll free 1-800-652-VOTE (8683) within the USA, US territories and Canada Save paper, time and money! Sign up for electronic delivery at www.envisionreports.com/SBH Using a black ink pen, mark your votes with an X as shown in this example. Please do not write outside the designated areas. Annual Meeting Proxy Card IF VOTING BY MAIL, SIGN, DETACH AND RETURN THE BOTTOM PORTION IN THE ENCLOSED ENVELOPE. A Proposals — The Board of Directors recommends a vote FOR all nominees listed in Proposal 1, FOR Proposal 2 and FOR Proposal 3. 1. Election of Directors: 01—Marshall E. Eisenberg 04—James M. Head 07—John A. Miller 10—Edward W. Rabin For Against Abstain 02—Diana S. Ferguson 05—Linda Heasley 08—Erin Nealy Cox 03—Dorlisa K. Flur 06—Robert R. McMaster 09—Denise Paulonis 2. Approval of the compensation of the Corporation’s executive officers including the Corporation’s compensation practices and principles and their implementation. 3. Ratification of the selection of KPMG LLP as the Corporation’s independent registered public accounting firm for the fiscal year 2022. B Authorized Signatures — This section must be completed for your vote to be counted. — Date and Sign Below Note: Please sign exactly as name appears hereon. Joint owners should each sign. When signing as attorney, executor, administrator, trustee, or guardian, please give full title as such. Date (mm/dd/yyyy) — Please print date below. Signature 1 — Please keep signature within the box. Signature 2 — Please keep signature within the box.

The Annual Meeting of Stockholders of Sally Beauty Holdings, Inc. will be held on Thursday, January 27, 2022 at 9:00 A.M. Central Time, virtually via the internet at meetnow.global/MYL7YD6. To access the virtual meeting, you must have the information that is printed in the shaded bar located on the reverse side of this form. YOUR VOTE IS IMPORTANT Whether or not you plan to attend the Annual Meeting virtually, please promptly vote over the Internet, by telephone, or by mailing in the proxy card. Voting by any of these methods will ensure your representation at the Annual Meeting if you choose not to attend virtually. Voting early will not prevent you from voting during the virtual Annual Meeting if you wish to do so. Your proxy is revocable in accordance with the procedures set forth in the Proxy Statement. Small steps make an impact. Help the environment by consenting to receive electronic delivery, sign up at www.envisionreports.com/SBH IF VOTING BY MAIL, SIGN, DETACH AND RETURN THE BOTTOM PORTION IN THE ENCLOSED ENVELOPE. Proxy — Sally Beauty Holdings, Inc. This Proxy is Solicited on Behalf of the Board of Directors of Sally Beauty Holdings, Inc. The undersigned hereby appoints John Henrich and Marlo Cormier, or either of them, proxies, each with full power of substitution, to vote the shares of the undersigned at the Annual Meeting of Stockholders of Sally Beauty Holdings, Inc. on January 27, 2022, or any adjournments thereof, upon all matters as may properly come before the meeting. Without otherwise limiting the foregoing general authorization, the proxies are instructed to vote as indicated herein. You are encouraged to specify your choices by marking the appropriate boxes, SEE REVERSE SIDE. You need not mark any boxes if you wish to vote in accordance with the Board of Directors’ recommendations in the Proxy Statement FOR all nominees for election of directors in Proposal 1, FOR Proposal 2 and FOR Proposal 3. If any other matters properly come before the meeting that are not specifically set forth on the proxy card and in the Proxy Statement, it is intended that the persons voting the proxies will vote in accordance with their best judgments. The proxies cannot vote your shares unless you sign and return this card or vote electronically over the Internet or via the toll-free number. Please mark, sign and date on the reverse side. C Non-Voting Items Change of Address — Please print new address below.